As filed with the U.S. Securities and Exchange Commission on June 21, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PhaseRx, Inc.
(Exact name of registrant as specified in its charter)
Delaware	2834	20-4690620
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
410 W. Harrison Street, Suite 300
Seattle, WA 98119
(206) 805-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert W. Overell, Ph.D.
President and Chief Executive Officer
PhaseRx, Inc.
410 W. Harrison Street, Suite 300
Seattle, WA 98119
(206) 805-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Tel. (212) 659-7300 Fax (212) 884-8234	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-5000
Approximate date of commencement of proposed sale to the public:   As soon as practicable after the registration statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
Warrants to purchase Common Stock
Common Stock issuable upon exercise of warrants to purchase Common Stock
Series A Convertible Preferred Stock, par value $0.0001 per share
Common Stock, par value $0.0001 per share, issuable upon the conversion of the Series A Convertible Preferred Stock
Placement agent’s warrants(3)
Common Stock issuable upon exercise of placement agent’s warrants(4)
Total	$15,000,000	$1,738.50
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(4)
Represents warrants to purchase a number of shares of common stock equal to 8.0% of the offering gross proceeds raised in this offering divided by the offering price, assuming a per share exercise price equal to 125% of the offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 21, 2017
Up to                 of
Common Stock,
Warrants to Purchase Common Stock
(     Shares of Common Stock Underlying the Warrants)
and
Series A Convertible Preferred Stock
(     Shares of Common Stock Underlying the Series A Convertible Preferred Stock)
We are offering up to                          of common stock, together with warrants to purchase up to             shares of common stock (and the shares of common stock issuable from time to time upon exercise of the warrants) at a combined purchase price of  $     per share of common stock and accompanying warrant pursuant to this prospectus. The shares and warrants will be separately issued but will be purchased together in this offering. Each warrant will have an exercise price of  $     per share, will be exercisable upon issuance and will expire                 from the date on which such warrants were issued.
We are also offering to those purchasers, whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock following the consummation of this offering, the opportunity to purchase, if they so choose, in lieu of the shares of our common stock that would result in ownership in excess of 4.99%, shares of Series A Convertible Preferred Stock (the “Preferred Stock”) (and the shares of common stock issuable from time to time upon conversion of the Preferred Stock), convertible at any time at the holder’s option into a number of shares of common stock equal to $     divided by the combined offering price per share of common stock and warrant (the “Conversion Price”), at an offering price of  $     per share of Preferred Stock. Each share of Preferred Stock is being sold together with the same warrants described above being sold with each share of common stock. For each share of Preferred Stock purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock being sold in the offering by     .
Assuming we sell all                 of common stock and warrants to purchase common stock (and no Preferred Stock) being offered in this offering at an offering price of  $     , the last reported sale price of our common stock on            , 2017, we would issue in this offering an aggregate of      shares of our common stock and warrants to purchase      shares of our common stock. The actual combined offering price per share of common stock and the accompanying warrant will be determined between us and the placement agent based on market conditions at the time of pricing, and the effective per share price of the common stock may be at a discount to the current market price of our common stock.
Our common stock is listed on The NASDAQ Capital Market under the symbol “PZRX”. On June 20, 2017, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.01 per share. The warrants and any shares of Preferred Stock that we issue are not and will not be listed for trading on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”
You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in our securities.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Warrant	Per Share of Preferred Stock and Warrants	Total
Offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)
We have also agreed to issue the placement agent warrants to purchase a number of shares of common stock equal to 8.0% of the offering gross proceeds raised in this offering divided by the offering price per share of common stock and associated warrant, at an exercise price equal to 125% of the offering price per share of common stock and associated warrant, and to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of  $35,000 and reimbursement for legal fees and expenses of the placement agent in the amount of up to $100,000. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page 104.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering and to use its “best efforts” to solicit offers to purchase the securities being offered pursuant to this prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. In addition, because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” for more information. The offering will be terminated by October 15, 2017, and may not be extended.
We expect to deliver the shares and the warrants being offered pursuant to this prospectus on or about            , 2017.
H.C. Wainwright & Co.
The date of this prospectus is            , 2017.

Neither we nor the placement agent have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of securities covered by this prospectus means that the information contained in or incorporated by reference in this prospectus or in any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.
Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”
This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and the financial statements and related notes incorporated by reference into this prospectus before making an investment decision.
Unless the context provides otherwise, all references in this prospectus to “PhaseRx,” “we,” “us,” “our,” the “Company,” or similar terms, refer to PhaseRx, Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.
Overview
We are a biopharmaceutical company developing a portfolio of products for the treatment of inherited enzyme deficiencies in the liver using intracellular enzyme replacement therapy, or i-ERT. Our lead compound, PRX-OTC, to treat ornithine transcarbamylase deficiency, or OTCD, one of the urea cycle disorders, is in preclinical development and is expected to generate safety and clinical efficacy data in 2018. We are not aware of any other enzyme replacement therapies for intracellular enzyme deficiencies currently being marketed for inherited enzyme deficiencies in the liver and believe that the commercial potential for i-ERT remains untapped and is similar in size to the $4.8 billion worldwide market for conventional enzyme replacement therapy, or ERT, which includes drugs such as Cerezyme®. Our i-ERT approach is enabled by our proprietary Hybrid messenger RNA, or Hybrid mRNA Technology™ platform, which allows synthesis of the missing enzyme inside the cell. Our initial product portfolio targets the three urea cycle disorders: OTCD; argininosuccinate lyase deficiency, or ASL deficiency, and argininosuccinate synthetase deficiency, or ASS1 deficiency. We have preclinical proofs of concept for the treatment of OTCD and ASL deficiency which show significant reductions in the level of blood ammonia, which we believe is an approvable endpoint by the Food and Drug Administration, or the FDA, for the demonstration of efficacy in human clinical trials for the treatment of urea cycle disorders. To our knowledge, there are no ERT products on the market to treat these diseases, because the urea cycle reaction occurs inside the cell and is inaccessible to the administered enzyme. In contrast, we expect delivery of the missing enzyme using i-ERT with our Hybrid mRNA Technology to be a promising approach to treat these patients. Beyond the urea cycle disorders, we believe there are a significant number of inherited disorders of metabolism in the liver that are candidates for our therapeutic approach and that our Hybrid mRNA Technology can be adapted to develop mRNA therapeutics for the treatment of other inherited liver disorders using our platform.
Our i-ERT approach is accomplished by delivering normal copies of the mRNA that make the missing enzyme inside the liver cell, thereby enabling proper physiological function and correcting the disease. A key challenge with mRNA therapeutics historically has been their satisfactory delivery into the patients’ cells. We believe that our Hybrid mRNA Technology addresses these difficulties and enables synthesis of the desired protein in the hepatocyte, which is the chief functional cell type in the liver harboring the metabolic cycles that need to be corrected in metabolic liver diseases. We believe our technology is superior to alternative technologies because, based upon peer-reviewed journal articles and presentations of our competitors and our internal preclinical studies, it results in high-level synthesis of the desired protein in the hepatocyte, is well tolerated in multiple species and can be repeat-dosed without loss of effectiveness, thus enabling treatment of chronic conditions.
We are focused on inherited, single-gene disorders of metabolism in the liver that result in deficiency of an intracellular enzyme and thus have been unable to be treated with conventional ERT. Some inherited orphan liver diseases, such as the lysosomal storage disorders, can be successfully treated with conventional ERT. However, this approach does not work for many of the inherited orphan liver diseases, including the urea cycle disorders, because the missing enzyme is inside the cell, and the administered enzyme is unable to get inside the target cell where it is needed to be therapeutically active. Our approach is to deliver mRNA encoding the missing enzyme into the cell using our Hybrid mRNA Technology, such that the mRNA makes the missing enzyme inside the cell, restores the intracellular enzyme function and corrects the disease.
As noted above, our initial focus is on urea cycle disorders, which are a group of rare genetic diseases generally characterized by the body’s inability to remove ammonia from the blood. The urea cycle consists of several enzymes, including OTC, ASL and ASS1. Since the urea cycle reactions occur inside the cell, conventional ERT does not work as a treatment for these disorders. Urea cycle disorders are caused by a genetic mutation that results in a deficiency of one of the enzymes of the urea cycle that is responsible for removing ammonia from the bloodstream, causing elevated levels of ammonia in the blood. The elevated ammonia then reaches the brain through the circulation, where it causes cumulative and permanent neurological damage, and can result in coma and death. Currently marketed ammonia scavengers such as Ravicti® (glycerol phenylbutyrate) and Buphenyl® (sodium phenylbutyrate) remove some of the excess ammonia but do not alter the underlying disease mechanism, therefore, liver transplant is the only currently available cure for urea cycle disorders. Our goal is to treat the urea cycle disorders by intravenous delivery of mRNA that makes the relevant missing urea cycle enzyme inside the cell, thus reinstating control of blood ammonia. We believe that anticipated improvements in newborn screening and the availability of corrective therapy will lead to improved diagnosis and survival rates among patients with urea cycle disorders.
We have three therapeutic urea cycle disorder programs under development: PRX-OTC to treat OTCD, PRX-ASL to treat ASL deficiency and PRX-ASS1 to treat ASS1 deficiency. Preclinical efficacy has been established for PRX-OTC with two biological measures, including normalization of the level of ammonia in the blood. In June 2016, we selected PRX-OTC as our lead product candidate and demonstrated preclinical proof of concept for the treatment of a second product candidate, PRX-ASL. In 2016, we initiated scale up of the manufacturing of PRX-OTC, and in November 2016, we announced positive safety results from our single escalating dose response study in non-human primates using our Hybrid mRNA Technology. In November 2016, PRX-OTC received orphan drug designation from the FDA. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission. We have received feedback on our PRX-OTC development program from both the FDA and the European Medicines Agency, or the EMA. We intend to initiate Investigational New Drug-enabling, or IND-enabling, studies in the second half of 2017, and plan to start manufacturing clinical supplies of the lead urea cycle disorder product candidate consistent with current Good Manufacturing Practices, or cGMP, in 2018. We plan to file an IND application for PRX-OTC with the FDA in 2018, conduct Phase 2a/2b single- and repeat-dose clinical proof of concept studies in OTCD patients that are expected to generate Phase 2a safety and efficacy data, including measurement of reduction in blood ammonia in the second half of 2018 and Phase 2b (repeat-dose) safety and efficacy data in the first half of 2019.
We are engaged in discussions with a number of prospective biopharmaceutical companies regarding partnership opportunities focused on our product pipeline, the use of our Hybrid mRNA Technology for the delivery of potential partners’ mRNAs and the use of Hybrid mRNA Technology for in vivo gene editing. In vivo gene editing is a type of genetic engineering in which DNA is inserted, deleted or replaced in the genome of an organism using proteins called nucleases. Gene editing requires the delivery of mRNA and/or DNA into cells, which can be accomplished by several methods, the two most common of which are using engineered viruses as gene delivery vehicles, or viral vectors, and those that use naked DNA/RNA or DNA/RNA complexes, or non-viral methods. Gene editing companies are interested in our Hybrid mRNA Technology for its potential to express nucleases-encoding mRNAs in the hepatocyte, providing a non-viral delivery platform for in vivo gene editing, ultimately correcting the genetic defects in the liver of patients. We believe that our approach offers advantages over viral vectors for in vivo gene editing, which can persist in the patient over the long term, and thus may cause continued modification of the genome after the intended change to the desired gene has been made. If successful, we believe that our technology would enable genes to be added, repaired or deleted in a patient’s hepatocytes for therapeutic benefit. To date, we have not entered into any partnerships or collaborations for our current product candidates.

Our pipeline includes our most advanced mRNA therapeutic program for the treatment of OTCD, for which we have shown preclinical proof of concept, our program for ASL deficiency, which we have also demonstrated preclinical proof of concept and is under development, and our program of ASS1 deficiency, which is also under development, each as summarized in the table below:
Our Strategy
Our strategy is to use our proprietary Hybrid mRNA Technology to develop mRNA therapeutics for the treatment of orphan liver diseases. We believe that our focus on urea cycle disorders maximizes the leverage of our know-how and proprietary technology and allows us to build value through our programs by moving them forward into development in a cost-efficient manner with the goal of promptly delivering safe and effective therapies to urea cycle disorder patients in need of effective treatment.
Our business strategy includes the following:
•
Rapidly develop a portfolio of mRNA therapeutics to treat orphan liver diseases that are intractable to ERT, with initial focus on the urea cycle disorders.   In June 2016, we selected PRX-OTC as our lead product candidate and demonstrated preclinical proof of concept for the treatment of a second product candidate, PRX-ASL. In November 2016, we announced positive safety results from our single escalating dose response study in non-human primates using our Hybrid mRNA Technology. In November 2016, PRX-OTC received orphan drug designation from the FDA. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission. We intend to initiate IND-enabling studies and file an IND application for PRX-OTC with the FDA in 2018 and expect to generate clinical proof of concept in urea cycle disorder patients in the second half of 2018.

•
Leverage our Hybrid mRNA Technology across a broad range of additional orphan liver diseases.   There are many other orphan liver diseases beyond the urea cycle disorders that we believe would be good candidates for mRNA replacement therapy. Given that the delivery system will be the same across the programs, once the Hybrid mRNA Technology is successful with one mRNA and orphan liver disease, we anticipate that the costs and risks associated with developing new mRNA therapeutics for other orphan liver diseases will be relatively low.

•
Pursue and form strategic collaborations that leverage our Hybrid mRNA Technology.   We are engaged in discussions with potential partners for developing mRNA programs in various disease indications. We intend to pursue partnerships in order to accelerate the development and maximize the market potential of our Hybrid mRNA Technology platform. In particular, we intend to partner with larger biopharmaceutical companies that possess market know-how and marketing capabilities to complete the development and commercialization of mRNA therapeutics. Our Hybrid mRNA Technology also enables us to deliver nuclease-encoding mRNAs to the liver. The combination of our Hybrid mRNA Technology and gene editing technology has the potential to enable in vivo gene editing, to either add or delete gene function in humans, which, if successful, could have a variety of important potential medical applications. For example, deleting gene function could be used for lowering cholesterol, and adding gene function could be used to correct certain types of hemophilia.
Our Competitive Strengths
With our proprietary Hybrid mRNA Technology, intellectual property portfolio and experienced management team, we believe we are well positioned to advance our development candidates and partner our technology platform to expand future development and commercial opportunities. Although our technology is at a preclinical stage of development and will require substantial resources and clinical and regulatory validation of efficacy, we believe that our delivery technology will provide opportunities to create value with therapeutic mRNAs for the treatment of orphan liver diseases in a cost-effective way.
We believe that our competitive strengths include:
•
Specific production of desired proteins in hepatocytes.   Based on the internal preclinical studies we have conducted, the Hybrid mRNA Technology enables protein production specifically in hepatocytes in the liver with minimal impact in other major organs and tissues. This outcome is accomplished by attaching the hepatocyte-specific targeting ligand molecule N-acetyl galactosamine, or GalNAc, to the polymer used in our Hybrid mRNA Technology, which results in hepatocyte-specific expression of the desired protein. GalNAc targeting of mRNA expression is a notable aspect of our technology and we are not aware of any competitor that is using GalNAc to target expression of mRNA therapeutics. This specificity limits off-target effects that may occur by producing proteins in tissues outside the liver.

•
Ability to repeat dose.   Our preclinical data shows that the Hybrid mRNA Technology enables repeat dosing at therapeutically efficacious doses without loss of protein production. This ability enables treatment of chronic indications that require multi-dose treatment regimens.

•
Our delivery system is well-tolerated in multiple species.   In our preclinical studies, the Hybrid mRNA Technology has been tested in mice, rats and non-human primates. In all species tested, the delivery formulation was well-tolerated, as demonstrated by minimal or no induction of a variety of immune inflammatory cytokines (inter-cellular signaling chemicals primarily involved in immune-inflammatory mechanisms). Moreover, at doses well above those needed for a therapeutic effect, liver transaminase levels, a measure of liver damage, remained within normal ranges in mice. This ability to dose at high mRNA levels in combination with the ability to multi-dose without loss of expression upon subsequent dosing represents one of the significant strengths of the Hybrid mRNA Technology.

•
Potential for rapid development of follow-on products with unusually low cost and risk.   There are many single-gene inherited metabolic disorders of the liver which may be candidates for our mRNA therapeutic approach. Once proof of concept has been established for one orphan liver disease with the Hybrid mRNA Technology, we believe that the same delivery platform may be used to deliver many different mRNAs. Because our delivery technology platform is largely complete and the sequence of all mRNAs is widely known and in public domain, once we successfully develop an mRNA therapeutic for one of the single-gene inherited metabolic disorders of the liver, we believe that development of an mRNA therapeutic targeting other single-gene inherited metabolic disorders of the liver can be made in a significantly shorter amount of time and at less cost relative to a conventional drug discovery process, which generally takes several years to discover new drugs. In addition, we believe that the precise specificity of mRNA for its target minimizes off-target risks associated with conventional drug development, which we believe will contribute to lower cost and risks. For these reasons, while not mitigating potential future regulatory or clinical risks, and not shortening regulatory or clinical timelines for drug approval, we believe our approach can lead to the generation of new drugs more rapidly and with lower risk compared to conventional drug development.

•
Ability to develop high-barrier to entry products.   Due to our propriety know-how in nucleic acid therapeutics and their delivery, we expect to develop high barrier to entry therapeutics which we believe will result in our products being subject to relatively less competition in the market.

•
Experienced team.   Our management team has an extensive track record and experience in the research, development and delivery of RNA therapeutics. Our management team has over 50 years of combined experience in RNA delivery technologies and RNA therapeutics, and our team is well placed to further develop the Hybrid mRNA Technology for orphan liver disease therapeutics and for gene editing applications.

•
Patent protection for our Hybrid mRNA Technology.   In order to protect our innovations, we have aggressively built upon our extensive and enabling intellectual property estate worldwide. Our portfolio of patents and patent applications includes multiple families and is primarily focused on synthetic polymers and related compositions, the use of polymer and polymer-lipid nanoparticle, or LNP compositions for delivery of mRNA and other therapeutic agents, including the use of polymer-LNP compositions in our core platform technology, and methods for treating protein deficiency diseases such as orphan diseases characterized by single-gene metabolic defects in the liver, including OTCD. As of June 20, 2017, we own or have in-licensed 17 issued U.S. patents, 26 issued foreign patents, and over 15 pending U.S. and foreign patent applications.

While future manufacturing, regulatory and clinical challenges have not yet been fully addressed by us, our Hybrid mRNA Technology has proven highly effective in internal preclinical testing. However, to date, none of these preclinical studies involved human subjects. As such, there can be no assurance that we will achieve the same results upon the commencement of human clinical trials. Should we fail to achieve similar results in human clinical trials, it could result in a material adverse effect on our business and operations. Establishing the efficacy of our technology in human subjects will require substantial funds and could take multiple years. In addition, our successful development is subject to many risks, both known and unknown that may impede our ability to ever bring this technology to market or to generate revenue. See “Risk Factors” beginning on page 11.
The main competitive technologies to provide treatment for our target diseases are adeno-associated virus, or AAV vectors, and mRNA delivery using conventional LNPs. AAV vectors offer the potential of longer-term correction of the liver disease by gene therapy, and Dimension Therapeutics, Inc. announced they had an open IND with the FDA for AAV gene therapies targeting OTCD in December of 2016. These vectors are in clinical development to treat orphan liver diseases such as hemophilia. However, triggering of multiple types of immune response to the virus represents a major challenge facing development of these viral vectors and can make repeat dosing ineffective. If the therapy wanes over time, or if the cells targeted by a first AAV treatment turnover or die, then a repeat administration may be ineffective. AAV administration has also resulted in immune-mediated hepatitis, which is typically treated with steroids. However, for urea cycle disorders, there is a warning against using steroids according to the Buphenyl package insert. mRNAs may also be delivered by conventional LNPs. While LNPs are effective in delivering mRNA cargo into the liver, and hence, if successfully developed, could become a significant competitive technology for us, LNPs generally contain fusogenic lipids that can activate the innate immune system and result in dose-limiting toxicities.
Achievement of Milestones
In 2016, we selected PRX-OTC as our lead product candidate and demonstrated preclinical proof of concept for the treatment of a second product candidate, PRX-ASL, which further established the breadth of our Hybrid mRNA Technology. We also recently tested our Hybrid mRNA Technology’s ability to deliver mRNA in a large animal tolerability study with non-human primates. Since there is no large animal model of OTCD, we used human erythropoietin, or hEPO, as a surrogate reporter mRNA, formulated with the same delivery components as PRX-OTC. We believe that the dose responsive increase in hEPO expression, the increase in the hematocrit levels, which indicates higher production of red blood cells promoted by hEPO, and the safety and tolerability profile observed in the study lay the foundation for further preclinical and clinical development of PRX-OTC.

EVENT	Completion
Proof of Concept in Second Disease Model	2Q 2016 – Achieved
Declare Lead Development Candidate	2Q 2016 – Achieved
Large Animal Tolerability Study	4Q 2016 – Achieved
Additionally, in November 2016, PRX-OTC received orphan drug designation from the FDA. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission. We have received feedback on our PRX-OTC development program from both the FDA and the EMA.
Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 11 before making a decision to invest in our securities. The following is a summary of some of the principal risks we face:
•
We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

•
As of March 31, 2017, we had an accumulated deficit of  $73.7 million. In addition, because of our recurring operating losses and negative cash flows from operations, there is substantial doubt regarding our ability to continue as a going concern.

•
We are dependent on technologies we have licensed and we may need to license in the future, and if we fail to obtain licenses we need, or fail to comply with our payment obligations in the agreements under which we in-license intellectual property and other rights from third parties, we could lose our ability to develop our product candidates.

•
We will require substantial additional funding to bring our planned products through clinical trials, regulatory approval, manufacturing and marketing and to become profitable. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate our product development efforts or other operations.

•
If we are unable to adequately protect our proprietary technology from legal challenges, infringement or alternative technologies, our competitive position may be hurt and our operating results may be negatively impacted.

•
We may be subject to claims of infringement of third-party intellectual property rights, which could harm our business.

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The Hybrid mRNA Technology has not previously been tested beyond our preclinical studies, and mRNA-based drug development is unproven and may never lead to marketable products.

•
As all of our programs are in preclinical studies or early stage research, we cannot predict how these results will translate into the results in humans, nor can we be certain that any of our product candidates will receive regulatory approval or be commercialized. If we are unable to receive regulatory approval or commercialize our product candidates, our business will be adversely affected.

•
The development of our product candidates including clinical trials utilizing our technologies will be expensive and time-consuming, and if the development of our product candidates does not produce favorable results or commencement or completion of clinical trials are delayed, we and our potential collaborators may be unable to commercialize these products.

•
We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability.

•
We believe that one of our opportunities is to partner with gene editing companies, but gene editing technology is relatively new, and if we are unable to use our technology in gene editing applications, our revenue opportunities from such partnerships will be limited.

•
We may become dependent on our collaborative arrangements with third parties for a substantial portion of our revenue, and our development and commercialization activities may be delayed or reduced if we fail to initiate, negotiate or maintain successful collaborative arrangements.

•
We license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected.

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Even if we are successful in developing and commercializing a product candidate, it is possible that the commercial opportunity for mRNA-based therapeutics will be limited.

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The biotechnology and pharmaceutical industries are intensely competitive. If we are unable to compete effectively with existing drugs, new treatment methods and new technologies, we may be unable to commercialize successfully any drugs that we develop.

Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus;

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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering, or December 31, 2021. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” before the end of such five-year period.
We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.
To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the ability to provide only two years of audited financial statements, instead of three years.
Company Information
We were incorporated on March 9, 2006, as a Delaware corporation. Our principal executive office is located at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119. Our telephone number is 206-805-6300. Our website address is www.phaserx.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

THE OFFERING
Securities offered by us
Up to        shares of our common stock.
Warrants to purchase        shares of our common stock.
Up to        shares of Preferred Stock, convertible into an aggregate of shares of common stock, subject to certain adjustments. For each share of Preferred Stock purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock being sold in the offering by  .
This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants and conversion of the Preferred Stock.
Warrants
The warrants will be exercisable at an initial exercise price of $       per share. The warrants are exercisable at any time for a period of                 from the date on which such warrants were issued.
Conversion
Each share of Preferred Stock is convertible into a number of shares of our common stock equal to $   by the Conversion Price (subject to adjustment as provided in the related designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. For additional information, see “Description of Our Capital Stock — Series A Convertible Preferred Stock Being Issued in this Offering” on page 97 of this prospectus.
Liquidation Preference
In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to any beneficial ownership limitation), subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.
Voting Rights
The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.
Dividends
The holders of our Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis, without giving effect for such purposes to any beneficial ownership limitation) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors. Our loan and security agreement with Hercules Technology III, L.P. (“Hercules”) as lender, and Hercules Capital, Inc., in its capacity as administrative agent for itself and the lender, dated June 7, 2016, prohibits us from declaring or paying cash dividends or making cash distributions on any class of our capital stock.
Common stock outstanding immediately before this offering
                shares
Common stock outstanding immediately after this offering
          shares (assuming that we sell all securities offered pursuant to this prospectus and assuming conversion of all shares of Preferred Stock but no exercise of the warrants issued in the offering).(1)
Use of Proceeds
We estimate that the net proceeds from the sale of our securities in this offering will be approximately $      , based on an assumed combined offering price of  $       per share of common stock and the accompanying warrant (the last reported sale price of our common stock on The NASDAQ Capital Market on       ), and after deducting estimated placement agent fees and estimated offering expenses payable by us. The actual combined offering price per share of common stock and the accompanying warrant will be determined between us and the placement agent based on market conditions at the time of pricing, and the effective per share price of the common stock may be at a discount to the current market price of our common stock.
We currently expect to use the net proceeds from this offering as follows:
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approximately $5.7 million to scale up the manufacturing of PRX-OTC, our lead urea cycle disorder product candidate;

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approximately $1.5 million to conduct preclinical activities including toxicology studies;

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approximately $1.9 million to build clinical operation infrastructure and to use in clinical expenses; and

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to pay our monthly payment obligations under our loan and security agreement with Hercules, dated June 7, 2016, under which we are required to make monthly payments of interest in the amount of approximately $50,000 until June 2017 and monthly payments of interest and principal in the amount of approximately $226,000 per month from July 2017 until the loan matures.

We will use the balance of the net proceeds for general corporate purposes, including working capital requirements.
For additional information please refer to the section entitled “Use of Proceeds” on page 44 of this prospectus
Dividend Policy
We have not declared or paid any cash or other dividends on our capital stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. In addition, our loan and security agreement with Hercules prohibits us from declaring or paying cash dividends or making cash distributions on any class of our capital stock. See “Dividend Policy” on page 47.
Risk Factors
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.
NASDAQ Capital Market symbol
PZRX. We do not intend to apply for listing of the warrants or the Preferred Stock on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. There is no established trading market for the warrants or the Preferred Stock. We do not expect any such trading market to develop for the warrants or the Preferred Stock. Without an active trading market, the liquidity of the warrants and Preferred Stock will be limited.

(1)
Based on an assumed offering price of  $       per share of Preferred Stock and warrants and an assumed Conversion Price of  $      .

The number of shares of our common stock to be outstanding immediately after this offering is based on 11,690,329 shares of our common stock outstanding as of March 31, 2017, and excludes the following:
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1,963,473 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of  $2.44 per share;

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77,133 shares of our common stock issuable upon exercise of outstanding warrants with weighted average exercise price of  $5.54 per share;

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837,781 shares of our common stock reserved for future issuance under the PhaseRx, Inc. 2016 Long-Term Incentive Plan, as amended, or the 2016 Plan, which contains provisions that may increase its share reserve each year;

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            shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of  $     per share; and

•
            shares of common stock issuable upon the exercise of warrants to be issued to the placement agent in this offering at an exercise price of  $     per share.

Unless indicated otherwise, all information in this prospectus assumes no exercise of options or the warrants described above after March 31, 2017, no exercise of warrants to purchase our common stock to be issued in this offering, no exercise of the warrants to purchase our common stock to be issued to the placement agent in connection with this offering, and the shares of Preferred Stock sold in this offering, if any, have converted into              shares of common stock.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our securities. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment.
Risks Relating to Our Financial Condition and Capital Requirements
We are a development-stage company and have a limited operating history on which to assess our business, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.
We are a development-stage biotechnology company with a limited operating history. Our business does not generate the cash necessary to finance our operations. We incurred net losses of approximately $20.1 million in 2016 and $7.4 million in 2015. We incurred net losses of approximately $4.1 million and $2.2 million during the three months ended March 31, 2017 and 2016, respectively. As of March 31, 2017, we had an accumulated deficit of  $73.7 million.
We have devoted substantially all of our financial resources to identify, acquire, license and develop our technology and product candidates, including conducting early stage research and preclinical studies, paying interest payments of our term loan and providing general and administrative support for these operations. To date, we have financed our operations primarily through the sale of debt and equity securities. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations or grants. Biopharmaceutical product development, which includes research and development, preclinical studies and human clinical trials, is a time-consuming, expensive and highly speculative process that takes years to complete and involves a substantial degree of risk. Our product candidates are in the early stages of preclinical development. We have established a preclinical proof of concept for two of our product candidates, and it may be several years, if ever, before we have a product candidate approved for commercialization. Even if we obtain regulatory approval to market a product candidate, our future revenue will depend upon the size of any markets in which our product candidates may receive approval, and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for our product candidates in those markets.
We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We will require significant additional capital to:
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continue our research and preclinical and clinical development of our product candidates;

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expand the scope of our current preclinical studies for our product candidates;

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advance our programs into more expensive clinical studies;

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initiate additional preclinical, clinical or other studies for our product candidates;

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obtain, change or add additional manufacturers or suppliers;

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seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;

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establish a sales, marketing, and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

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seek to identify, assess, acquire, license, and/or develop other product candidates;

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make milestone or other payments under any license agreements;

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seek to maintain, protect, and expand our intellectual property portfolio;

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seek to attract and retain skilled personnel;

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make interest and principal payments on our term loan;

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create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts; and

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address any delays or issues with any of the above, including but not limited to failed studies, complex results, safety issues or other regulatory challenges that require longer follow-up of existing studies, additional major studies or additional supportive studies in order to pursue marketing approval.

Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. If we fail to achieve or maintain profitability, it would adversely affect the value of our common stock.
We are dependent on technologies we have licensed and we may need to license in the future, and if we fail to obtain licenses we need, or fail to comply with our payment obligations in the agreements under which we in-license intellectual property and other rights from third parties, we could lose our ability to develop our product candidates.
We currently are dependent on licenses from third parties for certain of our key technologies relating to mRNA delivery, including the licenses from the University of Washington, or UW, and the Commonwealth Scientific and Industrial Research Organisation, or CSIRO. Under the license agreement with UW, we are required pay all ongoing patent expenses. In addition, we are required to pay UW an annual license maintenance fee, certain milestone payments, and, following regulatory approval from the FDA to market licensed therapeutic products, royalty payments. Under the license agreement with CSIRO, we are required to pay annual royalties and product based royalties. No assurance can be given that we will generate sufficient revenue or raise additional financing to meet our payment obligations in the license agreements with UW or CSIRO or other license agreements we enter into with third parties in the future. Any failure to make the payments required by the license agreements may permit the licensor to terminate the license. If we were to lose or otherwise be unable to maintain these licenses, it would halt our ability to develop our product candidates, which would have an immediate material adverse effect on our business.
We have never generated any revenue from product sales and may never be profitable.
We have experienced significant operating losses since inception. We have no products approved for commercialization and have never generated any revenue from product sales. We are currently developing products based on delivery of mRNAs to correct genetic metabolic defects in the liver. The process of developing such products requires significant research and development efforts, including basic research, preclinical and clinical development, and regulatory approval. These activities, together with our general and administrative expenses, have resulted in operating losses in the past, and there can be no assurance that we can achieve profitability in the future. Our ability to achieve profitability depends on our ability to develop product candidates, conduct preclinical development and clinical trials, obtain necessary regulatory approvals and manufacture, distribute, market and sell our therapeutics. We cannot assure you of the success of any of these activities or predict if or when we will ever become profitable.
We require substantial additional funding to bring our planned products through clinical trials, regulatory approval, manufacturing and marketing and to become profitable. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate our product development efforts or other operations.
We are currently advancing our mRNA therapeutic candidates through preclinical development. Developing our product candidates is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies.
As of March 31, 2017, we had cash, cash equivalents and marketable securities of  $11.9 million. Based upon our current expectations, we believe that our currently available cash, cash equivalents and marketable securities will be sufficient to meet our anticipated expenditures until March 31, 2018. However, we cannot assure you that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate, and we expect that we will require substantial additional capital, whether through the sale of equity or debt securities, entry into strategic partnerships, establishment of other funding facilities, asset sales or other means, in order to continue the research and development and conduct significant preclinical and clinical activities for our lead mRNA product candidates and to support our other ongoing activities.
Our future funding requirements will depend on many factors, including but not limited to:
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the scope, rate of progress, results and cost of our clinical studies, preclinical testing, and other related activities;

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the cost of manufacturing clinical supplies, and establishing commercial supplies of our product candidates and any products that we may develop;

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the number and characteristics of product candidates that we pursue;

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competing technological developments;

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our proprietary patent position, if any, in our products;

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the regulatory approval process for our products;

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the cost and timing of establishing sales, marketing, and distribution capabilities; and

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the terms and timing of any collaborative, licensing, and other arrangements that we may establish, including any required milestone and royalty payments thereunder.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness could result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell, or license intellectual property rights, and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results, and prospects.
If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition, and results of operations.
Our financial statements for the three months ended March 31, 2017, state that certain factors raise substantial doubt as to our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.
Because we have had recurring losses and negative cash flows from operating activities and have significant future commitments, substantial doubt exists regarding our ability to continue as a going concern. Such doubts regarding our ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all.

Risks Related to our Reliance on Third Parties
We are dependent on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed.
We currently are dependent on licenses from third parties for certain of our key technologies relating to mRNA delivery, including the licenses from UW and CSIRO. Our current licenses impose, and any future licenses we enter into are likely to impose, various development, funding, royalty, diligence, sublicensing, insurance and other obligations on us. For example, the Hybrid mRNA Technology we anticipate utilizing in developing our product candidates is based upon a multi-component nanoparticle delivery system that includes our SMARTT Polymer Technology®, which uses novel synthetic polymers we developed pursuant to an exclusive license from UW. UW may terminate the license upon delivery of a written notice of termination if we breach or fail to perform one or more of our duties under the license agreement or if we become insolvent. If our license with respect to any of these technologies is terminated for any reason, the development of the products contemplated by the licenses would be delayed, or suspended altogether, while we seek to license similar technology or develop new non-infringing technology. We may need to obtain rights to additional intellectual property, and the costs of obtaining new licenses may be high, or licenses may be unavailable. If our existing licenses are terminated, the development of the products contemplated by the licenses, including the product candidates for urea cycle disorders we are currently developing, would be delayed or terminated and we may not be able to negotiate additional licenses on acceptable terms, if at all, which would have a material adverse effect on our business.
We may become dependent on our collaborative arrangements with third parties for a substantial portion of our revenue, and our development and commercialization activities may be delayed or reduced if we fail to initiate, negotiate or maintain successful collaborative arrangements.
We plan to pursue and form partnerships to accelerate the development and maximize the market potential of our mRNA delivery technology. Such potential partners may provide the financial resources, preclinical and clinical development, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business. If we fail to secure or maintain successful collaborative arrangements, our development and commercialization activities may be delayed, reduced or terminated, and our revenues could be materially and adversely impacted.
Over the next several years, we may depend on these types of collaborations for a significant portion of our revenue. The potential future milestone and royalty payments and cost reimbursements from collaboration agreements could provide an important source of financing for our research and development programs, thereby facilitating the application of our technology to the development and commercialization of our products. These collaborative agreements might be terminated either by us or by our partners upon the satisfaction of certain notice requirements. Our partners may not be precluded from independently pursuing competing products and drug delivery approaches or technologies. Even if our partners continue their contributions to our collaborative arrangements, of which there can be no assurance, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products. Our partners may fail to perform their obligations under the collaborative arrangements or may be slow in performing their obligations. In addition, our partners may experience financial difficulties at any time that could prevent them from having available funds to contribute to these collaborations. If our collaborators fail to conduct their commercialization, regulatory compliance, sales and marketing or distribution activities successfully and in a timely manner, or if they terminate or materially modify their agreements with us, the development and commercialization of one or more product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue such development and commercialization on our own.
Although we currently do not have any such partnership agreements, in the future we may receive milestone and/or royalty payments as a result of each of such agreements. If our partner with respect to any agreement terminates the applicable agreement or fails to perform its obligations thereunder, we may not receive any revenues from the technology that we have licensed pursuant to the agreement, including any milestone or royalty payments.

The mRNAs and formulation components for our product candidates are currently acquired from a single or a limited number of suppliers. The loss of these suppliers, or their failure to supply us with the mRNAs and the formulation components, could materially and adversely affect our business.
We currently produce the LNPs and the polymers we need for discovery research programs and preclinical studies of our therapeutic candidates internally. We rely on a few suppliers of our formulation components, and for mRNAs, only a single supplier, TriLink BioTechnologies, LLC. We have signed long-term contracts with some of our suppliers and are currently negotiating long-term contracts with other suppliers. There can be no assurance that sufficient quantities of product candidates could be manufactured if our suppliers are unable or unwilling to supply such materials. It is possible that we may be required to switch suppliers in the foreseeable future. In such case, the process of switching suppliers may be costly and/or time-consuming for us, and that may include the temporary or permanent suspension of a preclinical or clinical study or commercial sales of our candidate products.
The mRNAs we use are highly specialized, and we do not currently have a contractual relationship with suppliers for the mRNAs other than TriLink BioTechnologies, LLC. Although we believe that there are alternate sources of supplies that could satisfy our clinical and commercial requirements with respect to the mRNAs, we cannot guarantee that identifying alternate sources and establishing relationships with such sources would not result in significant delay in the development of our product candidates. Additionally, we may not be able to enter into supply arrangements with alternative suppliers on commercially reasonable terms, or at all. A delay in the development of our product candidates or having to enter into a new agreement with a different third party on less favorable terms than we have with our current suppliers could have a material adverse impact on our business.
We anticipate that we will rely completely on third parties to manufacture certain preclinical and all clinical drug supplies. Our business could be harmed if those third parties fail to provide us with sufficient quantities of drug product, or fail to do so at acceptable quality levels or prices.
We do not currently have, nor do we plan to acquire, the infrastructure or capability internally to manufacture our preclinical and clinical drug supplies for use in the conduct of our clinical studies, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. Our internal manufacturing capabilities are limited to small-scale production of non-cGMP material in quantities necessary to conduct preclinical studies of our product candidates. Our product candidates utilize specialized formulations with polymer and LNP components whose scale-up and manufacturing could be challenging and require specific technical expertise that we may not be able to access on acceptable terms, if at all. We also have very limited experience in such scale-up and manufacturing, requiring us to depend on a limited number of third parties, who might not be able to deliver in a timely manner, or at all. In order to develop products, apply for regulatory approvals and commercialize our products, we will need to develop, contract for, or otherwise arrange for access to the necessary manufacturing capabilities. We anticipate that we will rely on CMOs, or contract manufacturing organizations, and other third party contractors, some of whom may have limited cGMP experience, to manufacture formulations and produce larger scale amounts of drug substance and the drug product required for any clinical trials that we initiate.
The manufacturing process for any products based on our technologies that we or our partners may develop is subject to the FDA and foreign regulatory authority approval process, and we or our partners will need to contract with manufacturers who can meet all applicable FDA and foreign regulatory authority requirements on an ongoing basis. In addition, if we receive the necessary regulatory approval for any product candidate, we also expect to rely on third parties, including our commercial collaborators, to produce materials required for commercial supply. We may experience difficulty in obtaining adequate manufacturing capacity for our needs. Furthermore, it is our responsibility to ensure that all of our third-party contractors meet cGMP laws, regulations and guidance. Due to their failure to comply with applicable regulatory requirements, we may face fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. These actions could have a material impact on the availability of products. If we are unable to obtain or maintain contract manufacturing for these product candidates, or to do so on commercially reasonable terms, we may not be able to successfully develop and commercialize our products.

To the extent that we enter into manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner and consistent with regulatory requirements, including those related to quality control and quality assurance. The failure of a third-party manufacturer to perform its obligations as expected could adversely affect our business in a number of ways, including:
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we may not be able to initiate or continue preclinical and clinical trials of products that are under development;

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we may need to repeat pivotal clinical trials;

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we may be delayed in submitting regulatory applications, or receiving regulatory approvals, for our product candidates;

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we may lose the cooperation of our collaborators;

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our products could be the subject of inspections by regulatory authorities;

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we may be required to cease distribution or recall some or all batches of our products; and

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ultimately, we may not be able to meet commercial demands for our products.

If a third-party manufacturer with whom we contract fails to perform its obligations, we may be forced to seek out one or more other third-party manufacturers to manufacture our preclinical and/or clinical trial materials, which could cause delays in the FDA approval process. Further, should our therapeutic candidate be approved for marketing by the FDA, a change in a third-party manufacturer could cause significant delays to meeting the demand of patients. In some cases, the technical skills required to manufacture our product may be unique to the original manufacturer and we may have difficulty transferring such skills to a back-up or alternate manufacturer, or we may be unable to transfer such skills at all. In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. We will also be required to demonstrate that the newly manufactured material is the same or similar to the previously manufactured material, or we may need to repeat clinical trials with the newly manufactured material. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget. Furthermore, a manufacturer may possess technology related to the manufacture of our product candidate that such manufacturer owns independently, which would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our products.
We intend to rely on third parties to conduct our preclinical studies and clinical trials and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business, financial condition and results of operations could be substantially harmed.
We plan to rely upon third-party contract research organizations, or CROs, medical institutions, clinical investigators and contract laboratories to monitor and manage data for our licensed ongoing preclinical and clinical programs. We have relied and expect to continue to rely on these parties for execution of our preclinical studies and clinical trials, and we control only certain aspects of their activities. Nevertheless, we maintain responsibility for ensuring that each of our clinical trials and preclinical studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with cGMP, current Good Clinical Practices or cGCP, and current Good Laboratory Practices, or cGLP, which are a collection of laws and regulations enforced by the FDA or comparable foreign authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of manufacturing facilities, preclinical study and clinical trial sponsors, principal investigators, preclinical study and clinical trial sites, and other contractors. If we or any of our CROs or vendors fails to comply with applicable regulations, the data generated in our preclinical studies and clinical trials may be deemed unreliable and the FDA or comparable foreign authorities may require us to perform additional preclinical studies and clinical trials before approving our marketing applications. We cannot assure that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations. In addition, our clinical trials must be conducted with products manufactured consistently with cGMP regulations. Failure by us or our third party CRO to comply with these regulations may require us to repeat clinical trials, which would delay the development and regulatory approval processes.
If any of our relationships with these third-party CROs, medical institutions, clinical investigators or contract laboratories terminate, we may not be able to enter into arrangements with alternative CROs on commercially reasonable terms, or at all. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our ongoing preclinical and clinical programs. If CROs do not successfully carry out their contractual duties, or comply with cGCP laws, regulations and guidance, or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our protocols, regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. CROs may also generate higher costs than anticipated. As a result, our business, financial condition and results of operations and the commercial prospects for our product candidates could be materially and adversely affected, our costs could increase, and our ability to generate revenue could be delayed.
Switching or adding additional CROs, medical institutions, clinical investigators or contract laboratories involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work replacing a previous CRO. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines.
If any of our product candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we will be unable to commercialize successfully any such future products.
We currently have no sales, marketing or distribution capabilities or experience. If any of our product candidates is approved, we will need to develop internal sales, marketing and distribution capabilities to commercialize such products, which would be expensive and time-consuming, or enter into collaborations with third parties to perform these services. If we decide to market our products directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we rely on third parties with such capabilities to market our products or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms or at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we are not successful in commercializing any product approved in the future, either on our own or through third parties, our business, financial condition, results of operations and prospects could be materially adversely affected.
Risks Related to the Development and Regulatory Approval of Our Product Candidates
The Hybrid mRNA Technology and mRNA-based drug development is unproven and may never lead to marketable products.
Our future success depends on the successful development, by us or together with our future partners, of mRNA-based products and technologies as therapeutic agents. The scientific discoveries that form the basis for our efforts to discover and develop the Hybrid mRNA Technology and mRNA-based therapeutics are relatively new. The scientific evidence to support the feasibility of developing drugs based on these discoveries is both preliminary and limited.
Relatively few mRNA-based therapeutic product candidates have ever been tested in animals or humans, and we are not aware of any mRNA-based therapeutic product having received marketing approval. We currently have only limited preclinical data suggesting that we can deliver mRNA molecules to hepatocytes in the liver using our Hybrid mRNA Technology, as our business plan contemplates, resulting in the intended expression of proteins to treat orphan liver diseases. In addition, mRNA-based compounds delivered using our Hybrid mRNA Technology may not demonstrate in patients the chemical and pharmacological properties identified in laboratory studies, and they may interact with human biological systems in unforeseen, ineffective or harmful ways. We may make significant expenditures developing mRNA-based therapeutics without success. In addition, our Hybrid mRNA Technology polymer-LNP-based delivery system has never been tested in humans and may not be effective. Our mRNA technology may result in unanticipated side effects that may prevent the further development of our products. As a result, we may never develop a marketable product utilizing our technologies. If we, independently or together with potential future partners, do not develop and commercialize drugs based upon our technologies, our operations will not become profitable, and we may cease operations.
As all of our programs are in preclinical studies or early stage research, we cannot be certain that any of our product candidates will receive regulatory approval or be commercialized. If we are unable to receive regulatory approval or commercialize our product candidates, our business will be adversely affected.
Our key strategy is to discover, develop and commercialize a portfolio of novel proprietary mRNA therapeutics for the treatment of inherited orphan liver diseases through internal efforts and through those of our future strategic partnerships. Our future results of operations depend, to a significant degree, upon our and our collaborators’ ability to successfully develop and commercialize our product candidates. To date, no pivotal clinical trials of mRNA therapeutics designed to provide clinically and statistically significant proof of efficacy, or to provide sufficient evidence of safety to justify approval, have been completed. All of our product candidates are in the early stages of development and will require additional preclinical and clinical development and studies to evaluate their toxicology, carcinogenicity and optimize their formulation, management of preclinical, clinical, and manufacturing activities, regulatory approval, obtaining adequate manufacturing supply, building of a commercial organization, and significant marketing efforts before we generate any revenue from product sales. The development and commercialization process, particularly with respect to innovative products, is both time-consuming and costly and involves a high degree of business risk. Successful product development in the pharmaceutical industry is highly uncertain, and very few research and development projects result in a commercial product. Positive results obtained during early development do not necessarily mean later development will succeed or that regulatory clearances will be obtained. Our development efforts may not lead to commercialization, or even if we ultimately receive regulatory approval for any of these product candidates, we or our potential future partners, if any, may be unable to commercialize them successfully for a variety of reasons, including the following:
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a product candidate may, after additional studies, be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective;

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a product candidate may not receive necessary regulatory approvals in a timely manner, if at all;

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competitors may develop alternatives that render our product candidates (or those of our future partners) obsolete;

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a product candidate may not have a sustainable intellectual property position in major markets;

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a product candidate may not be able to be successfully and profitably produced and marketed; or

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a product candidate may not be accepted by patients, the medical community or third-party payors.

If any of our product candidates fail to demonstrate safety or efficacy at any time or during any phase of development, we would experience potentially significant delays in, or be required to abandon, development of the product candidate.
To date, we have invested substantially all of our efforts and financial resources to identify, acquire, license, and develop our technology and lead compounds, including conducting preclinical studies and providing general and administrative support for these operations. We currently have two product candidates with a preclinical proof of concept and are currently evaluating programs for an additional potential product candidate. None of our product candidates has been approved by the FDA or any foreign regulatory authority, and we do not anticipate that any of our current product candidates will be eligible to receive regulatory approval from the FDA or comparable foreign authorities and begin commercialization for a number of years, if ever. There can be no assurance that any of our product candidates that have entered, or may enter, research or development will ever be successfully commercialized, and delays in any part of the process or the inability to obtain regulatory approval could adversely affect our operating results. If we fail to commercialize one or more of our current product candidates in a timely manner or at all, we may be unable to generate sufficient revenues to attain or maintain profitability, and our financial condition and stock price may decline.
Our data from the OTCD program is limited and may not be indicative of future results.
We have conducted a limited number of experiments in our OTCD program with the hyperammonemia model, and there is significant uncertainty as to whether the early results from our preclinical studies on mice will translate into a successful therapeutic product candidate. Our OTCD program may fail to reach clinical stage for a number of reasons, including the following:
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We have performed a limited number of experiments in the hyperammonemia model.

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We anticipate a minimum level of OTC protein will have to be made to cure OTCD patients, but it is unclear whether the protein levels produced in mice using our OTCD program will be sufficient for the human disease.

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It is unclear whether the doses of mRNA required to normalize ammonia and orotic acid levels in mice will translate into larger animal species and ultimately humans. Dose levels will affect the cost of the ultimate therapeutic and high dosage levels may be cost prohibitive.

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It is unknown if the dosing frequency used in mouse studies will translate into larger animal species and humans. The dosing frequency may be inconsistent with acceptable dosing frequency for a commercial product.

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While the OTC-encoded mRNA treatment appears to be well tolerated in mice, rats and non-human primates, it is unclear whether tolerability studies in animals will fully translate into humans which may be more susceptible to the side effects of the drug.

The development of our product candidates including clinical trials utilizing our technologies will be expensive and time-consuming, and if the development of our product candidates does not produce favorable results or commencement or completion of clinical trials are delayed, we and our collaborators may be unable to commercialize these products.
Our research and development programs with respect to mRNA-based products are at an early stage. To receive regulatory approval for the commercialization of our current product candidates, or any other candidates that we may develop, extensive preclinical studies and one or more adequate and well-controlled clinical trials must be conducted to demonstrate safety and efficacy in humans to the satisfaction of the FDA and comparable foreign authorities. In order to support marketing approval, these agencies typically require positive safety results in all phases of clinical trials and positive efficacy results in Phase 2 and Phase 3 of clinical trials. Our current product candidates have not yet been approved for use in human clinical trials and may never be approved for testing in human clinical trials. Preclinical studies must be performed before and often concurrently with clinical trials in humans. Preclinical and clinical studies are expensive, both can take, individually, many years, each can have uncertain outcomes, and the historical failure rate for product candidates is high. The length of time generally varies substantially according to the type of drug, complexity of clinical trial design, regulatory compliance requirements, intended use of the product candidate and rate of patient enrollment for the clinical trials, and we do not know whether planned clinical trials will begin on time or be completed on schedule, if at all. Delays in the commencement or completion of clinical trials could significantly impact our product development costs and product approval, if product approval is possible at all. In addition, our clinical trials may also be delayed by the limited number of patients who have the orphan diseases we are pursuing or by slower than expected enrollment.

A failure of one or more preclinical studies or clinical trials can occur at any stage of the product development process. We or our future partners may experience numerous unforeseen events during, or as a result of, the preclinical testing and the clinical trial process that could delay or prevent the commencement and completion of clinical trials, and as a result, the receipt of regulatory approval or the commercialization of our product candidates, including:
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preclinical tests or clinical trials may produce negative or inconclusive results, and we or a partner may decide, or a regulator may require us, to conduct additional preclinical testing or clinical trials, or we or a partner may abandon projects that were previously expected to be promising;

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regulators may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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prospective third-party CROs, and clinical trial sites may not reach an agreement with us on acceptable terms, or at all;

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enrollment in clinical trials may be slower than anticipated or participants may drop out of clinical trials at a higher rate than anticipated, resulting in significant delays;

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CROs may fail to conduct the clinical trial in accordance with regulatory requirements or clinical protocols or meet their contractual obligations in a timely manner;

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product candidates may have very different chemical and pharmacological properties in humans than in laboratory testing and may interact with human biological systems in unforeseen, ineffective or harmful ways;

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collaborators who may be responsible for the development of our product candidates may not devote sufficient resources to these clinical trials or other preclinical studies of these candidates or conduct them in a timely manner;

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clinical trials may be suspended or terminated if the participants are being exposed to unacceptable health risks;

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regulators, including the FDA, may require that clinical research be held, suspended or terminated for various reasons, including noncompliance with regulatory requirements;

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the cost of clinical trials may be greater than anticipated;

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lack of adequate funding to continue the clinical trial;

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the supply or quality of product candidates or other materials necessary to conduct clinical trials may be insufficient or inadequate; and

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product candidates may not have the desired effects or may include undesirable side effects or the product candidates may have other unexpected characteristics that delay or preclude regulatory approval or limit their commercial use or market acceptance, if approved.

Further, even if the results of preclinical studies or clinical trials are initially positive, it is possible that we will obtain different results in the later stages of preclinical or clinical studies or that results seen in clinical trials will not continue with longer term treatment. Product candidates in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. For example, positive results in early Phase 1 or Phase 2 clinical trials may not be repeated in larger Phase 2 or Phase 3 clinical trials. This product candidate development risk is heightened by any changes in the planned clinical trials compared to previously completed clinical trials. As product candidates are developed through preclinical to early to late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the product candidates for late stage clinical trials, approval and commercialization, such changes carry the risk that they will not achieve these intended objectives. Any of these changes could make the results of our planned clinical trials or other future clinical trials we may initiate less predictable and could cause our product candidates to perform differently, including causing toxicities, which could delay completion of our clinical trials, delay approval of our product candidates, and/or jeopardize our ability to commence product sales and generate revenues.
It is expected that all of the product candidates that may be developed by us or in collaboration with future partners based on our technologies will be prone to the risks of failure inherent in drug development, whether the failure occurred in preclinical or any future clinical trials, if the FDA approves any of our product candidates for studies in human clinical trials. The clinical trials of any or all of our product candidates could be unsuccessful, which would prevent the commercialization of these drugs. We currently do not have strategic collaborations in place for clinical development of any of our current product candidates. Therefore, in the future, we or any potential future collaborative partner will be responsible for establishing the targeted endpoints and goals for development of our product candidates. These targeted endpoints and goals may be inadequate to demonstrate the safety and efficacy levels required for regulatory approvals. Even if we believe data collected during the development of our product candidates are promising, such data may not be sufficient to support marketing approval by the FDA or comparable foreign authorities. Further, data generated during development can be interpreted in different ways. The FDA or comparable foreign authorities conducts its own independent analysis of some or all of the preclinical and clinical trial data submitted in a regulatory filing and often comes to different and potentially more negative conclusions than the analysis performed by the drug sponsor. Our failure to adequately demonstrate the safety and efficacy of our product candidates would prevent our receipt of regulatory approval, and ultimately the potential commercialization of these product candidates.
Since our experience with administering and managing clinical trials or other studies using our product candidates is limited, we will need to train our existing personnel and hire additional personnel in order to successfully administer and manage our clinical trials and other studies as planned, which may result in delays in completing such planned clinical trials and preclinical studies.
Since we do not currently possess the resources necessary to independently develop and commercialize our product candidates or any other candidates that we may develop, we may seek to enter into collaborative agreements to assist in the development and potential future commercialization of some or all of these assets as a component of our strategic plan. However, our discussions with potential collaborators may not lead to the establishment of collaborations on acceptable terms, if at all, or it may take longer than expected to establish new collaborations, leading to development and potential commercialization delays, which would adversely affect our business, financial condition and results of operations.
If we experience delays in the completion or termination of any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to commence product sales and generate product revenues from any of our product candidates will be delayed. In addition, any delays in completing our planned clinical trials will increase our costs and slow down our product candidate development and approval process. Delays in completing our clinical trials could also allow our competitors to obtain marketing approval before we do or shorten the patent protection period during which we may have the exclusive right to commercialize our product candidates. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.
We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability.
We expect to expend substantial funds in research and development, including preclinical studies and clinical trials of our product candidates, and to manufacture and market any product candidates in the event they are approved for commercial sale. We also may need additional funding to develop or acquire complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Moreover, our planned increases in staffing will dramatically increase our costs in the near and long-term.
Because the successful development of our product candidates is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate sufficient revenue, even if we are able to commercialize any of our product candidates, to become profitable.

Gene editing technology is relatively new, and if we are unable to use our technology in gene editing applications, our revenue opportunities from such partnerships will be limited.
Delivering mRNA encoding gene editing nucleases to the liver involves the relatively new approach of gene editing, and the scientific evidence to support the feasibility of developing drugs based on these discoveries is both preliminary and limited. Gene editing technologies have been subject to only a limited number of animal studies and clinical trials, and we are not aware of any gene editing products that have obtained marketing approval from the FDA. Gene editing in humans may cause deaths, serious adverse events, undesirable side effects, or unexpected characteristics, and if such adverse events were to occur with in vivo gene editing in humans, it could lead to a temporary or permanent cessation of clinical studies and product development in the field of gene editing, which could lead to the termination of any gene editing partnership we enter into with our collaborators. Moreover the regulatory requirements that will govern gene editing product candidates are uncertain and are subject to change. In addition, gene editing products involve new and rapidly evolving technologies that may render our products or processes obsolete or less attractive. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we or our potential collaborators are unable to use our delivery technology to develop commercial gene editing products, our revenue opportunities will be limited and our operations may be adversely affected.
We are subject to extensive U.S. and foreign government regulations, including the requirement of approval before products may be marketed. The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time-consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed because we will be unable to sell our products.
We and the drug product candidates developed by us or in collaboration with future partners are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in, among other things, any of the following actions:
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FDA issuance of Form 483 or warning letters, which may be made public, or similar letters by other regulatory authorities;

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fines and other civil penalties;

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unanticipated expenditures;

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delays in approving or refusal to approve a product candidate;

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product recall or seizure;

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interruption of manufacturing or clinical trials;

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operating restrictions;

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injunction or other restrictions imposed on our operations, including closing our facilities or our contract manufacturers’ facilities; or

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criminal prosecution.

Our product candidates, developed independently or in collaboration with future partners, cannot be marketed in the United States without FDA approval or clearance, and they cannot be marketed in foreign countries without regulatory approval from comparable foreign authority. Neither the FDA nor any foreign regulatory authority has approved any of the product candidates being developed by us based on our Hybrid mRNA Technology. These product candidates are currently in preclinical development, not yet in clinical trials, and will have to be approved by the FDA or applicable foreign regulatory authorities before they can be marketed in the United States or abroad. Obtaining regulatory approval requires substantial time, effort, and financial resources, and may be subject to both unexpected and unforeseen delays, including, without limitation, citizen’s petitions or other filings with the FDA, and there can be no assurance that any approval will be granted on a timely basis, if at all, or that delays will be resolved favorably or in a timely manner. Specifically, neither our polymer-LNP technology nor, to our knowledge, any mRNA-based therapeutic has been approved as a human therapeutic. We have not obtained regulatory approval to market any of our product candidates, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval. If our product candidates are not approved in a timely fashion, or are not approved at all, our business and financial condition may be adversely affected.
In addition, both before and after regulatory approval, we, our collaborators and our product candidates are subject to numerous requirements by the FDA and foreign regulatory authorities covering, among other things, testing, manufacturing, quality control, labeling, advertising, promotion, distribution and export. These requirements may change and additional government regulations may be promulgated that could affect us, our collaborators or our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. There can be no assurance that neither we nor any of our future partners will be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not have a material adverse effect upon our business.
Failure to comply with foreign regulatory requirements governing human clinical trials and marketing approval for drugs could prevent the sale of product candidates based on our technologies in foreign markets, which may adversely affect our operating results and financial condition.
We generally plan to seek regulatory approval to commercialize our product candidates in the United States, the European Union, and in additional foreign countries. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement for marketing product candidates based on our technologies outside the United States vary greatly from country to country. We have, and our future partners may have, limited experience in obtaining foreign regulatory approvals. The time required to obtain approvals outside the United States may differ from that required to obtain FDA approval. Neither we nor our future partners may be able to obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other countries or by the FDA. Failure to comply with these regulatory requirements or obtain required approvals could restrict the development of foreign markets for our product candidates and may have a material adverse effect on our financial condition or results of operations.
Even if regulatory approvals are obtained for our products, such products will be subject to ongoing regulatory review. If we or a partner fail to comply with continuing U.S. and foreign regulations, the approvals to market drugs could be lost and our business would be materially adversely affected.
Following FDA or foreign regulatory approval of any product candidates we or a partner may develop, if any product candidates are ever approved, such approved products will continue to be subject to regulatory review, including the review of adverse drug experiences and clinical results that are reported after such drugs are made available to patients. This would include results from any post-marketing studies or vigilance required as a condition of approval. The manufacturer and manufacturing facilities used to make any approved product, or product candidates will also be subject to periodic review and inspection by regulatory authorities, including the FDA. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. Marketing, advertising and labeling also will be subject to regulatory requirements and continuing regulatory review. The failure to comply with applicable continuing regulatory requirements may result in fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.
We have used, and may continue to use, hazardous chemicals and biological materials in our business. Any disputes relating to improper use, handling, storage or disposal of these materials could be time-consuming and costly.
Our research and development operations have involved, and if continued in the future will likely continue to involve, the use of hazardous and biological, potentially infectious, materials. Such use subjects us to the risk of accidental contamination or discharge or any resultant injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials and specific waste products. We could be subject to damages, fines or penalties in the event of an improper or unauthorized release of, or exposure of individuals to, these hazardous materials, and our liability could be substantial. The costs of complying with these current and future environmental laws and regulations may be significant, thereby impairing our business.
We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. We maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials. The limits of our workers’ compensation insurance are mandated by state law, and our workers’ compensation liability is capped at these state-mandated limits. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.
We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.
If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:
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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

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federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

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The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

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HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, which imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information;

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the federal physician sunshine requirements under the Patient Protection and Affordable Care Act, which requires manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians and teaching hospitals and ownership and investment interests held by physicians and their immediate family members; and

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state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.
Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the Patient Protection and Affordable Care Act, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the Patient Protection and Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.
If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.
Risks Related to our Intellectual Property
If we are unable to adequately protect our proprietary technology from legal challenges, infringement or alternative technologies, our competitive position may be hurt and our operating results may be negatively impacted.
Our business is based upon the development of mRNA-based therapeutics, and we rely on the issuance of patents, both in the United States and internationally, for protection against competitive technologies. As of June 20, 2017, we own or have in-licensed 17 issued U.S. patents, 26 issued foreign patents, and over 15 pending U.S. and foreign patent applications. Although we believe we exercise the necessary due diligence in the patent filings we make in connection with the patents we own or in-license, our proprietary position is not established until the appropriate regulatory authorities actually issue a patent, which may take several years from initial filing or may never occur.
Moreover, even the established patent positions of pharmaceutical companies are generally uncertain and involve complex legal and factual issues. Although we believe our issued patents are valid, third parties may infringe our patents or may initiate proceedings challenging the validity or enforceability of our patents. The issuance of a patent is not conclusive as to its claim scope, validity or enforceability. Challenges raised in patent infringement litigation we initiate or in proceedings initiated by third parties may result in determinations that our patents have not been infringed or that they are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in our patents without paying us licensing fees or royalties, which could significantly diminish the value of these discoveries or technologies. Responding to challenges initiated by third parties, including in response to a suit we initiate regarding infringement or other intellectual property violations, may require significant expenditures and divert the attention of our management and key personnel from other business concerns.
Furthermore, it is possible others will infringe or otherwise circumvent our issued patents and that we will be unable to fund the cost of litigation against them or that we would elect not to pursue litigation. In addition, enforcing our patents against third parties may require significant expenditures regardless of the outcome of such efforts. We also cannot assure you that others have not filed patent applications for technology covered by our pending applications or that we were the first to invent the technology. There may also exist third party patents or patent applications relevant to our potential products that may block or compete with the technologies covered by our patent applications and third parties may independently develop intellectual property similar to our patented intellectual property, which could result in, among other things, interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention.

In addition, we may not be able to protect our established and pending patent positions from competitive technologies, which may provide more effective therapeutic benefit to patients and which may therefore make our products, technology and proprietary position obsolete.
If we are unable to adequately protect our proprietary intellectual property from legal challenges, infringement or alternative technologies, we will not be able to compete effectively in the drug discovery and development business.
Third-party claims of intellectual property infringement may require us to spend substantial time and money and could prevent us from developing or commercializing our therapeutic candidates.
The development, manufacture, use, offer for sale, sale or importation of our therapeutic candidates may infringe on the claims of third party patents or other intellectual property rights. Also, the nature of claims contained in unpublished patent filings around the world is unknown to us, and it is not possible to know in which countries patent holders may choose for the extension of their filings under the Patent Cooperation Treaty, or other mechanisms. The cost to us of any legal proceeding arising from a third party’s assertion of intellectual property rights, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace and could result in an injunction prohibiting certain activities. Legal proceedings to resolve third party claims of intellectual property infringement may also absorb significant management time. Consequently, we are unable to guarantee that we will be able to manufacture, use, offer for sale, sell or import our therapeutic candidates in the event of an infringement action or other dispute regarding intellectual property rights.
While we are aware that there are third party patents having claims that may be considered relevant or similar to certain technologies for which we may plan to seek regulatory approval, we believe that some of those patents are either invalid or will expire prior to the time we expect to obtain regulatory approval for our first product. The estimated expiration dates for those expiring patents were determined according to information on the face pages of the patents, and certain factors that could influence patent term, such as patent term extension, for example, were not factored into these estimates. Accordingly, the estimated expiration dates of those patents may not be accurate and one or more of those patents may not expire before we obtain regulatory approval for an applicable technology. Owners or licensees of one or more of those patents may bring a patent infringement suit against us.
If one or more patent infringement claims are asserted against us, we expect to be able to assert a number of defenses, including lack of validity or the safe harbor under 35 U.S.C. 271(e)(1) if certain requirements are met. It is possible that we may be unsuccessful in establishing invalidity of third party patents or showing that certain of the 35 U.S.C. 271(e)(1) safe harbor requirements were met. In addition, with respect to any third party patents where we are relying on the safe harbor, such third party patents might expire after one or more of our technologies obtain regulatory approval, thereby exposing us to claims of infringement. If we are unsuccessful in asserting our defenses, it is possible we may not prevail in defending against claims of infringement and/or challenging the validity of claims in those patents. We may not successfully develop alternative technologies or enter into agreements by which we obtain rights to applicable patents. These rights, if necessary, may not be available on terms acceptable to us or at all.
In the event of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties, or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a therapeutic candidate or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement or other claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses could harm our business significantly or even prevent us from commercializing one or more therapeutic candidates.

We license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected.
We do, and will continue to, rely on intellectual property rights licensed from third parties to protect our technology. We are a party to a number of licenses that give us rights to third-party intellectual property that is necessary or useful for our business. See “Business-License Agreements.” We also intend to license additional third-party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications licensed to us. Even if patents issue or are granted, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue litigation less aggressively than we would. Further, we may not obtain exclusive rights, which would allow for third parties to develop competing products. Without protection for, or exclusive right to, the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.
If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.
In addition to filing patents, in an effort to maintain the confidentiality and ownership of our trade secrets, know-how, and other proprietary information, we have typically required parties to whom we disclose confidential information to execute confidentiality or non-disclosure agreements. These parties include our employees, consultants, advisors, and potential or actual collaborators. We also enter into agreements that purport to require the disclosure and assignment to us of the rights to the ideas, development, discoveries, and inventions of our employees, consultants, and advisors while we employ or engage them. However, it is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, there may not be an adequate corrective remedy available. In addition, others may independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets or know-how. The disclosure to, or independent development by, a competitor of any trade secret, know-how, or other technology not protected by a patent could materially adversely affect any competitive advantage we may have over such a competitor. Furthermore, like many companies in our industry, we may from time to time hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities we conduct. In some situations, our confidentiality and non-disclosure agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships. Although we have typically required our employees and consultants to maintain the confidentiality of all confidential information of previous employers, we or these individuals may be subject to allegations of trade secret misappropriation or other similar claims as a result of their prior affiliations. If a dispute arises with respect to any proprietary right, enforcement of our rights can be costly and unpredictable and a court may determine that the right belongs to a third party. Our failure to protect our proprietary information and techniques may inhibit or limit our ability to exclude certain competitors from the market and to execute our business strategies.
Because intellectual property rights are of limited duration, expiration of intellectual property rights and licenses will negatively impact our operating results.
Intellectual property rights, such as patents and license agreements based on those patents, generally are of limited duration. Our operating results depend on our patents and intellectual property licenses. Therefore, the expiration or other loss of rights associated with intellectual property and intellectual property licenses can negatively impact our business. For example, due to the extensive time needed to develop, test, and obtain regulatory approval for our therapeutic candidates, any patents that may be issued that protect our therapeutic candidates may expire prior to or early during commercialization. This may reduce or eliminate any market advantages that such patents may give us. Following patent expiration, we may face increased competition through the entry of generic or biosimilar products into the market and a subsequent decline in market share and profits.

Our patent applications may be inadequate in terms of priority, scope or commercial value.
We apply for patents covering our discoveries and technologies as we deem appropriate and as our resources permit. However, we or our partners may fail to apply for patents on important discoveries or technologies in a timely fashion or at all. Also, our pending patent applications, and those that we may file in the future or those we may license from third parties, may not result in the issuance of any patents. These applications may not be sufficient to meet the statutory requirements for patentability, and therefore we may be unable to obtain enforceable patents covering the related discoveries or technologies we may want to commercialize. In addition, because patent applications are maintained in secrecy for approximately 18 months after filing, other parties may have filed patent applications relating to inventions before our applications covering the same or similar inventions. In addition, foreign patent applications are often published initially in local languages, and until an English language translation is available it can be impossible to determine the significance of a third party invention. Any patent applications filed by third parties may prevail over our patent applications or may result in patents that issue alongside patents issued to us, leading to uncertainty over the scope of the patents or the freedom to practice the claimed inventions.
Although we have acquired and in-licensed a number of issued patents, the discoveries or technologies covered by these patents may not have any therapeutic or commercial value. Also, issued patents may not provide commercially meaningful protection against competitors. Other parties may be able to design around our issued patents or independently develop products having effects similar or identical to our patented product candidates. In addition, the scope of our patents is subject to considerable uncertainty and competitors or other parties may obtain similar patents of uncertain scope.
We may be subject to other patent-related litigation or proceedings that could be costly to defend and uncertain in their outcome.
In addition to infringement claims against us, we may in the future become a party to other patent litigation or proceedings before regulatory agencies, including interference, derivation, or post-grant proceedings filed with the U.S. Patent and Trademark Office or opposition proceedings in other foreign patent offices regarding intellectual property rights with respect to our therapeutic candidates, as well as other disputes regarding intellectual property rights with our potential or actual corporate partners, or others with whom we have contractual or other business relationships. Post-issuance proceedings, including oppositions, are not uncommon and we will be required to defend these proceedings as a matter of course. These post-grant procedures may be costly, and there is a risk that we may not prevail.
If we fail to comply with our obligations under any license, collaboration or other agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates and delivery technologies or we could lose certain rights to grant sublicenses.
Our current licenses with UW and CSIRO impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement, and other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology or enable a competitor to gain access to the licensed technology. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting and defending patents on drug candidates throughout the world would be prohibitively expensive. Competitors may use our licensed and owned technologies in jurisdictions where we have not licensed or obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain or license patent protection, but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our licensed patents and future patents we may own, or marketing of competing products in violation of our proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our licensed and owned intellectual property both in the United States and abroad. Proceedings to enforce our future patent rights, if any, in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.
Many countries, including European Union countries, India, Japan and China, have compulsory licensing laws under which a patent owner may be compelled under certain circumstances to grant licenses to third parties. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license.
Risks Related to Our Business Operations
Even if we are successful in developing and commercializing a product candidate, it is possible that the commercial opportunity for mRNA-based therapeutics will be limited.
The product candidates based on our technologies that are being developed are based on new technologies and therapeutic approaches, none of which has been brought to market. Key participants in pharmaceutical marketplaces, such as physicians, third-party payors and consumers, may not accept a product intended to improve therapeutic results based on mRNA mechanisms of action. Accordingly, while we believe there will be a commercial market for mRNA-based therapeutics utilizing our technologies, there can be no assurance that this will be the case, in particular given the novelty of the field. Many factors may affect the market acceptance and commercial success of any potential products, including:
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establishment and demonstration of the effectiveness and safety of the drugs;

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timing of market entry as compared to competitive products and alternative treatments;

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benefits of our drugs relative to their prices and the comparative price of competing products and treatments;

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availability of adequate government and third-party payor reimbursement;

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marketing and distribution support of our products;

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safety, efficacy and ease of administration of our product candidates;

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willingness of patients to accept, and the willingness of medical professionals to prescribe, relatively new therapies; and

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any restrictions on labeled indications.

In addition, we focus our research and product development on treatments for orphan liver diseases. Given the small number of patients who have the diseases that we are targeting, it is critical to our ability to grow and become profitable that we continue to successfully identify patients with these diseases. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations, or market research, and may prove to be incorrect.

Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business.
If we fail to obtain or maintain orphan drug exclusivity for our products, our competitors may sell products to treat the same conditions and our revenue will be reduced. In addition, if a competitor obtains orphan drug designation and is first to market for a product we are developing, it could prevent or delay us from marketing our product.
We currently focus on the development of drugs that are eligible for the FDA and European Union orphan drug designation. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the European Union, the Committee for Orphan Medicinal Products, or COMP, of the EMA, grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention, or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Union community. Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug or biological product.
In the United States, orphan drug designation entitles a party to financial incentives such as possible opportunities for grant funding towards clinical trial costs. Additionally, orphan drug designation offers tax advantages, and user-fee waivers for a company’s first orphan drug NDA filing. In addition, if a product receives the first FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity. In the European Union, orphan drug designation also entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity is granted following drug or biological product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. If a competitor obtains orphan drug designation and is first to market for a product we are developing, it could prevent or delay us from marketing our product.
Because the extent and scope of patent protection for our products may in some cases be limited, orphan drug designation is especially important for our products for which orphan drug designation may be available. For eligible drugs, we plan to rely on the exclusivity period under the Orphan Drug Act to maintain a competitive position. If we do not obtain orphan drug exclusivity for our drug products and biologic products that do not have broad patent protection, our competitors may then sell the same drug to treat the same condition sooner than if we had obtained orphan drug exclusivity and our revenue will be reduced.
Even though we may obtain orphan drug designation for our products in the United States, we may not be the first to obtain marketing approval for any particular orphan indication due to the uncertainties associated with developing pharmaceutical products. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even with orphan drug exclusivity, if a third party were to prepare or market a product which infringes upon our intellectual property, we may need to initiate litigation, which may be costly, to enforce our rights against such party. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective, or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.
If we are not able to retain our key management or attract and retain qualified scientific, technical and business personnel, our ability to implement our business plan may be adversely affected.
Our success largely depends on the skill, experience and effort of our senior management. The loss of the service of any of these persons would likely result in a significant loss in the knowledge and experience that we possess and could significantly delay or prevent successful product development and other business objectives. There is intense competition from numerous pharmaceutical and biotechnology companies, universities, governmental entities and other research institutions, seeking to employ qualified individuals in the technical fields in which we operate, and we may not be able to attract and retain the qualified personnel necessary for the successful development and commercialization of our product candidates.
If our product candidates advance into clinical trials, we may experience difficulties in managing our growth and expanding our operations.
We have limited experience in product development and have not begun clinical trials for any of our product candidates. As our product candidates enter and advance through preclinical studies and any clinical trials, we will need to expand our development, regulatory and manufacturing capabilities or contract with other organizations to provide these capabilities for us. In the future, we expect to have to manage additional relationships with collaborators or partners, suppliers and other organizations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.
We may be required to defend lawsuits or pay damages for product liability claims.
Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. We may face substantial product liability exposure in human clinical trials that we may initiate and for products that we sell, or manufacture for others to sell, after regulatory approval. The risk exists even with respect to those drugs that are approved by regulatory agencies for commercial distribution and sale and are manufactured in facilities licensed and regulated by regulatory agencies. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA investigation of the safety and effectiveness of our products, our manufacturing processes and facilities or our marketing programs and potentially a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients and a decline in our stock price. We currently do not have product liability insurance. We will need to obtain such insurance as we believe is appropriate for our stage of development and may need to obtain higher levels of such insurance if we were ever to market any of our product candidates. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.
Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.
We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards we may establish, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.
Risks Related to our Industry
The biotechnology and pharmaceutical industries are intensely competitive. If we are unable to compete effectively with existing drugs, new treatment methods and new technologies, we may be unable to commercialize successfully any drugs that we develop.
The biotechnology and pharmaceutical industries are intensely competitive and rapidly changing. Many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the development of novel drugs for the same diseases that we are targeting or expect to target. Many of our competitors have:
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much greater financial, technical and human resources than we have at every stage of the discovery, development, manufacture and commercialization of products;

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more extensive experience in preclinical testing, conducting clinical trials, obtaining regulatory approvals, and in manufacturing, marketing and selling pharmaceutical products;

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product candidates that are based on previously tested or accepted technologies;

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products that have been approved or are in late stages of development; and

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collaborative arrangements in our target markets with leading companies and research institutions.

Products based on our technologies may face competition from drugs that have already been approved and accepted by the medical community for the treatment of the conditions for which we may develop drugs. We also expect to face competition from new drugs that enter the market. We believe a significant number of drugs and delivery technologies are currently under development, and may become commercially available in the future, for the treatment of conditions for which we and our partners may try to develop drugs. These drugs may be more effective, safer, less expensive, or marketed and sold more effectively, than any products we and our partners develop.
If we and our partners successfully develop product candidates based on our technologies, and obtain approval for them, we will face competition based on many different factors, including:
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safety and effectiveness of such products;

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ease with which such products can be administered and the extent to which patients accept relatively new routes of administration;

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timing and scope of regulatory approvals for these products;

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availability and cost of manufacturing, marketing and sales capabilities;

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price;

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reimbursement coverage; and

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patent position.

Our competitors may develop or commercialize products with significant advantages over any products we develop based on any of the factors listed above or on other factors. Our competitors may therefore be more successful in commercializing their products than we are, which could adversely affect our competitive position and business. Competitive products may make any products we develop obsolete or noncompetitive before we can recover the expenses of developing and commercializing our product candidates. Such competitors could also recruit our future employees, which could negatively impact our level of expertise and the ability to execute on our business plan. Furthermore, we also face competition from existing and new treatment methods that reduce or eliminate the need for drugs, such as the use of advanced medical devices. The development of new medical devices or other treatment methods for the diseases we are targeting could make our product candidates noncompetitive, obsolete or uneconomical.
We may be unable to compete successfully against other companies that are working to develop novel drugs and technology platforms using technology similar to ours.
In addition to the competition we face from competing drugs in general, we also face competition from other biotechnology and pharmaceutical companies and medical institutions that are working to develop novel drugs using technology that competes more directly with our own. Among those companies that are or may be working in the field of RNA therapeutics to treat orphan liver disease and/or the urea cycle disorders are: Moderna LLC, Bio Blast Pharma Ltd., Alnylam Pharmaceuticals, Arcturus Therapeutics, Inc., Acuitas Therapeutics, Arbutus Biopharma Corporation, CureVac AG, Dicerna Pharmaceuticals, Inc., Horizon Pharma plc, Ocera Therapeutics, Inc., Cytonet GmbH & Co., Promethera Biosciences S.A., BioNTech AG, Synlogic, Inc. and Aeglea Biotherapeutics, Inc. Any of these, or other, companies may develop their technology more rapidly and more effectively than us.
In addition to competition with respect to our technology and with respect to specific products, we face substantial competition to discover and develop safe and effective means to deliver mRNAs to the hepatocytes. Substantial resources are being expended by third parties, both in academic laboratories and in the corporate sector, in an effort to discover and develop a safe and effective means of delivery into the hepatocytes. If safe and effective means of delivery to the hepatocytes are developed by our competitors, our ability to successfully commercialize a competitive product would be adversely affected.
Many of our competitors, either alone or together with their partners, have substantially greater research and development capabilities and financial, scientific, technical, manufacturing, sales, marketing, distribution, regulatory and other resources and experience than us. They may also have more established relationships with pharmaceutical companies. Even if we and/or our partners are successful in developing products based on our technologies, in order to compete successfully we may need to be first to obtain intellectual property protection for, or to commercialize, such products, or we may need to demonstrate that such products are superior to, or more cost effective than, products developed by our competitors (including therapies that are based on different technologies). If we are not first to protect or market our products, or if we are unable to differentiate our products from those offered by our competitors, any products for which we are able to obtain approval may not be successful.
Universities and public and private research institutions are also potential competitors. While these organizations primarily have educational objectives, they may develop proprietary technologies related to the drug delivery field or secure protection that we may need for development of our technologies and products. We may attempt to license one or more of these proprietary technologies, but these licenses may not be available to us on acceptable terms, if at all.
Any drugs based on our technologies that we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which could have a material adverse effect on our business and financial results.
The success of the products based on our technologies will depend upon the extent to which third-party payors, such as Medicare, Medicaid and other domestic and international government programs, private insurance plans and managed care programs, provide reimbursement for the use of such products. Most third-party payors may deny reimbursement if they determine that a medical product was not used in accordance with cost-effective treatment methods, as determined by the third-party payor, or was used for an unapproved indication.

Third-party payors also may refuse to reimburse for experimental procedures and devices. Furthermore, because our programs are in the early stages of development, we are unable at this time to determine their cost-effectiveness and the level or method of reimbursement. Increasingly, the third-party payors, who reimburse patients, such as government and private insurance plans, are requiring that drug companies provide them with predetermined discounts from list prices, and are challenging the prices charged for medical products. If the price charged for any products based on our technologies that we or our partners develop is inadequate in light of our development and other costs, our profitability could be adversely affected.
We expect that drugs based on our technologies that we or a partner develop may need to be administered under the supervision of a physician. Under currently applicable law, drugs that are not usually self-administered may be eligible for coverage by the Medicare program if they:
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are “incidental” to a physician’s services;

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are “reasonable and necessary” for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standards of medical practice;

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are not excluded as immunizations; and

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have been approved by the FDA.

There may be significant delays in obtaining insurance coverage for newly-approved drugs, and insurance coverage may be more limited than the purpose for which the drug is approved by the FDA. Moreover, eligibility for insurance coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover costs and may not be made permanent. Reimbursement may be based on payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government health care programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. The inability to promptly obtain coverage and profitable reimbursement rates from both government-funded and private payors for new drugs based on our technologies that we or our partners develop could have a material adverse effect on our operating results, our ability to raise capital, and our overall financial condition.
We believe that the efforts of governments and third-party payors to contain or reduce the cost of healthcare and legislative and regulatory proposals to broaden the availability of healthcare will continue to affect the business and financial condition of pharmaceutical and biopharmaceutical companies. A number of legislative and regulatory changes in the healthcare system in the United States and other major healthcare markets have occurred in recent years, and interpretation and application of such changes continue to evolve. These developments have included prescription drug benefit legislation that was enacted and took effect in January 2006, healthcare reform legislation recently enacted by certain states, and implementation of the Patient Protection and Affordable Care Act, or the Affordable Care Act, enacted in 2010 which resulted in significant changes to the health care industry. These developments could, directly or indirectly, affect our ability to sell our products, if approved, at a favorable price.
The Affordable Care Act includes significant provisions that encourage state and federal law enforcement agencies to increase activities related to preventing, detecting and prosecuting those who commit fraud, waste and abuse in federal healthcare programs, including Medicare, Medicaid and Tricare. The Affordable Care Act continues to be implemented through regulation and government activity but is subject to possible, amendment, additional implementing regulations and interpretive guidelines. The manner in which the Affordable Care Act continues to evolve could materially affect the extent to which and the amount at which pharmaceuticals are reimbursed by government programs such as Medicare, Medicaid and Tricare. We cannot predict all impacts the Affordable Care Act may have on our products, but it may result in our products being chosen less frequently or the pricing being substantially lowered. Or, the new legislation could have a positive impact on our future net sales due to increasing the number of persons with healthcare coverage in the United States.

We cannot predict what additional healthcare reform initiatives may be adopted in the future or how federal and state legislative and regulatory developments are likely to evolve, but we expect ongoing initiatives in the United States to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from product candidates based on our technologies that are successfully developed and for which regulatory approval is obtained, and may affect our overall financial condition and ability to develop product candidates.
Risks Related to our Indebtedness
Our obligations under our outstanding term loan are secured by all of our assets other than intellectual property, so if we default on those obligations, the lender could foreclose on our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent at a time when the value of such assets exceeded the amount of our indebtedness and other obligations.
Hercules, the lender under our term loan has a security interest in all of our assets other than our intellectual property. As a result, if we default under our obligations to the lender, the lender could foreclose on its security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations. The principal amount of the term loan as of June 20, 2017, was $6.0 million.
In the event of a default in connection with our bankruptcy, insolvency, liquidation, or reorganization, the lender would have a prior right to substantially all of our assets to the exclusion of our general creditors. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by the lender, resulting in all or a portion of our assets being unavailable to satisfy the claims of any unsecured indebtedness. Only after satisfying the claims of any unsecured creditors would any amount be available for our equity holders. These events of default include, among other things, our failure to pay any amounts due under the loan and security agreement or any of the other loan documents, a breach of covenants under the loan and security agreement, our insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against us.
The pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under the term loan, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.
Our outstanding term loan obligations may adversely affect our cash flow and our ability to operate our business.
Pursuant to the terms of our loan and security agreement, the lender made a term loan to us in aggregate amount of  $6.0 million. We are required to make monthly payments of interest in the amount of approximately $50,000 until June 2017 and monthly payments of interest and principal in the amount of approximately $226,000 per month from July 2017 until the loan matures. The principal amount of the term loan as of June 20, 2017 was $6.0 million. The term loan under the loan and security agreement, as amended, matures on December 2, 2019.
The terms of our term loan could have negative consequences to us, such as:
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we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

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the amount of our interest expense may increase because our term loan has a variable rate of interest at any time dependent on the prime rate; and

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we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that we will continue to have sufficient capital to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all, and the lender could foreclose on its security interests and liquidate some or all of our assets.
Our loan and security agreement contains covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.
Covenants in our loan and security agreement impose operating and financial restrictions on us. These restrictions prohibit or limit our ability to, among other things:
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pay cash dividends to our stockholders;

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redeem or repurchase our common stock or other equity;

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incur additional indebtedness;

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permit liens on assets;

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make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution); and

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sell, lease, license, lend or otherwise convey an interest in a material portion of our assets.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities. Moreover, additional debt financing we may seek, if permitted, may contain terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.
Risks Related to this Offering and Ownership of our Common Stock, Warrants and Preferred Stock
You will experience immediate and substantial dilution when you purchase shares in this offering.
You will incur immediate and substantial dilution as a result of this offering. After giving effect to the assumed sale by us of         shares of our common stock in this offering at an assumed combined offering price of  $       per share of common stock and associated warrant, the last reported sale price of our common stock on The NASDAQ Capital Market on       , assuming the conversion of all of the Preferred Stock, and after deducting the estimated placement agent fees and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of  $       per share. See “Dilution” on page 48 of this prospectus for a more detailed discussion of the dilution you will incur in connection with this offering.
You will experience immediate and substantial dilution in the net tangible book value per share of Preferred Stock you purchase.
Since the price per share of our Preferred Stock being offered is substantially higher than the net tangible book per share of our underlying common stock, you will suffer substantial dilution in the net tangible book value of the shares that you purchase in this offering. Based on an assumed combined offering price of  $       per share of common stock and associated warrant (the last reported sale price of our common stock on The NASDAQ Capital Market on       ), if you purchase Preferred Stock in this offering, you will suffer immediate and substantial dilution of  $       per share in the net tangible book value of the shares of common stock underlying the Preferred Stock. See “Dilution” on page 48 of this prospectus for a more detailed discussion of the dilution you will incur if you purchase Preferred Stock in this offering.
The issuance of additional equity securities may negatively impact the trading price of our common stock.
We have issued equity securities in the past, will issue equity securities in this offering and expect to continue to issue equity securities to finance our activities in the future. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. In addition, outstanding options and warrants to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional equity securities or securities convertible into or exchangeable or exercisable for common stock, may result in additional dilution to our stockholders, including investors who purchase shares of common stock in this offering, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.
We expect that our stock price will fluctuate significantly.
The trading price of shares of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this report, these factors include:
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the timing and results of preclinical studies for our urea cycle disorder programs and any product candidates that we may develop;

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actual or anticipated fluctuations in our results of operations;

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announcement or expectation of additional financing efforts;

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commencement or termination of collaborations for our product development and research programs;

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failure or discontinuation of any of our product development and research programs;

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variance in our financial performance from the expectations of market analysts;

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announcements by us or our competitors of results of preclinical studies, clinical trials, or regulatory approvals of product candidates, significant business developments, changes in distributor relationships, acquisitions or expansion plans;

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adverse regulatory decisions;

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changes in the prices of our raw materials or the products we sell;

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data concerning the safety and efficacy profile of our products;

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sales of our common stock by us, our insiders, or other stockholders;

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expiration of market stand-off or lock-up agreements;

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our involvement in litigation;

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our sale of common stock or other securities in the future;

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market conditions in our industry;

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changes in key personnel;

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the trading volume of our common stock;

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changes in the structure of healthcare payment systems;

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changes in the estimation of the future size and growth rate of our markets;

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the recruitment or departure of key personnel;

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developments or disputes concerning patent applications, issued patents, or other proprietary rights;

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market conditions in the pharmaceutical and biotechnology sectors;

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general economic, industry, and market conditions; and

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the other factors described in the “Risk Factors” section of this prospectus.

In recent years, the stock markets in general have experienced extreme price and volume fluctuations, especially in the biotechnology sector. Broad market and industry factors may materially harm the market price of shares of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.
The concentration of the capital stock ownership with our insiders may limit the ability of the stockholders to influence corporate matters.
As of June 20, 2017, our executive officers, directors, 5% or greater stockholders, and their respective affiliated entities in the aggregate beneficially owned approximately 56.5% of our outstanding common stock. As a result, these stockholders, acting together, have control over matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds of this offering to progress our research and development programs, for repayment of indebtedness and for general corporate purposes, including working capital and capital expenditures. For more information, see “Use of Proceeds” on page 44 of this prospectus. However, we will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate the net proceeds from this offering.
The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical and clinical studies, our clinical trials we may commence in the future and the timing of regulatory submissions. The costs and timing of development activities, particularly conducting clinical trials and preclinical studies, are highly uncertain, subject to substantial risks and can often change. Depending on the outcome of these activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate.
If we apply these funds ineffectively, it could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.
The placement agent is offering the securities on a “best efforts” basis with no minimum, and the placement agent is under no obligation to purchase any securities for their own account. The placement agent is not required to sell any specific number or dollar amount of the securities in this offering but will use its best efforts to sell the securities offered in this prospectus. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. If the offering is not consummated or we receive less than the maximum proceeds, our business plans and prospects for the current fiscal year could be adversely affected.
There is no public market for the Preferred Stock or the warrants to purchase shares of our common stock being offered by us in this offering, and an active trading market for such stock is not expected to develop.
There is no established public trading market for the Preferred Stock or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Preferred Stock or the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the Preferred Stock and the warrants will be limited.

The warrants are speculative in nature.
The warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of  $       per share, subject to certain adjustments, prior to                       from the date on which such warrants were issued, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.
A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.
In this offering, we will sell up to           shares of common stock or shares of Preferred Stock convertible into up to     shares of common stock, collectively representing approximately     % of our outstanding common stock as of            , 2017. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.
Issuance of additional shares of our common stock upon conversion of the Preferred Stock would substantially dilute existing stockholders and may depress the market price of our common stock.
As of June 20, 2017, there were 11,690,329 shares of common stock outstanding. In addition,     shares of common stock are issuable upon conversion of our Preferred Stock, assuming only shares of Preferred Stock and warrants are sold in this offering. The issuance of any such shares of common stock would substantially dilute the proportionate ownership and voting power of existing security holders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.
Upon conversion of the Preferred Stock, holders may receive less valuable consideration than expected because the value of our common stock may decline after such holders exercise their conversion right but before we settle our conversion obligation.
A converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders shares of Preferred Stock for conversion until the date we settle our conversion obligation. Upon conversion, we will be required to deliver the shares of our common stock, together with a cash payment for any fractional share (if so elected by us), on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares of common stock that you receive will be adversely affected and would be less than the conversion value of the Preferred Stock on the conversion date.
Our Securities will rank junior to all our liabilities to third party creditors, and to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the common stock and Preferred Stock, in the event of a bankruptcy, liquidation or winding up of our assets.
In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our common stock and Preferred Stock only after all our liabilities have been paid. Our common stock and Preferred Stock will effectively rank junior to all existing and future liabilities held by third party creditors. The terms of our common stock and Preferred Stock do not restrict our ability to raise additional capital in the future through the issuance of debt. Our common stock and Preferred Stock will also rank junior to any class or series of our capital stock created after this offering specifically ranking by its terms senior to our common stock and Preferred Stock. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our common stock and Preferred Stock then outstanding.

Holders of Preferred Stock will have no rights as a common stockholder with respect to the shares of common stock underlying the Preferred Stock until such holder acquires our common stock.
Holders of Preferred Stock, until they acquire our common stock upon conversion of their Preferred Stock, will have no rights with respect to the common stock underlying the Preferred Stock. Upon conversion of any Preferred Stock, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for actions to be taken by our common stockholders occurs after the date of conversion.
If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.
The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.
We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, our loan and security agreement with Hercules, dated June 7, 2016, prohibits us from declaring or paying cash dividends or making cash distributions on any class of our capital stock. See “Dividend Policy.” Any return to stockholders will therefore be limited to the increase, if any, of our share price.
An active public trading market for our common stock may not be sustained.
Prior to our initial public offering in May 2016, there was no public market for our common stock. Although our common stock is listed on The NASDAQ Capital Market, the market for our shares has demonstrated varying levels of trading activity. Furthermore, an active trading market may not be sustained in the future. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.
Provisions in our certificate of incorporation and bylaws and Delaware law may discourage, delay or prevent a change of control of our company and, therefore, may depress the trading price of our stock.
Our certificate of incorporation and bylaws contain certain provisions that may discourage, delay or prevent a change of control that our stockholders may consider favorable. These provisions:
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authorize the issuance of  “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt;

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prohibit stockholder action to elect or remove directors by majority written consent;

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provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

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prohibit our stockholders from calling a special meeting of stockholders; and

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establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
As compared to previous years, we will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.
As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The NASDAQ Capital Market, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We expect that we will need to hire additional accounting, finance, and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that the rules and regulations applicable to us as a public company may make it more difficult and more expensive for us to obtain director and officer liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We are currently evaluating these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.
Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our second filing of an Annual Report on Form 10-K with the Securities and Exchange Commission after we become a public company. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 of the Sarbanes-Oxley Act within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We may be subject to securities litigation, which is expensive and could divert management attention.
In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.
In the event that we fail to satisfy any of the listing requirements of The NASDAQ Capital Market, our common stock may be delisted, which could affect our market price and liquidity.
Our common stock is listed on The NASDAQ Capital Market. For continued listing on The NASDAQ Capital Market, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that we fail to satisfy any of the listing requirements of The NASDAQ Capital Market, our common stock may be delisted. If our securities are delisted from trading on The NASDAQ Stock Market, and we are not able to list our securities on another exchange or to have them quoted on The NASDAQ Stock Market, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including:
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a limited availability of market quotations for our securities;

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a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

We are an “emerging growth company” and may elect to comply with reduced public company reporting requirements, which could make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company”, we may take advantage of exemptions from various reporting requirements that are applicable to other public reporting companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports. We could be an “emerging growth company” up until December 31, 2021, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30th, in which case we would no longer be an “emerging growth company” as of the following December 31st. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.
Even after we no longer qualify as an “emerging growth company”, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the documents incorporated herein by reference contain, forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, incorporated herein by reference. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $       million, after deducting estimated placement agent fees and other estimated offering expenses payable by us, based on an assumed combined offering price of  $       per share of common stock and warrant (the last reported sale price of our common stock on the NASDAQ Capital Market on       ) and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, if we sell the maximum amount of securities offered hereby. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities covered by this prospectus; as a result, we may receive significantly less in net proceeds, and the net proceeds received may not be sufficient to continue to operate our business. The actual combined offering price per share of common stock and the accompanying warrant will be determined between us and the placement agent based on market conditions at the time of pricing, and the effective per share price of the common stock may be at a discount to the current market price of our common stock.
If all of the warrants sold in this offering were to be exercised in cash at an assumed exercise price of $    per share, we would receive additional net proceeds of approximately $      . We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.
A $0.25 increase (decrease) in the assumed combined offering price of  $       per share of common stock and warrant would increase (decrease) the net proceeds to us from this offering by approximately $       million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us.
Similarly, an increase (decrease) of 1,000,000 in the number of shares of common stock and in the number of warrants offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by $       million, assuming the assumed combined offering price of  $       per share of common stock and warrant remains the same, and after deducting estimated placement agent fees and expenses and estimated offering expenses payable by us.
Although it is difficult to predict our liquidity requirements, based upon our current operating plan, and assuming successful completion of this offering, we believe we will have sufficient cash to meet the following milestones, with respect to our current urea cycle disorder therapeutic programs:
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scale up the manufacturing of our lead product candidate, PRX-OTC;

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complete PRX-OTC cGMP-manufacturing and cGLP-compliant toxicology studies;

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file an IND application with the FDA for PRX-OTC; and

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evaluate the safety and efficacy of PRX-OTC in OTC-deficient patients, including measurement of effects on blood ammonia.

We intend to use the net proceeds of this offering as follows:
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approximately $5.7 million to scale up the manufacturing of PRX-OTC, our lead urea cycle disorder product candidate;

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approximately $1.5 million to conduct preclinical activities including toxicology studies;

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approximately $1.9 million to build clinical operation infrastructure and to use in clinical expenses; and

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to pay our monthly payment obligations under our loan and security agreement with Hercules, dated June 7, 2016, under which we are required to make monthly payments of interest in the amount of approximately $50,000 until June 2017 and monthly payments of interest and principal in the amount of approximately $226,000 per month from July 2017 until the loan matures on December 2, 2019. The Hercules loan bears interest at a floating annual rate equal to the greater of  (i) 9.25% and (ii) the sum of  (a) 9.25%, plus (b) the prime rate as reported by The Wall Street Journal minus 3.50%, resulting in a rate of 9.75% as of March 31, 2017.

We will use the balance of net proceeds for general corporate purposes, including working capital requirements.

Even with the expected net proceeds from this offering, we do not expect to have sufficient cash to complete the clinical development of any of our product candidates or, if applicable, to prepare for commercializing any product candidate that is approved.
The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of  “for general corporate purposes,” and investors will be relying on our judgment regarding the application of the proceeds of this offering. For example, if we identify opportunities that we believe are in the best interests of our stockholders, we may use a portion of the net proceeds from this offering to acquire, invest in or license complementary products, technologies or businesses although we have no current commitments, understandings or agreements to do so. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate.
Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

PRICE RANGE OF OUR COMMON STOCK
Our common stock began trading on The NASDAQ Capital Market on May 18, 2016 under the symbol “PZRX.” Prior to that date, there was no public trading market for our common stock. The following table sets forth for the periods indicated the high and low sales price per share of our common stock as reported on The NASDAQ Capital Market for the period indicated:
	High	Low
Year Ended December 31, 2016
Second Quarter (from May 18, 2016)	$5.77	$3.61
Third Quarter	$4.40	$2.20
Fourth Quarter	$3.30	$0.96
Year Ending December 31, 2017
First Quarter	$1.94	$1.28
Second Quarter (through June 20, 2017)	$1.95	$0.97
On June 20, 2017, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.01 per share. As of June 20, 2017, we had approximately 39 holders of record of our common stock.

DIVIDEND POLICY
We have not paid dividends to our stockholders since inception and do not plan to pay cash dividends in the foreseeable future. Any future declaration of dividends will depend on our earnings, capital requirements, financial condition, prospects and any other factors that our board of directors deems relevant, as well as compliance with the requirements of state law. In general, as a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In addition our loan and security agreement with Hercules, dated June 7, 2016, prohibits us from declaring or paying cash dividends or making cash distributions on any class of our capital stock. We currently intend to retain earnings, if any, for reinvestment in our business.

DILUTION
If you purchase our common stock or Preferred Stock in this offering, assuming the conversion of the Preferred Stock into shares of our common stock, your interest will be diluted to the extent of the difference between the offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. The historical net tangible book value of our common stock as of March 31, 2017 was $5.5 million, or $0.47 per share. Historical net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of outstanding common stock at March 31, 2017.
After giving effect to the sale of            shares of common stock in this offering at an assumed combined offering price of  $       per share (the last reported sale price of our common stock on The NASDAQ Capital Market on         ), and after deducting estimated placement agent fees and estimated offering expenses payable by us, the as adjusted net tangible book value as of March 31, 2017, would have been $       , or $       per share. This represents an immediate increase in as adjusted net tangible book value of  $       per share to existing stockholders and an immediate dilution of  $       per share to new investors purchasing common stock in this offering at the assumed offering price.
The following table illustrates this dilution on a per share basis to new investors:
Assumed offering price per share of common stock and warrant			$
Historical net tangible book value (deficit) per share at March 31, 2017		$0.47
Increase in net tangible book value per share after this offering	$
As adjusted net tangible book value after this offering			$
Dilution in net tangible book value per share to new investors			$

Each $0.25 increase (decrease) in the assumed offering price of  $       per share, the last reported sale price of our common stock on       , would increase (decrease) the as adjusted net tangible book value by approximately $       million, or $       per share, would increase (decrease) the dilution to new investors by approximately $       per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and estimated offering expenses payable by us.
We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 in the numbers of shares offered by us would increase our as adjusted net tangible book value by approximately $       , or $       per share, and decrease the dilution per share to investors participating in this offering by $       per share, assuming the assumed offering price per share of common stock and warrant remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 in the numbers of shares offered by us would decrease our as adjusted net tangible book value by approximately $       or $       per share, and increase the dilution per share to investors participating in this offering by $       per share, assuming the assumed offering price per share of common stock and warrant remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of shares of common stock and Preferred Stock that we offer in this offering, and other terms of this offering determined at pricing.
The above discussion and table do not take into account further dilution to investors purchasing our common stock in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering. To the extent that outstanding options or warrants outstanding as of March 31, 2017, are exercised or other shares are issued, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to our stockholders, including investors purchasing our common stock in this offering.

The table and discussion above are based on 11,690,329 shares of our common stock outstanding as of March 31, 2017, and excludes the following:
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1,963,473 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of  $2.44 per share;

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77,133 shares of our common stock issuable upon exercise of outstanding warrants with weighted average exercise price of  $5.54 per share;

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837,781 shares of our common stock reserved for future issuance under the 2016 Plan, which contains provisions that may increase its share reserve each year;

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         shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of  $       per share; and

•
         shares of common stock issuable upon the exercise of warrants to be issued to the placement agent in this offering at an exercise price of  $       per share.

BUSINESS
Overview
We are a biopharmaceutical company developing a portfolio of products for the treatment of inherited enzyme deficiencies in the liver using intracellular enzyme replacement therapy, or i-ERT. Our lead compound, PRX-OTC to treat ornithine transcarbamylase deficiency, or OTCD, one of the urea cycle disorders, is in preclinical development and is expected to generate safety and clinical efficacy data in 2018. We are not aware of any other enzyme replacement therapies for intracellular enzyme deficiencies currently being marketed for inherited enzyme deficiencies in the liver and believe that the commercial potential for i-ERT remains untapped and is similar in size to the $4.8 billion worldwide market for conventional ERT, which includes drugs such as Cerezyme. Our i-ERT approach is enabled by our proprietary Hybrid mRNA Technology platform, which allows synthesis of the missing enzyme inside the cell. Our initial product portfolio targets the three urea cycle disorders: OTCD; ASL deficiency and ASS1 deficiency. We have preclinical proofs of concept for the treatment of OTCD and ASL deficiency which show significant reductions in the level of blood ammonia, which we believe is an approvable endpoint by the FDA for the demonstration of efficacy in human clinical trials for the treatment of the urea cycle disorders. To our knowledge, there are no ERT products on the market to treat these diseases, because the urea cycle reaction occurs inside the cell and is inaccessible to the administered enzyme. In contrast, we expect delivery of the missing enzyme using i-ERT with our Hybrid mRNA Technology to be a promising approach to treat these patients. Beyond the urea cycle disorders, we believe there are a significant number of inherited disorders of metabolism in the liver that are candidates for our therapeutic approach and that our Hybrid mRNA Technology can be adapted to develop mRNA therapeutics for the treatment of other inherited liver disorders using our platform.
Our i-ERT approach is accomplished by delivering normal copies of the mRNA that make the missing enzyme inside the liver cell, thereby enabling proper physiological function and correcting the disease. A key challenge with mRNA therapeutics historically has been their satisfactory delivery into the patients’ cells. We believe that our Hybrid mRNA Technology addresses these difficulties and enables synthesis of the desired protein in the hepatocyte, which is the chief functional cell type in the liver harboring the metabolic cycles that need to be corrected in metabolic liver diseases. We believe our technology is superior to alternative technologies because, based upon peer-reviewed journal articles and presentations of our competitors and our internal preclinical studies, it results in high-level synthesis of the desired protein in the hepatocyte, is well tolerated in multiple species and can be repeat-dosed without loss of effectiveness, thus enabling treatment of chronic conditions.
We are focused on inherited, single-gene disorders of metabolism in the liver that result in deficiency of an intracellular enzyme and thus have been unable to be treated with conventional ERT. Some inherited orphan liver diseases, such as the lysosomal storage disorders, can be successfully treated with conventional ERT. However, this approach does not work for many of the inherited orphan liver diseases, including the urea cycle disorders, because the missing enzyme is inside the cell, and the administered enzyme is unable to get inside the target cell where it is needed to be therapeutically active. Our approach is to deliver mRNA encoding the missing enzyme into the cell using our Hybrid mRNA Technology, such that the mRNA makes the missing enzyme inside the cell, restores the intracellular enzyme function and corrects the disease.
As noted above, our initial focus is on urea cycle disorders, which are a group of rare genetic diseases generally characterized by the body’s inability to remove ammonia from the blood. The urea cycle consists of several enzymes, including OTC, ASL and ASS1. Since the urea cycle reactions occur inside the cell, conventional ERT does not work as a treatment for these disorders. Urea cycle disorders are caused by a genetic mutation that results in a deficiency of one of the enzymes of the urea cycle that is responsible for removing ammonia from the bloodstream, causing elevated levels of ammonia in the blood. The elevated ammonia then reaches the brain through the circulation, where it causes cumulative and permanent neurological damage, and can result in coma and death. Currently marketed ammonia scavengers such as Ravicti (glycerol phenylbutyrate) and Buphenyl (sodium phenylbutyrate) remove some of the excess ammonia but do not alter the underlying disease mechanism, therefore, liver transplant is the only currently available cure for urea cycle disorders. Our goal is to treat the urea cycle disorders by intravenous delivery of

mRNA that makes the relevant missing urea cycle enzyme inside the cell, thus reinstating control of blood ammonia. We believe that anticipated improvements in newborn screening and the availability of corrective therapy will lead to improved diagnosis and survival rates among patients with urea cycle disorders.
We have three therapeutic urea cycle disorder programs under development: PRX-OTC to treat OTCD, PRX-ASL to treat ASL deficiency and PRX-ASS1 to treat ASS1 deficiency. Preclinical efficacy has been established for PRX-OTC with two biological measures, including normalization of the level of ammonia in the blood. In June 2016, we selected PRX-OTC as our lead product candidate and demonstrated preclinical proof of concept for the treatment of a second product candidate, PRX-ASL. In 2016, we initiated scale up of the manufacturing of PRX-OTC, and in November 2016, we announced positive safety results from our single escalating dose response study in non-human primates using our Hybrid mRNA Technology. In November 2016, PRX-OTC received orphan drug designation from the FDA. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission. We have received feedback on our PRX-OTC development program from both the FDA and the European Commission. We intend to initiate IND-enabling studies in the second half of 2017 and plan to start manufacturing clinical supplies of the lead urea cycle disorder product candidate consistent with cGMP in 2018. We plan to file an IND application for PRX-OTC with the FDA in 2018, conduct Phase 2a/2b single- and repeat-dose clinical proof of concept studies in OTCD patients that are expected to generate Phase 2a safety and efficacy data, including measurement of reduction in blood ammonia in the second half of 2018 and Phase 2b (repeat-dose) safety and efficacy data in the first half of 2019.
We are engaged in discussions with a number of prospective biopharmaceutical companies regarding partnership opportunities focused on our product pipeline, the use of our Hybrid mRNA Technology for the delivery of potential partners’ mRNAs and the use of Hybrid mRNA Technology for in vivo gene editing. In vivo gene editing is a type of genetic engineering in which DNA is inserted, deleted or replaced in the genome of an organism using proteins called nucleases. Gene editing requires the delivery of mRNA and/or DNA into cells, which can be accomplished by several methods, the two most common of which are using engineered viruses as gene delivery vehicles, or viral vectors, and those that use naked DNA/RNA or DNA/RNA complexes, or non-viral methods. Gene editing companies are interested in our Hybrid mRNA Technology for its potential to express nucleases-encoding mRNAs in the hepatocyte, providing a non-viral delivery platform for in vivo gene editing, ultimately correcting the genetic defects in the liver of patients. We believe that our approach offers advantages over viral vectors for in vivo gene editing, which can persist in the patient over the long term, and thus may cause continued modification of the genome after the intended change to the desired gene has been made. If successful, we believe that our technology would enable genes to be added, repaired or deleted in a patient’s hepatocytes for therapeutic benefit. To date, we have not entered into any partnerships or collaborations for our current product candidates.
Our pipeline includes our most advanced mRNA therapeutic program for the treatment of OTCD, for which we have shown preclinical proof of concept, our program for ASL deficiency, for which we have also demonstrated preclinical proof of concept and is under development, and our program of ASS1 deficiency, which is also under development, each as summarized in the table below:
Our Strategy
Our strategy is to use our proprietary Hybrid mRNA Technology to develop mRNA therapeutics for the treatment of orphan liver diseases. We believe that our focus on urea cycle disorders maximizes the leverage of our know-how and proprietary technology and allows us to build value through our programs by moving them forward into development in a cost-efficient manner with the goal of promptly delivering safe and effective therapies to urea cycle disorder patients in need of effective treatment.
Our business strategy includes the following:
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Rapidly develop a portfolio of mRNA therapeutics to treat orphan liver diseases that are intractable to ERT, with initial focus on the urea cycle disorders.   In June 2016, we selected PRX-OTC as our lead product candidate and demonstrated preclinical proof of concept for the treatment of a second product candidate, PRX-ASL. In November 2016, we announced positive safety results from our single escalating dose response study in non-human primates using our Hybrid mRNA Technology. In November 2016, PRX-OTC received orphan drug designation from the FDA. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission. We intend to initiate IND-enabling studies and file an IND application for PRX-OTC with the FDA in 2018 and expect to generate clinical proof of concept in urea cycle disorder patients in the second half of 2018.

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Leverage our Hybrid mRNA Technology across a broad range of additional orphan liver diseases. There are many other orphan liver diseases beyond the urea cycle disorders that we believe would be good candidates for mRNA replacement therapy. Given that the delivery system will be the same across the programs, once the Hybrid mRNA Technology is successful with one mRNA and orphan liver disease, we anticipate that the costs and risks associated with developing new mRNA therapeutics for other orphan liver diseases will be relatively low.

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Pursue and form strategic collaborations that leverage our Hybrid mRNA Technology.   We are engaged in discussions with potential partners for developing mRNA programs in various disease indications. We intend to pursue partnerships in order to accelerate the development and maximize the market potential of our Hybrid mRNA Technology platform. In particular, we intend to partner with larger biopharmaceutical companies that possess market know-how and marketing capabilities to complete the development and commercialization of mRNA therapeutics. Our Hybrid mRNA Technology also enables us to deliver nuclease-encoding mRNAs to the liver. The combination of our Hybrid mRNA Technology and gene editing technology has the potential to enable in vivo gene editing, to either add or delete gene function in humans, which, if successful, could have a variety of important potential medical applications. For example, deleting gene function could be used for lowering cholesterol, and adding gene function could be used to correct certain types of hemophilia.

Our Competitive Strengths
With our proprietary Hybrid mRNA Technology, intellectual property portfolio and experienced management team, we believe we are well positioned to advance our development candidates and partner our technology platform to expand future development and commercial opportunities. Although our technology is at a preclinical stage of development and will require substantial resources and clinical and regulatory validation of efficacy, we believe that our delivery technology will provide opportunities to create value with therapeutic mRNAs for the treatment of orphan liver diseases in a cost-effective way.
We believe that our competitive strengths include:
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Specific production of desired proteins in hepatocytes.   Based on the internal preclinical studies we have conducted, the Hybrid mRNA Technology enables protein production specifically in hepatocytes in the liver with minimal impact in other major organs and tissues. This outcome is accomplished by attaching the hepatocyte-specific targeting ligand molecule N-acetyl galactosamine, or GalNAc, to the polymer used in our Hybrid mRNA Technology, which results in hepatocyte-specific expression of the desired protein. GalNAc targeting of mRNA expression is a notable aspect of our technology and we are not aware of any competitor that is using GalNAc to target expression of mRNA therapeutics. This specificity limits off-target effects that may occur by producing proteins in tissues outside the liver.

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Ability to repeat dose.   Our preclinical data shows that the Hybrid mRNA Technology enables repeat dosing at therapeutically efficacious doses without loss of protein production. This ability enables treatment of chronic indications that require multi-dose treatment regimens.

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Our delivery system is well-tolerated in multiple species.   In our preclinical studies, the Hybrid mRNA Technology has been tested in mice, rats and non-human primates. In all species tested, the delivery formulation was well-tolerated, as demonstrated by minimal or no induction of a variety of immune inflammatory cytokines (inter-cellular signaling chemicals primarily involved in immune-inflammatory mechanisms). Moreover, at doses well above those needed for a therapeutic effect, liver transaminase levels, a measure of liver damage, remained within normal ranges in mice. This ability to dose at high mRNA levels in combination with the ability to multi-dose without loss of expression upon subsequent dosing represents one of the significant strengths of the Hybrid mRNA Technology.

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Potential for rapid development of follow-on products with unusually low cost and risk.   There are many single-gene inherited metabolic disorders of the liver which may be candidates for our mRNA therapeutic approach. Once proof of concept has been established for one orphan liver disease with the Hybrid mRNA Technology, we believe that the same delivery platform may be used to deliver many different mRNAs. Because our delivery technology platform is largely complete and the sequence of all mRNAs is widely known and in public domain, once we successfully develop an mRNA therapeutic for one of the single-gene inherited metabolic disorders of the liver, we believe that development of an mRNA therapeutic targeting other single-gene inherited metabolic disorders of the liver can be made in a significantly shorter amount of time and at less cost relative to a conventional drug discovery process, which generally takes several years to discover new drugs. In addition, we believe that the precise specificity of mRNA for its target minimizes off-target risks associated with conventional drug development, which we believe will contribute to lower cost and risks. For these reasons, while not mitigating potential future regulatory or clinical risks, and not shortening regulatory or clinical timelines for drug approval, we believe our approach can lead to the generation of new drugs more rapidly and with lower risk compared to conventional drug development.

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Ability to develop high-barrier to entry products.   Due to our propriety know-how in nucleic acid therapeutics and their delivery, we expect to develop high barrier to entry therapeutics which we believe will result in our products being subject to relatively less competition in the market.

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Experienced team.   Our management team has an extensive track record and experience in the research, development and delivery of RNA therapeutics. Our management team has over 50 years of combined experience in RNA delivery technologies and RNA therapeutics, and our team is well placed to further develop the Hybrid mRNA Technology for orphan liver disease therapeutics and for gene editing applications.

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Patent protection for our Hybrid mRNA Technology.   In order to protect our innovations, we have aggressively built upon our extensive and enabling intellectual property estate worldwide. Our portfolio of patents and patent applications includes multiple families and is primarily focused on synthetic polymers and related compositions, the use of polymer and polymer-lipid nanoparticle, or LNP compositions for delivery of mRNA and other therapeutic agents, including the use of polymer-LNP compositions in our core platform technology, and methods for treating protein deficiency diseases such as orphan diseases characterized by single-gene metabolic defects in the liver, including OTCD. As of June 20, 2017, we own or have in-licensed 17 issued U.S. patents, 26 issued foreign patents, and over 15 pending U.S. and foreign patent applications.

While future manufacturing, regulatory and clinical challenges have not yet been fully addressed by us, our Hybrid mRNA Technology has proven highly effective in internal preclinical testing. However, to date, none of these preclinical studies involved human subjects. As such, there can be no assurance that we will achieve the same results upon the commencement of human clinical trials. Should we fail to achieve similar results in human clinical trials, it could result in a material adverse effect on our business and operations.

Establishing the efficacy of our technology in human subjects will require substantial funds and could take multiple years. In addition, our successful development is subject to many risks, both known and unknown that may impede our ability to ever bring this technology to market or to generate revenue. See “Risk Factors” beginning on page 11.
The main competitive technologies to provide treatment for our target diseases are adeno-associated virus, or AAV vectors, and mRNA delivery using conventional LNPs. AAV vectors offer the potential of longer-term correction of the liver disease by gene therapy, and Dimension Therapeutics, Inc. announced they had an open IND with the FDA for AAV gene therapies targeting OTCD in December of 2016. These vectors are in clinical development to treat orphan liver diseases such as hemophilia. However, triggering of multiple types of immune response to the virus represents a major challenge facing development of these viral vectors and can make repeat dosing ineffective. If the therapy wanes over time, or if the cells targeted by a first AAV treatment turnover or die, then a repeat administration may be ineffective. AAV administration has also resulted in immune-mediated hepatitis, which is typically treated with steroids. However, for urea cycle disorders, there is a warning against using steroids according to the Buphenyl package insert. mRNAs may also be delivered by conventional LNPs. While LNPs are effective in delivering mRNA cargo into the liver, and hence, if successfully developed, could become a significant competitive technology for us, LNPs generally contain fusogenic lipids that can activate the innate immune system and result in dose-limiting toxicities.
Achievement of Milestones
In 2016, we selected PRX-OTC as our lead product candidate and demonstrated preclinical proof of concept for the treatment of a second product candidate, PRX-ASL, which further established the breadth of our Hybrid mRNA Technology. We also recently tested our Hybrid mRNA Technology’s ability to deliver mRNA in a large animal tolerability study with non-human primates. Since there is no large animal model of OTCD, we used human erythropoietin, or hEPO, as a surrogate reporter mRNA, formulated with the same delivery components as PRX-OTC. We believe that the dose responsive increase in hEPO expression, the increase in the hematocrit levels, which indicates higher production of red blood cells promoted by hEPO, and the safety and tolerability profile observed in the study lay the foundation for further preclinical and clinical development of PRX-OTC.
EVENT	Completion
Proof of Concept in Second Disease Model	2Q 2016 – Achieved
Declare Lead Development Candidate	2Q 2016 – Achieved
Large Animal Tolerability Study	4Q 2016 – Achieved
Additionally, in November 2016, PRX-OTC received orphan drug designation from the FDA. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission. We have received feedback on our PRX-OTC development program from both the FDA and the EMA.
Our Team
We were founded by Robert W. Overell, Ph.D., our president and chief executive officer, and world leaders in polymer-based drug delivery systems Patrick S. Stayton, Ph.D., professor of bioengineering at the University of Washington, and Allan S. Hoffman, Ph.D., professor emeritus of bioengineering at the University of Washington, together with Oliver W. Press, M.D., Ph.D., a member of the Fred Hutchinson Cancer Research Center and a professor of medicine at the University of Washington, and Paul H. Johnson Ph.D., our founding chief scientific officer.
We believe that success in the field of in vivo nucleic acid delivery and therapeutics requires a highly specialized team. We have a highly experienced management team with over 50 years of combined experience in the delivery and development of nucleic acid therapeutics working in state-of-the-art chemistry and biology facilities in Seattle, Washington. In addition to the experience of our management team, leadership in research and development includes Michael Houston, our chief scientific officer who has more than 12 years of experience in oligonucleotide chemistry and delivery systems and was the former vice president of chemistry and formulations at Nastech Pharmaceutical Company Inc., which became

MDRNA Inc. and Marina Biotech, Inc., Mary Prieve, Ph.D., vice president of biology, who has over 10 years of experience in nucleic acid delivery, and Gordon Brandt, M.D., our chief medical officer, who has served as president and executive vice president of clinical affairs for Nastech Pharmaceutical Company, Inc., which became MDRNA Inc., where he worked on the development of nucleic acid therapeutics from 2004 until 2008. We also use consultants and advisors who provide us with key advice in specific areas.
Our Mission and Culture
We are dedicated to the development of mRNA therapeutics that hold promise for treatment of orphan diseases for which few, if any, effective therapeutic options are available. Our guiding principles, against which all employees have been evaluated annually as a key component of our performance management system since our inception, are:
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Open Communication. This is especially important in a drug development company, where tremendous value can be built from close collaboration between team members.

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Teamwork. Talented multidisciplinary teams, with the right skill set, that collaborate effectively against a common goal can create a practically unstoppable force.

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Mutual Respect. We each have different points of view, and nobody is right all of the time. Trust your instincts, but respect those of others too, especially in areas of their expertise.

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Excellence and Integrity. We strive for excellence in everything we do, and do it with the highest level of personal and professional integrity.

Company Information
We were incorporated on March 9, 2006 as a Delaware corporation. Our principal executive office is located at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119. Our telephone number is 206-805-6300. Our website address is www.phaserx.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.
Our Initial Target Diseases: Urea Cycle Disorders
Our initial target diseases are urea cycle disorders. Urea cycle disorders are a family of inherited rare genetic metabolic disorders, each of which is caused by a mutation that results in a deficiency of one of the enzymes that are necessary for the normal function of the urea cycle to remove ammonia from the bloodstream. When proteins are broken down by the body, ammonia is produced as a waste byproduct. The urea cycle involves a series of biochemical steps which removes ammonia from the blood. Normally, in individuals with a functioning urea cycle, ammonia is converted into a compound called urea and excreted in urine. In patients with urea cycle disorders, the liver’s ability to convert ammonia to urea is diminished or absent, and the process of removing ammonia from the bloodstream is disrupted. As a result, excess ammonia accumulates in the blood, a condition known as hyperammonemia. Ammonia is a potent neurotoxin, and when ammonia reaches the brain through the bloodstream, it causes severe medical complications including cumulative and permanent brain damage, and can cause coma and death.
Urea cycle disorders are diagnosed either through newborn screening or when symptoms occur and are recognized as a urea cycle disorder by further testing. Initial urea cycle disorder symptoms range from catastrophic illness with coma occurring within a few days of birth to milder and non-specific symptoms such as difficulty sleeping, headache, nausea, vomiting, disorientation and seizures, particularly in patients who present later in life.
Urea cycle disorders occur in approximately 1 in 35,000 births in the United States, with OTCD being most common at a rate of approximately 1 in 56,500 live births, followed by ASL deficiency at a rate of approximately 1 in 218,750 live births and ASS1 deficiency at a rate of approximately 1 in 250,000 live births according to the journal article “The Incidence of Urea Cycle Disorders” published in Molecular Genetics and Metabolism, 2013, or the Incidence of Urea Cycle Disorders article. Based on demographic data for those patients enrolled in the National Institutes of Health-sponsored urea cycle disorder consortium longitudinal study, “A Longitudinal Study of Urea Cycle Disorders” published in Molecular Genetics and Metabolism, 2014, or the Longitudinal Study article, approximately one quarter of patients with urea cycle disorders are diagnosed in the neonatal period (first month of life), 70% are diagnosed after the neonatal period, and 5% remain asymptomatic throughout life. According to the Longitudinal Study article, approximately 114 newborns are predicted to be born with a urea cycle disorder in the United States each year, and approximately one quarter of the patients diagnosed in the neonatal period die due to the urea cycle disorder, compared with 11% mortality for patients with late onset disease. In 2015, there were approximately 4 million births in the United States, according to Centers for Disease Control and Prevention (source: http://www.cdc.gov/nchs/births.htm, last visited Feb 21, 2017).
Our Development Programs
Our mRNA therapeutics for the urea cycle disorders are intended to provide to patients weekly or once every two week intravenous delivery of mRNA encoding the missing enzyme, thereby allowing the patient to produce the needed enzyme and correcting the disease. Because our approach addresses the underlying cause of the disease by reinstating the normal physiology, it is anticipated that no dietary restriction or special amino acid supplementation will be necessary, and the disease can be managed without hyperammonemic crises or continued neurologic deterioration. For all of our urea cycle disorder programs, the product profile of our candidates is anticipated to include reversal of the enzyme deficiency, which would be expected to correct the disorder by restoring the normal physiology, normalizing plasma ammonia levels, eliminating the need for ammonia scavenger medications and dietary restrictions, and decreasing or eliminating hyperammonemic crises and the consequent neurological damage.
OTCD
Our most advanced program is for OTCD. OTCD is the most common subtype of the urea cycle disorders and affects all ethnic groups and geographic areas. OTC is an enzyme in the urea cycle that removes ammonia in the blood. Patients with severe OTCD rapidly develop hyperammonemia soon after birth and have a disease phenotype which may lead to coma or death in the absence of liver transplant. In some affected individuals, signs and symptoms of OTCD may be less severe, and may not appear until later in life, but most patients show symptoms of OTCD by age 12 which typically manifest as hyperammonemic crises. The gene that codes for OTC is located on the X-chromosome, and hence, the majority of severely affected patients are male, but females with one abnormal gene can also be affected, usually after the neonatal period, as reported in the journal article “Diagnosis, Symptoms, Frequency and Mortality of 260 Patients with Urea Cycle Disorders from a 21-year, Multicentre Study of Acute Hyperammonaemic Episodes” published in Acta Paediatrica, 2008. Patients can present at almost any time of life with a triggering event such as an infection or pregnancy or even a change in diet, resulting in elevations of plasma ammonia concentration. Despite milder presentations in adulthood, patients are at constant risk of ammonia level rising, and hyperammonemia, encephalopathy, cerebral edema, and death can occur.
Preclinical Development
In 2015, we achieved preclinical proof of concept for OTCD in a well-accepted animal model of a human orphan liver disease using OTC-spfash mice. Like human OTCD patients, the OTC-spfash mice have a defective OTC gene, and when OTC expression in these mice is further impaired, the mice recapitulate the human OTCD disease, including elevated blood ammonia rapidly progressing to death, as reported in the journal article “Induction and Prevention of Severe Hyperammonemia in the spfash Mouse Model of Ornithine Transcarbamylase Deficiency Using shRNA and rAAV-mediated Gene Delivery” published in Molecular Therapy, 2011. Hyperammonemia is induced in these mice by treating the animals with a viral vector containing a short hairpin RNA designed to knock down the remaining mouse OTC mRNA. As the mouse OTC mRNA levels are decreased, OTC enzyme levels also decrease resulting in the mice developing elevated ammonia levels in the blood. Normal mice have ammonia levels of  ~50 μM. Delivery of the human OTC mRNA using our Hybrid mRNA Technology resulted in the production of the natural human OTC enzyme and normalization of two key clinical biomarkers, ammonia level in the blood and orotic acid level in the urine when dosed once a week or twice a week. In contrast, the treatment of mice with a human OTC mRNA designed not to be translated (a negative control) resulted in the mice having higher ammonia and orotic acid levels. As shown in the figure below, treatment of mice twice a week with 3 mg/kg doses of a functional human OTC mRNA over a three-week period resulted in a statistically significant reduction in blood ammonia levels and reduced ammonia levels to those observed in the wild type mice. To determine whether data is statistically significant compared to controls we use standard statistical measures, in this case the t-test. The t-test provides a “p-value” representing the probability that random chance could explain the result. In general, a 5% or lower p-value (p < 0.05) is considered to be statistically significant. However, it should be noted that statistical significance alone may not be sufficient to establish efficacy by the FDA. Rather, efficacy endpoints are generally agreed upon with the FDA prior to commencement of a study, which may require clinical significance beyond a statistically significant p-value. Notwithstanding that fact, the p-value calculated in this study was p < .001, as shown in the figure below, meaning that the probability that random chance could explain this result is < 0.1%. Normalization of ammonia levels was also achieved with treatment of mice once a week. The study has shown meaningful reduction in ammonia levels at 24 hours after dosing, the endpoint that was evaluated by the FDA in order to grant approval of Ravicti.
Normalization of Ammonia Levels in OTC-spfash Mice Treated with Human OTC mRNA
Delivered by Hybrid mRNA Technology

Moreover, levels of the other well-accepted biomarker, urinary orotic acid, were also normalized in this study. As shown in the figure below, treatment of mice twice a week with 3 mg/kg doses of a functional human OTC mRNA over a three-week period demonstrated that the orotic acid levels were maintained at the levels similar to the orotic acid levels in normal mice. Similar results were obtained with treatment of mice once a week. Mice treated with buffer or the negative control mRNA resulted in urinary orotic acid levels that were 10 to 30-fold higher than mice treated once a week or twice a week.
Normalization of Orotic Acid Levels in OTC-spfash Mice Treated with Human OTC mRNA
Delivered by Hybrid mRNA Technology

The induction of hyperammonemia in OTC-spfash mice resulted in uncoordinated movements (ataxia), significant body weight loss and, ultimately, death. As shown in the figure below, mice treated with buffer or the negative control mRNA had a median survival of 19 and 21 days, respectively. Mice treated twice a week with 3 mg/kg doses of a functional human OTC mRNA showed complete survival as long as 35 days. Additionally, no signs of ataxia were observed in the treated mice, and all mice in the treated group gained weight. When therapy with the Hybrid mRNA Technology was terminated in these mice, the mice remained disease-free for more than three additional weeks at which time the mice started to succumb to the effects of elevated ammonia levels.
Complete Survival of OTC-spfash Mice Treated with Human OTC mRNA
Delivered by Hybrid mRNA Technology in Hyperammonemia Model
Delivery of the human OTC mRNA using our Hybrid mRNA Technology in the OTC-spfash mice was well tolerated, based on our internal tolerability study with formulation being dosed twice per week for three weeks in OTC-spfash mice, with normal serum chemistries (electrolytes, albumin and creatinine levels) observed 48 hours following dosing, and no elevation of alanine aminotransferase, or ALT, level in the blood, which is a test for liver damage. This is shown in the figure below.
Levels of Liver Enzymes in Mice Dosed with Hybrid mRNA Technology
(Flu - Firefly Luciferase (Fluc mRNA); hEPO - Human Erythropoietin)

Moreover, we observed no detection of the cytokine IP-10 in OTC-spfash mice 3 hours following dosing (below limit of quantitation, or BLOQ), indicating no stimulation of the innate immune system.
Levels of the Cytokine IP-10 in OTC-spfash Mice Treated with Hybrid mRNA Technology

IP-10 Serum Level at 3 h
IP-10 (pg/mL)
500
400
300
200
100
0
BLOQ
BLOQ
BLOQ
Buffer
Untranslatable Control mRNA
OTC mRNA
Hyperammonemic spf-ash

*
BLOQ: below limit of quantitation

Additionally, we showed that delivery of the human OTC mRNA in normal mice using our Hybrid mRNA Technology resulted in significant OTC enzyme activity in the liver. Normal mice were dosed with 3 mg/kg human OTC mRNA, and OTC enzyme expression was measured in liver lysates of the treated mice. The results in the figure below show 200% of normal OTC enzyme activity in the treated mice relative to buffer-treated animals. Moreover, these levels were observed 10 days post-dose, demonstrating significant persistence of protein expression and more importantly, OTC enzyme activity after dosing.
Levels of human OTC Enzyme in Normal Mice Treated with
OTC mRNA Formulated Using Hybrid mRNA Technology

OTC Enzyme Activity at Day 10
% of Wild-Type
250
200
150
100
50
Buffer
OTC mRNA

In a study conducted in 2017 using normal Sprague Dawley rats, we showed that delivery of the human OTC mRNA using our Hybrid mRNA Technology resulted in significant OTC protein levels in the liver in the rats. These rats were dosed with 1, 3 and 5 mg/kg human OTC mRNA, and OTC protein levels were measured in liver lysates of the treated rats. The results in the figure below show a dose-dependent increase in human OTC levels relative to buffer-treated rats. Moreover, significant OTC protein levels were observed 7 days post-dose.
Levels of human OTC Protein in Normal Rats Treated with
Human OTC mRNA Formulated Using Hybrid mRNA Technology
The treatment was well tolerated in the rats and there were no dose-dependent changes in liver function tests based on the measure of ALT levels in the blood, as shown in the figure below.
Levels of Serum ALT in Rats Treated with human OTC Formulated Using Hybrid mRNA Technology

Serum ALT at 24 h
ALT (U/L)
200
150
100
50
0
3X
ULN
Buffer
1 mg/kg
3 mg/kg
5 mg/kg

Additionally, in the rats in this study there were no increases in levels of the key cytokine Monocyte Chemoattractant Protein-1, or MCP-1, which were comparable to the buffer-treated group. We believe that this result is significant as MCP-1 has been identified as a reliable marker of cytokine activation in LNP-based formulations based upon the white paper produced by the The Oligonucleotide Safety Working Group entitled “Recommendations of the Oligonucleotide Safety Working Group’s Formulated Oligonucleotide Subcommittee for the Safety Assessment of Formulated Oligonucleotide-Based Therapeutics” published online in the journal Nucleic Acid Therapeutics in June 2017.
Levels of the Cytokine MCP-1 in Rats Treated Treated with hOTC Formulated
Using Hybrid mRNA Technology

MCP-1 Levels 3 Hours Post Dose
MCP-1 (pg/mL)
2000
1500
1000
500
0
Buffer
1 mg/kg
3 mg/kg
5 mg/kg

Preclinical Non-GLP Safety Data
In 2018, we plan to conduct formal safety studies to be included in our IND submission to FDA. Such studies must be conducted under good laboratory practices, or GLP. All our other scientific studies are non-GLP studies, although we believe these studies are conducted with high levels of scientific excellence and integrity. Since there is no large animal model of OTCD, we used hEPO as a surrogate reporter mRNA, formulated with the same delivery components as PRX-OTC. The advantages of using hEPO are that one can easily measure hEPO levels in the blood by a standard ELISA assay, which is an assay used to measure hEPO protein. Additionally, we can determine whether the hEPO protein that is being produced is biologically active by measuring increase in reticulocytes and hematocrit.
In rats dosed once a week for 5 weeks with 1 mg/kg of hEPO mRNA formulated in our lead formulation, we observed hEPO levels in the blood thousands of fold above steady state levels of the rat protein. During the course of this experiment, protein concentrations following each mRNA dose were within 2-fold of each other. Consistent with this high level of hEPO, we observed a significant increase in hematocrit over time. Levels rose from a baseline of approximately 40% to greater than 55% after 5 weeks of treatment. From a safety perspective, we observed no increases in the levels of liver alanine aminotransferase, or ALT, which is generally used to test liver damage, 24 hours after each dose. Moreover, there were no noteworthy changes in serum chemistry and no changes in histopathology in the target liver tissue or the spleen or kidney tissues.

In addition to testing in rats, we have performed testing of the of Hybrid mRNA Technology in non-human primates using cynomolgus monkeys. In the non-human primate study, hEPO mRNA dosed at 0.1, 0.3 and 1.0 mg/kg delivered with our Hybrid mRNA Technology platform demonstrated dose-dependent increases in levels of hEPO protein thousands of fold above normal physiological levels. Peak levels of hEPO were observed at 12 hours after dosing. In addition, a commensurate increase was also seen in reticulocyte count, which was robust and seen in all dose groups.
Assessment of hEPO Protein Levels in Non-Human Primates Treated with hEPO mRNA Delivered
Using Hybrid mRNA Technology
In addition, the formulation was well tolerated in non-human primates with no statistically significant dose-related changes in liver transaminase levels, a measure of liver damage. Moreover, there were no increases in immune inflammatory cytokines observed 6 hours after dosing, including IL-6, TNF-α, IFN-γ, IL-12, or IP-10, or in serum chemistry.
Assessment of ALT Levels in Non-Human Primates Treated with hEPO mRNA Delivered
Using Hybrid mRNA Technology
Assessment of Cytokine Levels in Non-Human Primates Treated with hEPO mRNA Delivered
Using Hybrid mRNA Technology

The above results demonstrate the ability of the Hybrid mRNA Technology to deliver an mRNA therapeutic and produce the intended protein and the safety and tolerability of the formulation. Additionally, it demonstrates that our Hybrid mRNA Technology is translatable across multiple species, namely, mouse, rats and non-human primates.
After obtaining this data with hEPO, we performed an additional non-GLP safety study in 2016 in rats with our lead formulation using human OTC mRNA as the mRNA cargo. In this study, normal rats were dosed at 1, 3 and 5 mg/kg of human OTC mRNA and the levels of human OTC protein were measured 7 days after dosing by western blot analysis. We observed a linear dose responsive increase in human OTC protein relative to the animals treated with buffer. There were no toxicities associated with elevated levels of OTC in the treated animals. Consistent with our hEPO study, there was no significant change in serum chemistry. More importantly, as we increased the dose of mRNA, we did not observe any changes in liver ALT levels 24 hours after dosing, providing further supportive data that our lead formulation was well tolerated.
Following the successful completion of these non-GLP toxicological studies, we have made substantial progress in our work with our contract manufacturing organizations, or CMOs. Specifically, all components of the formulation of PRX-OTC have now been successfully manufactured by CMOs, and their biological activity confirmed by us. We plan to further scale up PRX-OTC in preparation for additional non-GLP studies, including dose range finding studies, which we expect to initiate in the first half of 2018, and in which ascending doses of a compound will be tested and biodistribution studies will be conducted to measure tissue uptake of the compound.
IND-Enabling Studies and Clinical Development Plans – PRX-OTC
We intend to continue to scale up the manufacturing process for PRX-OTC in the second half of 2017. We plan to conduct IND-enabling GLP toxicological studies and file an IND for PRX-OTC in 2018. We expect to begin patient enrollment for the Phase 2a/2b single- and repeat-dose clinical proof of concept studies in OTCD patients in the second half of 2018.
Based on the results of the preclinical studies, we expect to demonstrate safety and clinical efficacy of PRX-OTC in a Phase 2a study in the second half of 2018 and in a Phase 2b study (repeat-dose) in the first half of 2019, both in OTCD patients. The clinical development of PRX-OTC is planned to include a two-stage clinical trial. The first, Phase 2a, stage will enroll a total of approximately 12 adult and pediatric OTCD patients greater than two years of age who are currently on ammonia scavenger drugs and protein restricted diet, for evaluation of safety and efficacy. Endpoints will include pharmacokinetics, as measured by blood concentration of OTC mRNA, and pharmacodynamics, as measured by plasma ammonia and urea levels following administration of a single dose of PRX-OTC. We expect to use the Phase 2a study to identify the optimal biologic dose and to determine the dosing interval for the Phase 2b study, which is a repeat-dose study in adult and pediatric OTCD patients expected to take place in the first half of 2019 for evaluation of safety and efficacy of PRX-OTC following administration of multiple doses of PRX-OTC.
In 2016 we had a pre-IND meeting with the FDA to gain the FDA’s input on manufacturing, toxicology, and clinical programs. In November 2016, the OTCD program received orphan drug designation in the United States. If a drug qualifies for orphan drug designation, it meets one of the six requirements for eligibility for a Rare Pediatric Disease Priority Review Voucher. According to the FDA website, under the Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval for a drug or biologic for a “rare pediatric disease” may qualify for a voucher that can be redeemed to receive a priority review of a subsequent marketing application for a different product. In April 2017, PRX-OTC received orphan medicinal product designation from the European Commission.
Of note, our product candidates target rare liver diseases. According to the recent report by the Biotechnology Innovation Organization, product candidates developed to treat rare diseases had a three-fold lower risk of failure in clinical trials than product candidates developed to treat chronic high prevalence diseases (source: https://www.bio.org/sites/default/files/Clinical%20Development%20Success%20Rates%202006-2015%20-%20BIO,%20Biomedtracker,%20Amplion%202016.pdf).
ASL Deficiency
ASL deficiency is the second subtype of urea cycle disorder we are pursuing as a development program. ASL deficiency is an autosomal deficiency, which leads to argininosuccinic aciduria causing elevated blood ammonia and accumulation of argininosuccinic acid in blood and urine and, as in OTCD, often manifests with rapid-onset hyperammonemia in the newborn period or as a late onset form with episodic hyperammonemia and/or long term complications that include liver dysfunction, neuro-cognitive deficits and hypertension. The accumulation of ammonia, as well as the urea cycle intermediates citrulline and argininosuccinic acid is the biochemical hallmark of ASL deficiency. The incidence of ASL deficiency is estimated at 1 in 218,750 live births, according to the Incidence of Urea Cycle Disorders article. Lowering of blood ammonia at 24 hours after dosing was the approvable endpoint for Ravicti and Buphenyl in patients with ASL deficiency.
Preclinical Development
We have established the ASL hypomorphic mouse model at PhaseRx. This mouse model recapitulates a severe form of the human disease, making it a valuable tool for the evaluation of potential lead compounds (Erez et al., Nat Med 17: 1619-1626). In this model, mice have 16% residual ASL enzyme activity resulting in elevated levels of arginosuccinic acid, citrulline and ammonia, leading to multi-organ failure and death over a range of a few weeks to 3 to 4 months.
In preliminary studies, we have demonstrated that the ASL hypomorphic mice can express the human protein. Mice treated with human ASL mRNA with the same Hybrid mRNA Technology delivery used in OTCD studies demonstrated that human ASL protein expression was still detected 11 days post-dose. In ASL hypomorphic mice treated with human ASL mRNA twice weekly, statistically significant reduction in plasma ammonia levels were observed relative to buffer-treated mice as shown in the figure below. Concomitantly, we observed statistically significant reductions in the plasma amino acids arginosuccinic acid and citrulline. These doses were well tolerated and were associated with significant increases in animal body weights in PRX-ASL-treated mice.
Reduction of Ammonia Levels in ASL Hypomorphic Mice Treated with Human ASL mRNA
Delivered by Hybrid mRNA Technology
ASS1 Deficiency
ASS1 deficiency is the third subtype of urea cycle disorder we are pursuing as a development program. The argininosuccinate synthase 1, or ASS1, enzyme is responsible for combining two amino acids, citrulline made by other enzymes in the urea cycle, and aspartate, to form a molecule called argininosuccinic acid. A series of additional chemical reactions in the urea cycle uses argininosuccinic acid to form urea. If the ASS1 enzyme is absent or defective, then a build-up of citrulline and ammonia in the blood can occur, resulting in hyperammonemia. The incidence of ASS1 deficiency is estimated at 1 in 250,000 live births, according to the Incidence of Urea Cycle Disorders article. Lowering of blood ammonia at 24 hours after dosing was the approvable endpoint for Ravicti and Buphenyl in patients with ASS1 deficiency.
Preclinical Development
We have designed and manufactured the ASS1 mRNA, obtained ASS1-deficient mice and are working with animal disease models for the treatment of ASS1 deficiency internally. We plan to perform initial studies to examine the production of ASS1 mRNA in normal mice, and following confirmation of the synthesis of the corrected gene, we plan to administer therapeutic ASS1 mRNA into ASS1-deficient mice to examine protein production in the liver, reduction of citrulline levels in plasma and presence of argininosuccinic acid levels in plasma. We anticipate using the same delivery platform used for our OTCD formulation.
Market Opportunities
Currently, there is no cure for urea cycle disorders other than liver transplant. Liver transplant is limited by donor availability and patient eligibility, and it is also associated with significant risks and complications, including perioperative morbidity and mortality, liver rejection, and vulnerability to infection due to lifelong immunosuppressant medication. Therefore, liver transplant is an option typically reserved for the most severely affected patients in life-threatening conditions. Moreover, while liver transplantation stops the deleterious effects of the OTCD disease, patients who undergo liver transplantation may have already incurred neurological damage which is not reversible.
Current management of urea cycle disorders includes decreasing ammonia production through the reduction of protein in the diet, supplementation with essential and/or branched chain amino acids, the use of dietary supplements such as arginine and citrulline and ammonia lowering agents, including Ravicti and Buphenyl, FDA-approved ammonia scavenger products currently being marketed by Horizon Pharma plc. Horizon Pharma plc acquired Ravicti and Buphenyl in 2015 through the acquisition of Hyperion Therapeutics Inc. for $958 million.
Ravicti was approved by the FDA in 2013 for chronic management of urea cycle disorders in adult and pediatric patients greater than two years of age. It is a three times daily oral drug that must be used with a protein-restricted diet and amino acid dietary supplements. As reported in the FDA news release, dated February 1, 2013, announcing approval of Ravicti, the major study supporting Ravicti’s safety and effectiveness involved 44 adults who had been using Buphenyl. According to this news release, patients were randomly assigned to take Buphenyl or Ravicti for two weeks before being switched to the other product for an additional two weeks. The FDA news release reported that blood testing showed Ravicti was as effective as Buphenyl in controlling ammonia levels. Three additional studies in children and adults provided evidence supporting the long-term safety and effectiveness of Ravicti in patients two years and older. In 2014, Hyperion Therapeutics Inc. reported that the average gross selling price per patient per year for Ravicti was approximately $385,000. The revenue projection for 2017 for Ravicti is $176 million in the United States, based on the sales data from the first quarter of 2017 reported by Horizon Pharma plc in its press releases. The revenues for Ravicti are growing at approximately 26% per year based on the sales data from the third quarters of 2015 and 2016 reported by Horizon Pharma plc in its press releases. A recent report suggested Ravicti pricing per patient per year for Ravicti is estimated to be between $560,000 and $783,000 (source: https://endpts.com/the-new-top-10-most-expensive-drugs-on-the-planet)
Buphenyl was approved by the FDA in 1996 and was the only branded FDA-approved therapy for the chronic management of certain subtypes of urea cycle disorders prior to Ravicti’s approval for the same subtypes. Buphenyl is also available for the treatment of urea cycle disorders in select countries throughout Europe, the Middle East, and the Asia-Pacific region. Buphenyl is administered in tablet and powder form and sold in the United States to patients who have not transitioned to Ravicti.
Ammonul (sodium benzoate and phenylacetate), an intravenous therapy marketed by Ucyclyd Pharma, Inc., a wholly owned subsidiary of Valeant Pharmaceuticals International, Inc., was approved by the FDA in the United States in 2005. We believe that Ammonul is the only FDA-approved adjunctive therapy for the treatment of hyperammonemic crises in adult and pediatric patients with the most prevalent urea cycle disorders. Currently, Ammonul is not approved for use outside the United States, but is being prescribed by physicians in parts of Europe.
Current commercial products for treatment of urea cycle disorders such as Ravicti, Buphenyl and Ammonul are ammonia scavengers that remove some of the excess ammonia but do not alter the underlying disease mechanism. When urea cycle disorders are not well controlled, or even in well-controlled patients who experience concurrent illness such as infection, physiological stress such as pregnancy or surgery, or even who simply change their diet, hyperammonemic crises may occur. In a Phase 2 trial of Ravicti, two-thirds of patients with high ammonia levels at the start of the clinical trial still had high ammonia levels at the end of the trial despite taking Ravicti, as reported in the journal article “Phase 2 Comparison of a Novel Ammonia Scavenging Agent with Sodium Phenylbutyrate in Patients with Urea Cycle Disorders: Safety, Pharmacokinetics and Ammonia Control” published in Molecular Genetics and Metabolism, 2010. In the Phase 3 trials of Ravicti, sixteen percent of adult patients and 25% of pediatric patients experienced hyperammonemic crises while taking Ravicti during the one year extension trial, according to the journal articles “Ammonia Control and Neurocognitive Outcome among Urea Cycle Disorder Patients Treated with Glycerol Phenylbutyrate” published in Hepatology, 2013 and “Glycerol Phenylbutyrate Treatment in Children with Urea Cycle Disorders: Pooled Analysis of Short and Long-term Ammonia Control and Outcomes” as published in Molecular Genetics and Metabolism, 2014. In the pivotal Ravicti pediatric studies, 20% of subjects 0-5 years old and 18% of subjects 6-17 years old required a gastric tube for management of feeding while on ammonia scavengers according to the journal articles “Ammonia Control in Children Ages 2 Months Through 5 Years with Urea Cycle Disorders: Comparison of Sodium Phenylbutyrate and Glycerol Phenylbutyrate” published in The Journal of Pediatrics in 2013 and “Ammonia Control in Children with Urea Cycle Disorders (UCDs); Phase 2 Comparison of Sodium Phenylbutyrate and Glycerol Phenylbutyrate” published in Molecular Genetics and Metabolism in 2011. In addition, Buphenyl has a high pill burden or large quantity of powder and frequent dosing of 3 – 6 times per day and a taste and smell deemed unpleasant by many patients, which makes compliance for many urea cycle disorder patients difficult.
We believe our approach, which is to deliver mRNA encoding the missing enzyme into the cell, thereby making the missing enzyme and reinstating the normal intracellular physiology, offers the potential to correct certain subtypes of urea cycle disorders and avoid the need for scavenger therapy, restrictive diet and dietary supplements. In view of the rapid onset of expression observed with our Hybrid mRNA Technology in our luciferase expression studies in mice, our approach may also lead to more effective treatment of acute hyperammonemic crises in urea cycle disease patients. Additionally, the current ammonia scavengers can only remove a fixed amount of ammonia from the blood: each molecule of Ravicti can remove up to six molecules of ammonia, and each molecule of Buphenyl can remove up to two molecules of ammonia, according to the U.S. package inserts for Ravicti and Buphenyl, respectively. In comparison, there is no fixed limit on the number of ammonia molecules which can be removed following replacement of a missing enzyme.
We are not aware of any other enzyme replacement therapies for intracellular enzyme deficiencies currently being marketed for inherited enzyme deficiencies in the liver and believe that the commercial potential for i-ERT remains untapped and similar to the large and growing $4.8 billion worldwide market for conventional ERT, which includes drugs such as Cerezyme which was developed by Genzyme Corporation, now Sanofi S.A. (see sales data for 2016 in the press releases and annual reports filed in 2016 by Sanofi S.A., BioMarin Pharmaceutical Inc., Shire plc and Protalix BioTherapeutics, Inc.). Cerezyme costs approximately $25,000 for a month’s course of therapy in 2014, according to a news article published in the Boston Globe (Sept. 2, 2014), and commercially available ERTs list for $290,000 – $1.28 million per patient per year according to goodrx.com (last visited Mar. 11, 2016). Therapeutics for orphan liver diseases treated with ERT with similar incidences to the urea cycle disorders (1/56,500 – 1/250,000) have generated substantial sales, including for Gaucher’s disease, with estimated incidence of 1/60,000, according to GeneReviews®, and worldwide sales of  $1.2 billion in 2016 according to sales data by Sanofi S.A. and Shire plc; Fabry disease, with estimated incidence of 1/50,000 – 1/117,000, according to GeneReviews, and worldwide sales of  $1.2 billion in 2016 according to sales data by Sanofi S.A. and Shire plc; Pompe disease, with estimated incidence of 1/40,000 – 1/100,000, according to GeneReviews, and worldwide sales of  $790 million in 2016 according to sales data by Sanofi S.A.; and mucoploysaccharidosis type VI, with estimated incidence of 1/250,000 – 1/600,000 according to Genetics Home Reference and worldwide sales of  $297 million in 2016 according to sales data by BioMarin Pharmaceutical Inc. Conventional ERTs are generally dosed intravenously once a week to once every two weeks, according to the article “Enzyme-Replacement Therapies for Lysosomal Storage Diseases” published online by the National Center for Biotechnology Information (source: http://www.ncbi.nlm.nih.gov/books/NBK117223, last visited Mar. 11, 2016), and can be given by home infusion or in an outpatient setting, according to the journal article “Intravenous Enzyme Replacement Therapy: Better in Home or Hospital?” published in British Journal of Nursing, 2006.
According to a recently commissioned European pricing study, with clinically relevant endpoints, pricing of 310,000 euros per patient per year should be attainable based on the correction of disease. Based on the current worldwide estimate of 1,000 OTC patients, worldwide sales for PRX-OTC are projected to be $600 million. Worldwide sales are expected to be close to evenly split between the United States, the European Union and the rest of world, based on the reported sales for enzyme replacement therapies in the Sanofi S.A. 2016 press release.
The value that can be created by orphan drug companies early in clinical development is exemplified by Shire plc’s acquisition of Dyax Corp. for approximately $5.9 billion, since at the time, Dyax Corp.’s most advanced asset was in a rare disease setting for hereditary angioedema and had efficacy data based on clinical trial results in approximately 40 patients, according to Shire plc’s press release (source: https://www.shire.com/newsroom/2015/november/shire-to-acquire-dyax-corp). Hereditary angioedema has an incidence of 1/50,000 births, according to the journal article “Hereditary Angioedema: Epidemiology, Management, and Role of Icatibant” published in Biologics, 2013.
Our Hybrid mRNA Technology
mRNA Therapeutics and Competitive Approaches
mRNAs play an essential role in the process of encoding and translating genetic information from DNA to proteins. The genes in DNA encode protein molecules, including enzymes, which are essential building blocks to the functions necessary for life. Expressing a gene means synthesizing proteins encoded by the gene. The information stored within DNA are “read” and expressed in two major steps: transcription and translation. During transcription, the genes in the DNA are transcribed into mRNA, which encodes the protein sequence. mRNA serves as the blueprint for making the desired protein by cellular machinery called ribosomes during translation.
Genetic diseases are the result of a key protein not being correctly coded in the DNA. As a result, the mRNA corresponding to the gene is either defective or missing, resulting in a defective or missing protein. Our therapeutic mRNAs seek to restore the normal mRNA encoding of the normal protein, thereby restoring the missing protein function within target tissues and correcting the disease. In the case of a large number of inherited metabolic diseases of the liver that are caused by single-gene defects, expression, or synthesis, of a therapeutic mRNA providing a functional copy of the missing or defective protein has the potential to correct the genetic disorder.
The main impediment in the development of mRNA therapeutics has been a lack of effective delivery, principally due to the fact that mRNA molecules are (i) fragile and easily degradable by nucleases in the blood, and (ii) large and highly charged molecules that are typically taken up into cellular vesicles called endosomes from which they are unable to cross the endosomal membrane and enter the cytoplasm of the cell. These delivery challenges prevent therapeutic mRNA molecules from reaching the target tissue and being taken up into the cytoplasm of the target cells so that they can be translated into the desired protein of interest. To overcome these impediments, mRNA has typically been formulated into LNPs, which function to protect the mRNA from degradation in the blood and enable uptake of the mRNA inside the cell. While LNPs are effective in delivering mRNA cargo into the liver, and hence, if successfully developed, could become a significant competitive technology for us, LNPs generally contain fusogenic lipids that can activate the innate immune system and result in dose-limiting toxicities, according to the journal articles “Lipid-Based Nanocarriers for RNA Delivery” published in Current Pharmaceutical Design, 2015, and “Nanotoxicity: a Key Obstacle to Clinical Translation of siRNA-based Nanomedicine” published in Nanomedicine, 2014.

An alternative approach to treating orphan liver diseases is gene therapy using AAV vectors; however, triggering of multiple types of immune response to the virus represents a major challenge facing development of these viral vectors, according to the journal article “Gene Therapy in Liver Diseases: State-of-the-Art and Future Perspectives” published in Current Gene Therapy, 2012. The AAV vectors offer the potential of longer-term correction of the liver disease by gene therapy, but they can be susceptible to pre-existing neutralizing antibody-mediated immunity against the virus present in a significant number of patients; they trigger immune responses in the body can prevent repeat dosing, since the initial dose primes the immune system and can neutralize vector given in a subsequent administration; and they can stimulate cell mediated immunity against infected liver hepatocytes, according to the journal articles “Hemophilia Gene Therapy: Caught Between a Cure and an Immune Response” published in Molecular Therapy, 2015, and “Immune Responses to AAV Vectors: Overcoming Barriers to Successful Gene Therapy” published in Blood, 2013. Additionally AAV vectors may not be effective in treating the new born patients, since AAV-mediated correction of OTCD is durable in adult but not neonatal OTC-spfash mice, according to a journal article “AAV2/8-mediated Correction of OTC Deficiency Is Robust in Adult but Not Neonatal Spfash Mice” published in Molecular Therapy, 2009. Finally, AAV administration has also resulted in immune-mediated hepatitis, which is typically treated with steroids. However for urea cycle disorders there is a warning against using steroids according to the Buphenyl package insert.
Our Hybrid mRNA Technology
Our Hybrid mRNA Technology provides a differentiated polymer-LNP-based formulation approach for the delivery of mRNA into the hepatocytes in the liver. The Hybrid mRNA Technology utilizes our SMARTT Polymer Technology in combination with an inert LNP which functions as a carrier for the mRNA. The LNP, which is comprised of several distinct lipids, encapsulates and protects the mRNA following intravenous injection while it transits the blood and is taken up into the hepatocytes while the polymer delivers mRNAs into the cytoplasm by mediating their escape from endosomes. The synthetic polymers exploit a proprietary mechanism to effect passage of mRNA molecules across the endosomal membrane. Our approach does not require fusogenic lipids typical of competitor LNPs and we believe that is one of the reasons why our delivery system appears to be better tolerated than our competitors’ technologies.
Our SMARTT Polymer Technology is comprised of a diblock vinyl polymer comprising two blocks of monomers with distinct delivery functionalities. The polymer is targeted to the asialoglycoprotein receptor on liver hepatocytes by the inclusion of a GalNAc moiety on one end of the polymer. The polymers have a first hydrophilic block comprising 2-3 hydrophilic monomers which impart water solubility to the polymer and a second hydrophobic block comprising 2-3 hydrophobic monomers that are pH-tunable and mediate endosome escape of the mRNA cargo into the cytoplasm. These polymers self-assemble into nanoparticles. The structure of the polymer is shown below.
Schematic Representation of the PhaseRx Hybrid mRNA Technology

We have performed two studies in collaboration with external specialist contract research laboratories using one of our polymers as a polymer-siRNA, or small interfering RNA, conjugate. The polymers had the same diblock architecture as shown above, and were similar in composition to the polymers used in the Hybrid mRNA Technology. In the first study, we evaluated the absorption, distribution, metabolism, and excretion of a polymer with a radioactive label in rats which showed rapid uptake into the liver, with greater than 95% of the polymer dose in the liver within two hours after dosing. Very little or no polymer was detected in other tissues or organs. The main route of polymer clearance from the liver was into the bile and then feces with 71% of the dose being cleared into bile within 72 hours after dosing.
Our Hybrid mRNA Technology has been shown in our internal preclinical studies to result in synthesis of intended proteins in hepatocytes with a fast onset of action, suggesting highly effective delivery of mRNA molecules, and the synthesis of a number of protein classes including cytosolic proteins, mitochondrial proteins and secreted proteins. By developing a rapid in vivo-based screening program, we have gained valuable information about the structure-activity relationships of formulation components. The figure below illustrates the dramatic changes in activity that have resulted from our formulation screening program showing a 5000-fold improvement in the production of luciferase in the livers of mice treated intravenously with a single 1 mg/kg dose of mRNA encoding firefly luciferase (Fluc mRNA) delivered with our Hybrid mRNA Technology, as measured six hours after dosing. The numbers 1 through 7 at the bottom of the figure below represent the successive generations of the Hybrid mRNA Technology that were tested in this assay which showed progressively increased activity. In addition, expression levels within three-fold of maximal luciferase signal were observed within three hours after dosing, which indicates that the synthesis of the desired protein in the liver can be very rapid following administration of the mRNA therapeutic using our Hybrid mRNA Technology. The observed levels of fluorescence for formulation 8 are more than 1 million-fold above background.
5,000-fold Increase in Activity of Hybrid mRNA Technology Through Formulation Development and
Screening as Measured by Luciferase Expression

Images of Mice Expressing Luciferase in the Liver Following Administration of Luciferase mRNA
Formulated With Hybrid mRNA Technology
Moreover, when the Hybrid mRNA technology was used to deliver human erythropoietin mRNA and administered intravenously to mice at a dose of 1 mg/kg, it resulted in supraphysiological levels of the secreted protein erythropoietin 20,000 times above normal levels in untreated mice.

In addition to the ability of the Hybrid mRNA Technology to effect high levels of production of desired proteins, our internal preclinical studies with luciferase mRNA showed that luciferase expression is highly specific to the liver, with little or no expression in immune organs such as the spleen or other tissues. This data is shown in the figure below. Mice were injected intravenously with 0.5 mg/kg of luciferase mRNA delivered using the Hybrid mRNA Technology, and six hours later the various organs were harvested and analyzed for expression of luciferase. As can be seen from the data below, expression of the luciferase mRNA was specifically seen in the liver, with no detectable expression in other organs, including the spleen. This data is in contrast to a recent report with a fusogenic LNP-based mRNA formulation where expression was also observed in the spleen and pancreas, as reported in Optimization of Lipid Nanoparticle Formulations for mRNA Delivery in Vivo with Fractional Factorial and Definitive Screening Designs published in ACS Nanoletters, 2015. We believe that the specificity of mRNA expression to the liver observed with our technology will minimize off-target toxicities that can result from the unintended expression of therapeutic proteins in other tissues.
Imaging of Expression of Luciferase in Individual Organs Dissected from Mice Treated with
Luciferase mRNA Delivered using Hybrid mRNA Technology

In addition to organ specificity, the expression of the luciferase protein was seen predominantly in the hepatocyte, the desired cell type in the liver, with no apparent expression in Kuppfer cells in the liver lining the walls of the sinusoids. This result is shown in the immunofluorescence figure below in which the luciferase expression occurs as bright green areas that are specifically in the hepatocytes. The blue areas represent nuclei of individual cells. The observed specificity of expression to the hepatocytes, in addition to the organ specificity shown above, is expected to further improve the safety profile of our products.
Immunofluorescent Staining of Luciferase Protein in Liver Section from Mice Treated with
Luciferase mRNA Delivered using Hybrid mRNA Technology
Moreover, in our chronic dosing study, the Hybrid mRNA Technology enabled mRNA to be repeat-dosed every week over a 3-month period without loss of expression at each dose. In the data presented in the figure below mice were treated intravenously once a week for 12 weeks with 0.5 mg/kg of luciferase mRNA formulated with Hybrid mRNA Technology without loss of the luciferase fluorescence signal at each dose given. In these studies, luciferase activity was measured six hours after the weekly dosing. The significance of this result is that our Hybrid mRNA Technology would likely be able to be chronically administered without the loss of potency after each dose that has been observed with other LNP-only formulations, as reported in the journal article “Accelerated Blood Clearance of PEGylated Liposomes following Preceding Liposome Injection: Effects of Lipid Dose and PEG Surface-Density and Chain Length of the First-Dose Liposomes” published in the Journal of Controlled Release, 2005.
Luciferase Expression Measured Immediately After Each Dose of a Repeat-Dosing Regimen of the
Hybrid mRNA Technology in Mice

Of critical importance to mRNA therapeutics is the ability to avoid unwanted induction of cytokines which can cause dose-limiting toxicities through activation of the innate immune system. This type of an acute response can result in lower levels of protein expression. Mice injected with 0.5 mg/kg of luciferase mRNA delivered using the Hybrid mRNA Technology did not elicit an innate immune response as determined by measuring levels of cytokines, interferon gamma-induced protein 10 (IP-10), tumor necrosis factor alpha (TNF-α), interleuckin-6 (IL-6), interferon gamma (IFN-Υ), interleukin 12, (IL-12) and macrophage inflammatory protein alpha (MIP-1α), as shown in the figure below. The levels of cytokines observed in all cases were generally similar to untreated mice and differences were not statistically significant. The term “n.s”. in each graph, means “not significant” and represents a p-value greater than 0.05. We believe that the levels of cytokine induction observed in the preclinical study support the likelihood of our product candidate having a favorable safety profile, hence offering potential advantages over other mRNA delivery using fusogenic LNPs or AAV-based approaches.
Assessment of Cytokine Levels in Mice Treated with Luciferase mRNA Delivered
Using the Hybrid mRNA Technology

IP-10
TNF-α
IL-6
IFN-γ
IL-12 p70
MIP-1α
100
75
50
25
0
(pg/mL)
n.s.
Naïve CD-1 Mice
0.5 mg/kg Fluc mRNA

We have developed our Hybrid mRNA Technology into a robust system for in vivo mRNA delivery that allows protection of mRNA in the circulation, endosome escape and targeted expression in the hepatocytes. Our mRNA therapeutic candidates using our Hybrid mRNA Technology have proven safe and effective in preclinical models, and have shown proof of concept and efficacy across a number of studies in OTCD mice, including meaningful reduction in ammonia levels in the blood at 24 hours after dosing, which is an approvable endpoint by the FDA for the treatment of urea cycle disorders. Our delivery technology is designed to provide a versatile, predictable, reproducible and scalable mRNA delivery system with the ability to manufacture at scale, using a process known as RAFT polymerization which has enabled manufacturing of polymers at the hundreds of kg scale. We believe that our technology enables rapid deployment of mRNA therapeutics to new disease targets, and we intend to leverage our technology platform to develop a pipeline of product candidates for the treatment of many chronic and life-threatening orphan liver diseases. Beyond the urea cycle disorders, these diseases include organic acidemias, a group of diseases with an aggregate incidence of 1 in 1,000 live births according to GeneReviews; glycogen storage diseases, a group of diseases with an aggregate incidence of 1 in 20,000 live births according to Medscape: Glycogen Storage Diseases Types I-VII, 2014; porphyria, a group of diseases with an aggregate incidence of 1 in 75,000 live births according to a journal article “Porphyrias” published in Lancet, 2010; hyperoxalurea, with an incidence of 1 in 175,000 live births according to GeneReviews; phenylketonuria, with an incidence of 1 in 15,000 live births according to a National Institutes of Health Consensus Statement,

“Phenylketonuria: Screening and Management” published online in 2000; tyrosinemia type 1 with an incidence of 1 in 100,000 live births according to GeneReviews; and Wilson’s Disease, with an incidence of 1 in 30,000 live births according to GeneReviews. We believe the i-ERT market potential is as large as the $4.8 billion ERT market because (1) the incidences of the diseases treatable by ERT and i-ERT are similar, as noted above, and (2) the numbers of diseases currently treated by ERT (six diseases, according to a brief “Enzyme Replacement Therapies for Lysosomal Storage Diseases” published by the Agency for Healthcare Research and Quality in 2013) are similar to the number of target diseases for i-ERT.
Partnering Opportunities
We believe that our Hybrid mRNA Technology can be of significant interest to potential corporate partners who are interested in developing mRNA therapeutics. There are many companies interested in mRNA therapeutics to treat orphan liver diseases, including Moderna LLC, Alexion Pharmaceuticals, Inc., RaNA Therapeutics and Ultragenyx Pharmaceutical Inc. Also, there are many single-gene inherited metabolic disorders of the liver beyond the urea cycle disorders that we believe may be good candidates for mRNA replacement therapy. Once proof of concept is obtained in one orphan liver disease, we believe our technology can be used to rapidly develop mRNA therapeutics to treat other orphan liver diseases. The mRNA sequences for each of these diseases are readily available in public databases, and we expect those mRNAs can readily be manufactured by contract manufacturers. As a result, we believe that new potential mRNA therapeutics may be efficiently developed by combining different mRNAs with our Hybrid mRNA Technology. Given that the delivery system will be the same across the programs, once the Hybrid mRNA Technology is successful with one mRNA therapeutic to treat an orphan liver disease, we anticipate that the costs and risks associated with developing new mRNA therapeutics for other orphan liver diseases will be relatively low. We are engaged in discussions with potential partners for developing mRNA programs in various disease indications. We intend to pursue partnerships in order to accelerate the development and maximize the market potential of our Hybrid mRNA Technology platform. In particular, we intend to partner with larger biopharmaceutical companies that possess market know-how and marketing capabilities to complete the development and commercialization of mRNA therapeutics.
In addition, the ability of our technology platform to effectively deliver mRNA to the liver hepatocytes provides the potential to apply our technology platform to in vivo gene editing — the modification of the genome of a patient’s cells in vivo to either delete genes that are causing disease or to add genes to correct genetic defects, which, if successful, could have a variety of important potential medical applications. For example, deleting gene function could be used to lower levels of drug targets such as PCSK-9 for lowering cholesterol, and adding gene function could be used to correct certain types of hemophilia. We believe that such applicability provides opportunities to form revenue-generating strategic collaborations with partners developing gene editing technologies. We have received indications of interest from gene editing companies to use our technology to introduce gene editing therapeutics into the hepatocytes in order to enable in vivo gene editing. Companies developing mRNA and in vivo gene editing therapeutics have reported to us a common set of challenges that we believe can be addressed by our technology, including in vivo instead of ex vivo delivery, high levels of expression and activity, specificity of expression to the liver, avoidance of off-target effects and ability to use repeat dosing regimens without loss of expression on subsequent dosing. Companies focused on gene editing include bluebird bio, Inc., Cellectis S.A., CRISPR Therapeutics AG, Editas Medicine, Inc., Intellia Therapeutics, Inc., Precision Biosciences, Inc. and Sangamo Biosciences, Inc.
Competition
The biotechnology industry is characterized by intense and rapidly changing competition to develop new technologies and proprietary products and affected by new technologies, new developments, government regulations, health care legislation, availability of financing and other factors. We compete with numerous other companies that currently operate, or intend to operate, in the industry, including companies that are engaged in RNA-based therapeutic technologies and other manufacturers that may decide to undertake development of such products, as well as other companies that are pursuing non-RNA-based approaches for the treatment of urea cycle disorders. While we believe that our intellectual property portfolio, scientific expertise and our Hybrid mRNA Technology provide us with competitive advantages, we face potential competition from many different sources, including larger and better-funded biotechnology and pharmaceutical companies, who, due to their size, may have significant advantages over

us. These larger companies have substantially greater capital resources, larger customer bases, broader product lines, larger sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than ours and have established reputations and relationships with physicians and patients, as well as worldwide distribution channels that are more effective than those we will have. In addition, due to ongoing consolidation in the industry, there are high barriers to entry for small biotechnology companies. For a discussion of some of these advantages and the competitive risks we face, see “Risk Factors — Risk Related to our Industry.”
We are aware of several companies that are developing nucleic acid-based therapeutics for orphan liver diseases. There are several companies developing AAV-based approaches to gene therapy including REGENXBIO Inc., Dimension Therapeutics, Inc. and uniQure N.V. Of these, Dimension Therapeutics, Inc. has selected OTCD as one of its development programs as of February 2016. In addition, Moderna LLC is developing injectable modified mRNA therapeutics encoding a variety of proteins. Alexion Pharmaceuticals, Inc. has established an exclusive agreement with Moderna LLC for the discovery and development of mRNA therapeutics to treat rare diseases. In February 2017, Moderna LLC presented preclinical data on methylmalonic acidemia, an orphan liver disease. RaNA Therapeutics acquired the mRNA assets, including a development program for OTCD, which were divested from Shire plc in January 2017. Arcturus is developing mRNA-based therapeutics for the treatment of OTCD as well as for iron deficiencies, thrombopoietin and cystic fibrosis. Alnylam Pharmaceuticals, Inc. and Dicerna Pharmaceuticals, Inc. are developing a LNP delivery platform for targeted delivery of small interfering RNA, or siRNA, therapeutics to hepatocytes for silencing specific mRNA to prevent disease-causing proteins from being made and are using this approach to develop therapeutics for primary hyperoxalurea and hepatic porphyrias. There are substantial differences regarding what these companies are doing relative to us. Specifically, through our technology we are seeking to deliver and replace a specific missing mRNA in the cell, whereas Alnylam Pharmaceuticals, Inc. and Dicerna Pharmaceuticals, Inc. are decreasing the amount of a specific mRNA. In addition, although Alnylam Pharmaceuticals, Inc. and Dicerna Pharmaceuticals, Inc.’s approach uses a covalent GalNAc conjugate to target the siRNA, we use GalNAc to target the polymer component of the delivery system which enables intracellular delivery of the mRNA.
Promethera Biosciences S.A., a Belgian company, is evaluating stem cell based therapy for treatment of urea cycle disorders in the pediatric population. Promethera Biosciences S.A. has completed a 20 patient Phase 1/2 trial in Europe and is currently enrolling patients in a Phase 2b trial. Other potential therapies for the urea cycle disorders in early stage preclinical or clinical testing include gene therapy and mitochondrial enzyme replacement. For example, Aeglea Biotherapeutics, Inc. has a degrading enzyme treatment in preclinical development for arginase 1 deficiency. Ocera Therapeutics Inc. is developing an ammonia scavenger which they claim has improved properties. Bio Blast Pharma Ltd., an Israeli biopharmaceutical company, is pursuing a mitochondrial protein replacement platform in OTCD, which is currently in preclinical development. Synlogic, Inc. is developing a engineered synthetic biotic designed to change the microbiome in the gut which, according to Synlogic, Inc., could reduce excess ammonia in the blood for the treatment of urea cycle disorders and other forms of hyperammonemia.
Other companies with mRNA delivery technologies that may compete for gene editing partnerships include Arcturus Therapeutics, Inc., Acuitas Therapeutics Inc., Arbutus Biopharma Corporation, CureVac AG, and BioNTech AG.
These companies also compete with us in recruiting personnel and securing licenses to complementary technologies or specific substances that may be critical to the success of our business. They also compete with us for potential funding.
Intellectual Property
We rely on a combination of patents, trade secrets, non-disclosure agreements, and other intellectual property to protect the proprietary technologies that we believe are important to our business. Our success will depend in part on our ability to obtain and maintain patent and other proprietary protection for commercially important inventions and know-how, defend and enforce our patents, maintain our licenses, preserve our trade secrets, and operate without infringing valid and enforceable patents and other proprietary rights of third parties. We also rely on continuing technological innovation to develop, strengthen, and maintain our proprietary position in the field of mRNA therapeutics and delivery.

Our Patent Portfolio
Our portfolio of patents and patent applications includes multiple families that protect various aspects of our business. The patents and patent applications that make up our patent portfolio are primarily focused on synthetic polymers and related compositions, the use of polymer and polymer-LNP compositions for delivery of mRNA and other therapeutic agents, including the use of polymer-LNP compositions in our core platform technology, and methods for treating protein deficiency diseases such as orphan diseases characterized by single-gene metabolic defects in the liver, including OTCD. As of June 20, 2017, we own or have in-licensed 17 issued U.S. patents, 26 issued foreign patents, and over 15 pending U.S. and foreign patent applications:
Case Family	Issued Patents	Pending Applications by Jurisdiction	Owned or In-licensed
Enhanced Transport	US 6,835,393; US 7,374,778; US 8,003,129; US 8,846,106; EP 1044021; AU 758368; CA 2317549		In-licensed
Enhanced Transport	US 7,737,108; US 8,318,816		In-licensed
Temperature and pH-responsive Compositions	US 7,718,193		In-licensed
Diblock Copolymer	US 9,476,063; EP 2281011; AU 2009246327; AU 2013204733; JP 5911723; KR 10-1661636 CN ZL200980122888.3; CN ZL 201310232498.X; IL 209238; MX 316902; SG 166444; ZA 2010/08729	US, CA, JP, BR, IN	Co-owned; UW’s rights in-licensed
Micellic Assemblies	US 9,339,558; EP 2285853; AU 2009246329; CA 2724014; JP 5755563; MX 315375	US, KR	Co-owned; UW’s rights in-licensed
Polymeric Carrier	US 9,006,193		Co-owned; UW’s rights in-licensed
Heterogeneous Polymeric Micelles	US 9,211,250		Co-owned; UW’s rights in-licensed
Bispecific Intracellular Delivery Vehicles	US 8,822,213; US 9,220,791	US	Co-owned; UW’s rights in-licensed
Multiblock Copolymers	US 9,464,300; EP 2364330; AU 2009313358; CN ZL200980148153.8; JP 5766611; MX 330456; SG 171100; ZA 2011/03289	IN	Co-owned; UW’s rights in-licensed
Omega-Functionalized Polymers	US 9,593,169	US	Co-owned; UW’s rights in-licensed
Targeting Monomers	US 9,415,113		Co-owned; UW’s rights in-licensed
Block Copolymers		US, AU, EP, CA	Owned
Polymer-LNP Delivery		PCT	Owned
A significant portion of our patent portfolio is in-licensed from UW. The UW license, which is exclusive, worldwide, and sublicensable and is described more fully below under “— License Agreements — UW License Agreement,” is in the field of drug delivery, human therapeutics, human prophylactics and research reagents. We co-own, with UW, several families within this in-licensed portfolio. The co-owned patent filings include an issued U.S. patent, US 9,339,558, and its granted European counterpart, EP 2285853, covering membrane destabilizing polymer nanoparticle compositions used in our core platform technology. Corresponding patents have also issued in other foreign jurisdictions, including Australia and Canada, and corresponding applications are pending within the United States and Korea. These issued patents are projected to expire in 2029.
The co-owned patent filings also include a second issued U.S. patent, US 9,476,063, and its granted European counterpart, EP 2281011, covering membrane destabilizing polymer compositions used in our core platform technology. Corresponding patents have also issued in other foreign jurisdictions, including Australia, Israel, Japan, and Korea, and corresponding applications are pending within the United States and outside the United States, including Canada and Japan. The corresponding Canadian application has been allowed. These issued patents are projected to expire in 2029.
We are the sole owner of an international Patent Cooperation Treaty, or PCT, application with a U.S. provisional application priority claim. The PCT application is directed to our core technologies for mRNA delivery, including membrane destabilizing polymer and LNP drug carrier compositions, compositions and systems comprising a combination of polymer and LNP drug carrier, and methods of using such compositions and systems for delivering therapeutic agents, such as mRNA, into cells, including targeted delivery of mRNA to the liver. This application is further directed to related methods for treating diseases characterized by deficiency of a functional protein by in vivo delivery of mRNA encoding the functional protein, including methods for treating OTCD via liver-specific delivery of OTC-encoding mRNA. Any patent issuing from this application is projected to expire in 2036.
Patent Term
The term of individual patents and patent applications in our portfolio will depend upon the legal term of the patents in the countries in which they are obtained. In most countries, the patent term is 20 years from the date of filing of the patent application or examined priority application, if applicable. For example, if an international PCT application is filed, any patent issuing from the PCT application in a specific country expires 20 years from the filing date of the PCT application. Patents issuing from applications filed in the United States on or after June 8, 1995, will have a term that is twenty years from the filing date of the earliest examined priority application, absent any patent term adjustment for the U.S. Patent and Trademark Office delay.
Under the Hatch-Waxman Act, the term of a patent that covers an FDA-approved drug or biological product may also be eligible for patent term extension, or PTE. PTE permits restoration of a portion of the patent term of a U.S. patent as compensation for the patent term lost during product development and the FDA regulatory review process if approval of the application for the product is the first permitted commercial marketing of a drug or biological product containing that active ingredient. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of a new drug application, or NDA, or biologics license application, or BLA, plus the time between the NDA or BLA submission date and the approval of that application. The Hatch-Waxman Act permits the owner of a patent to apply for a PTE for only one patent applicable to an approved drug, and the maximum period of restoration is five years beyond the expiration of the patent. A PTE cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, and a patent can only be extended once, and thus, even if a single patent is applicable to multiple products, it can only be extended based on one product. Similar provisions may be available in Europe and certain other foreign jurisdictions to extend the term of a patent that covers an approved drug. When possible, depending upon the length of clinical trials and other factors involved in the filing of an NDA or BLA, we expect to apply for PTEs for patents covering our product candidates and their methods of use, or to work with our licensors, as owners or co-owners of such patents, to obtain such extensions, if available.
License Agreements
The University of Washington (“UW”) License Agreement
In 2006, we obtained from UW an exclusive, worldwide license to polymer technology for drug delivery, human therapeutics, human prophylactics and research reagents used for the in vitro and in vivo delivery and/or uptake of any entity including polymers, particles, nucleic acids, proteins, peptides and/or other molecules into cells, tissues, or organs pursuant to the Exclusive Patent License Agreement, dated as of December 6, 2006, as amended and restated on January 20, 2016, and on February 9, 2016, or the UW License Agreement. Licensed patents include three patent families owned by UW and nine patent families co-owned by us and UW. One of the licensed patent families is co-owned by UW and the University of Massachusetts, and the University of Massachusetts’s rights in this patent family are licensed to us under an inter-institutional agreement between UW and the University of Massachusetts.
Under the UW License Agreement, we are obligated to use our commercially reasonable efforts to commercialize, manufacture and maximize sales of the licensed products. The UW License Agreement requires us to pay an annual maintenance fee, low single digit royalty payments based on a percentage of net sales with a minimum annual royalty payment and certain financial and performance milestone payments. The potential aggregate milestone payments are in the low single digit millions of dollars per specific drug target. We and our material sublicensees have the right to sublicense our rights under the UW License Agreement, provided that such sublicensees agree to terms consistent with the UW License Agreement. The UW License Agreement prohibits us from granting a security interest or allowing any person to assert or perfect a security interest in our rights under the UW License Agreement.
The UW License Agreement is effective until either terminated in accordance with the terms of the UW License Agreement or no license patent is valid and subsisting or pending in any country in the territory set forth in the UW License Agreement. UW may terminate the UW License Agreement upon delivery of a written notice of termination if we breach or fail to perform any of our obligations under the UW License Agreement and such breach or failure has not been cured in full within 60 days after the delivery to us of the notice of such breach or failure. UW may also terminate the UW License Agreement upon 10 days’ notice to us if we become insolvent. We have the right to terminate our agreement with UW for any reason upon 60 days’ notice.
Commonwealth Scientific and Industrial Research Organisation License Agreement
In 2009, we obtained from CSIRO a non-exclusive, royalty-bearing, worldwide license to RAFT polymerization technology within the field of membrane destabilizing polymers that are used for the delivery of nucleic acids, proteins, peptides and/or other molecules in the diagnosis, prophylaxis or treatment of human disease pursuant to the Non-Exclusive License Agreement, dated as of October 26, 2009, as amended and restated on January 22, 2016, or the CSIRO Agreement.
Under the CSIRO Agreement, we are obligated to use our reasonable commercial endeavors to exploit the licensed patents to maximize the return from that exploitation to us and CSIRO. We are solely responsible for the manufacture, quality control, marketing and promotion of the licensed products we sell under the CSIRO Agreement. The CSIRO Agreement requires an upfront fee, low single digit royalty payments based on a percentage of net sales revenue, and a minimum annual royalty payment. Under the CSIRO Agreement, we have the right to sublicense to manufacture for use/sale by us and to sublicense to make and sell licensed products through multiple layers, provided that such sublicensee agrees to terms consistent with the CSIRO Agreement. We may not assign or encumber any of the rights or obligations under the CSIRO Agreement without CSIRO’s written consent, unless the assignment is to the successor of our business or purchaser of our assets.
The CSIRO Agreement is effective until either terminated in accordance with the terms of the CSIRO Agreement or expiration, lapsing or cessation (including by revocation or as a result of a final declaration of invalidity or unenforceability) of the last to expire, lapse or cease of the licensed patents. We have the right to terminate the CSIRO Agreement for any reason upon six months’ notice or immediately by notice if CSIRO commits a material breach of its obligations under the CSIRO Agreement which is not remedied within 90 days of notice from us of such breach. CSIRO may immediately terminate the CSIRO Agreement by notice if we commit a material breach of our obligations under the CSIRO Agreement which is not remedied within 90 days of notice from CSIRO of such breach or if we initiate proceedings in a court to contest the validity or enforceability of any licensed patent under the CSIRO Agreement, lodge third party observations to contest the validity or enforceability of any licensed patent or otherwise supply prior art to an examiner or patent office in respect of any licensed patent or actively assists a third party to take any of such actions.

Manufacturing and Suppliers
We do not currently own or operate manufacturing facilities for the production of clinical or commercial quantities of our therapeutic candidates. We have small-scale production capabilities and generally perform early process development for our product candidates to produce quantities of our therapeutic candidates necessary to conduct preclinical studies of our investigational therapeutic candidates. We do not have and we do not currently plan to acquire or develop the facilities or capabilities to manufacture bulk drug substance or filled drug product for use in human clinical studies. We plan to rely on CMOs and third party contractors to generate formulations and produce larger scale amounts of drug substance and the drug product required for our clinical studies. We expect to rely on CMOs and third party contractors to manufacture cGMP drug substance and drug product required for our clinical studies for the foreseeable future. We also plan to contract with CMOs and third party contractors for the labeling, packaging, storage and distribution of investigational drug products. These arrangements allow us to maintain a more flexible infrastructure while focusing our expertise on researching and developing our products.
TriLink BioTechnologies, LLC. supplies us with the mRNA for our PRX-OTC, pursuant to a manufacturing and supply agreement.
To meet our projected needs for commercial manufacturing, third parties with whom we currently work might need to increase their scale of production or we will need to secure alternate suppliers. We believe that there are alternate sources of supply that can satisfy our clinical and commercial requirements, although we cannot be certain that identifying and establishing relationships with such sources, if necessary, would not result in significant delay or material additional costs.
Research and Development
We spent approximately $6.7 million and $4.9 million on research and development activities in each of the fiscal years ended December 31, 2016 and 2015, respectively.
Government Regulation
Pharmaceutical companies are subject to extensive regulation by national, state and local agencies such as the FDA in the United States or the EMA in Europe. The manufacture, distribution, marketing and sale of pharmaceutical products are subject to government regulation in the United States and various foreign countries. Additionally, in the United States, we must follow rules and regulations established by the FDA requiring the presentation of data demonstrating that our products are safe and efficacious and are manufactured in accordance with the cGMP regulations. If we do not comply with applicable requirements, the government may refuse to approve our marketing applications or refuse to allow us to manufacture or market our products, and we may be criminally prosecuted or fined. We and our manufacturers and clinical research organizations may also be subject to regulations under other federal, state and local laws, including, but not limited to, the U.S. Occupational Safety and Health Act, and import, export and customs regulations as well as the laws and regulations of other countries. The United States government has increased its enforcement activity regarding illegal marketing practices domestically and internationally. As a result, pharmaceutical companies must ensure they comply with the Foreign Corrupt Practices Act and federal healthcare fraud and abuse laws, including the False Claims Act.
These regulatory requirements impact our operations and differ from one country to another, so that securing the applicable regulatory approvals of one country does not imply the approval of another country. However, securing the approval of a more stringent body, i.e. the FDA, may facilitate receiving approval by a regulatory authority in a different country where the regulatory requirements are similar or less stringent. The approval procedures involve high costs, are manpower intensive, usually extend over many years and require highly skilled and professional resources.
FDA Approval Process
The steps required to be taken before a new drug may be marketed in the United States generally include:

•
completion of preclinical studies in animal model;

•
the submission to the FDA of an IND application, which must be evaluated by the FDA before human clinical trials may commence;

•
performance of one or more adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug for its intended use; and

•
submission and approval of a NDA or Biologics License Application (BLA).

Clinical studies are conducted under protocols detailing, among other things, the objectives of the study, what types of patients may enter the study, schedules of tests and procedures, drugs, dosages, and length of study, as well as the parameters to be used in monitoring safety, and the efficacy criteria to be evaluated. A protocol for each clinical study and any subsequent protocol amendments must be submitted to the FDA as part of the IND.
The clinical testing of a drug product candidate generally is conducted in three sequential phases prior to approval, but the phases may overlap or be combined. A fourth, or post approval, phase may include additional clinical studies. The phases are generally as follows:
Phase 1.   In Phase 1 clinical studies, the product is generally tested in a small number of healthy volunteers. These studies are designed to evaluate the safety, dosage tolerance, metabolism and pharmacologic actions of the product candidate in humans, side effects associated with increasing doses, and, in some cases, to gain early evidence on efficacy. The number of participants included in Phase 1 studies generally ranges from 20 to 80.
Phase 2.   For Phase 2 studies, in addition to safety, the sponsor evaluates the efficacy of the product candidate on targeted indications to determine the optimal dosage. Phase 2 studies typically are larger than Phase 1 but smaller than Phase 3 studies and may involve several hundred participants.
Phase 3.   Phase 3 studies typically involve an expanded patient population at geographically-dispersed test sites. They are performed after preliminary evidence suggesting effectiveness of the product candidate has been obtained and are designed to further evaluate clinical efficacy and safety, to establish the overall benefit-risk relationship of the product candidate and to provide an adequate basis for a potential product approval. Phase 3 studies usually involve several hundred to several thousand participants.
Phase 4.   Phase 4 clinical trials are post-marketing studies designed to collect additional safety data as well as potentially expand a product indication. Post-marketing commitments are required of, or agreed to by, a sponsor after the FDA has approved a product for marketing. These studies are used to gain additional information from the treatment of patients in the intended therapeutic indication and to verify a clinical benefit in the case of drugs approved under accelerated approval regulations. If the FDA approves a product while a company has ongoing clinical trials that were not necessary for approval, a company may be able to use the data from these clinical trials to meet all or part of any Phase 4 clinical trial requirement. These clinical trials are often referred to as Phase 4 post-approval or post-marketing commitments. Failure to promptly conduct Phase 4 clinical trials could result in the inability to deliver the product into interstate commerce, misbranding charges, and civil monetary penalties.
For an orphan drug product such as the proposed urea cycle disorder therapies, the clinical development plan is significantly abbreviated due to the limited number of available patients. Clinical trial protocols in support of a NDA for orphan drug candidates are typically based on studies on fewer patients than the thousands of patients studied for a non-orphan drug NDA.
Clinical trials must be conducted in accordance with the FDA’s and EMA’s cGCP requirements. The FDA/EMA may order the temporary or permanent discontinuation of a clinical study at any time or impose other sanctions if it believes that the clinical study is not being conducted in accordance with requirements or that the participants are being exposed to an unacceptable health risk. An Institutional Review Board, or IRB, or which may also be referred to as an Independent Ethics Committee, or IEC, generally must approve the clinical trial design and patient informed consent and also may halt a study, either temporarily or permanently, for failure to comply with the IRB/IEC’s requirements, or may impose other conditions. Additionally, some clinical studies are overseen by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board. This group recommends whether or not a trial may move forward at designated check points based on access to certain data from the study. The clinical study sponsor may also suspend or terminate a clinical trial based on evolving business objectives and/or competitive climate.
As a product candidate moves through the clinical trial phases, manufacturing processes are further defined, refined, controlled and validated. The level of control and validation required by the FDA would generally increase as clinical studies progress. We and the CMOs, or third-party manufacturers, on which we rely for the manufacture of our product candidates and their respective components are subject to requirements that drugs be manufactured, packaged and labeled in conformity with cGMP. To comply with cGMP requirements, manufacturers must continue to spend time, money and effort to meet requirements relating to personnel, facilities, equipment, production and process, labeling and packaging, quality control, recordkeeping and other requirements.
Assuming completion of all required testing in accordance with all applicable regulatory requirements, detailed information on the product candidate is submitted to the FDA/EMA in the form of an NDA/BLA (or MAA for the EMA), requesting approval to market the product for one or more indications, together with payment of a user fee, unless waived. An NDA/BLA/MAA includes all relevant data available from pertinent nonclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information on the chemistry, manufacture, control and proposed labeling, among other things. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the product candidate for its intended use to the satisfaction of the FDA/EMA.
If an NDA/BLA submission is accepted for filing as complete, the FDA begins an in-depth review. Under the Prescription Drug User Fee Act, or PDUFA, the FDA’s goal is to complete its initial review and respond to the applicant within ten months of a completed submission. The applicant may apply for an expedited review at any time during the clinical trial process. Specifically for “Priority Review” designation, the FDA determines whether the product candidate treats a serious condition and would provide a significant improvement in safety or effectiveness. If the product candidate qualifies for Priority Review, the product candidate with a completed NDA will have a FDA review date of six months after the completed NDA is submitted rather than the typical 10 month FDA review. An orphan drug, such as the proposed urea cycle disorder therapies, often qualifies for Priority Review if it applies for the Priority Review designation, and thus be eligible for a six-month review period. However, PDUFA goal dates are not legal mandates and FDA response often occurs several months beyond the original PDUFA goal date. Further, the review process and the target response date under PDUFA may be extended if the FDA requests or the NDA/BLA sponsor otherwise provides additional information or clarification regarding information already provided. The NDA/BLA review process can, accordingly, be very lengthy. During its review of an NDA/BLA, the FDA may refer the application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it typically follows such recommendations. Data from clinical studies is not always conclusive and the FDA and/or any advisory committee it appoints may interpret data differently than the applicant.
After the FDA evaluates the NDA/BLA and inspects manufacturing facilities where the drug product and/or its active pharmaceutical ingredient will be produced, it will either approve commercial marketing of the drug product with prescribing information for specific indications or issue a complete response letter indicating that the application is not ready for approval and stating the conditions that must be met in order to secure approval of the application. If the complete response letter requires additional data and the applicant subsequently submits that data, the FDA nevertheless may ultimately decide that the application does not satisfy its criteria for approval.
The FDA could also approve the NDA/BLA with a Risk Evaluation and Mitigation Strategies plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling, development of adequate controls and specifications, or a commitment to conduct post-marketing testing. Such post-marketing testing may include Phase 4 clinical studies and surveillance to further assess and monitor the product’s safety and efficacy after approval. Regulatory approval of products for serious or life-threatening indications may require that participants in clinical studies be followed for long periods to determine the overall survival benefit of the drug.
If the FDA/EMA approves one of our therapeutic candidates, we will be required to comply with a number of post-approval regulatory requirements. We would be required to report, among other things, certain adverse reactions and production problems to the FDA/EMA, provide updated safety and efficacy information and comply with requirements concerning advertising and promotional labeling for any of our products. Also, quality control and manufacturing procedures must continue to conform to cGMP after approval, which imposes extensive procedural, substantive and record keeping requirements. If we seek to make certain changes to an approved product, including certain manufacturing changes, we will need FDA/EMA review and approval before the change can be implemented. For example, if we change the manufacturer of a product the FDA/EMA may require stability or other data from the new manufacturer, which will take time and is costly to generate, and the delay associated with generating this data may cause interruptions in our ability to meet commercial demand, if any. While physicians may use products for indications that have not been approved by the FDA/EMA, we may not label or promote the product for an indication that has not been approved. Securing FDA/EMA approval for new indications is similar to the process for approval of the original indication and requires, among other things, submitting data from one or more adequate and well-controlled studies that demonstrate the product’s safety and efficacy in the new indication. Even if such studies are conducted, the FDA/EMA may not approve any change in a timely fashion, or at all.
We plan to rely, and expect to continue to rely, on third parties for the manufacture of clinical, and future commercial, quantities of our therapeutic candidates. Future FDA/EMA and local inspections may identify compliance issues at these third-party facilities that may disrupt production or distribution or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA/MAA, including withdrawal or recall of the product from the market or other voluntary, FDA/EMA-initiated or judicial action that could delay or prohibit further marketing. Newly discovered or developed safety or efficacy data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Many of the foregoing could limit the commercial value of an approved product or require us to commit substantial additional resources in connection with the approval of a product. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA/EMA’s policies may change, which could delay or prevent regulatory approval of the products under development.
Orphan Drug Designation
The Orphan Drug Act of 1983, or the Orphan Drug Act, encourages manufacturers to seek approval of products intended to treat “rare diseases and conditions” with a prevalence of fewer than 200,000 patients in the United States or for which there is no reasonable expectation of recovering the development costs for the product. For products that receive Orphan Drug designation by the FDA, the Orphan Drug Act provides tax credits for clinical research, FDA assistance with protocol design, eligibility for FDA grants to fund clinical studies, waiver of the FDA application fee, and a period of seven years of marketing exclusivity for the product following FDA marketing approval.
Foreign Regulation
In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products. Whether or not we obtain FDA approval for a product, we must obtain approval by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Under European Union regulatory systems, a company may submit an MAA either under a centralized or decentralized procedure. The centralized procedure, which is compulsory for medicines produced by biotechnology, provides for the grant of a single marketing authorization that is valid for all European Union member states.
Reimbursement
In the United States and other countries, sales of any products for which we receive regulatory approval for commercial sale will depend in part on the availability of reimbursement from third-party payors, including government health administrative authorities, managed care providers, private health insurers and other organizations. Each third-party payor may have its own policy regarding what products it will cover, the conditions under which it will cover such products, and how much it will pay for such products. Third-party payors are increasingly examining the medical necessity and cost effectiveness of medical products and services in addition to safety and efficacy and, accordingly, significant uncertainty exists as to the reimbursement status of newly approved therapeutics. Third-party reimbursement adequate to enable us to realize an appropriate return on our investment in research and product development may not be available for our products. The passage of the Medicare Prescription Drug and Modernization Act of 2003, or the MMA, sets forth the requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries, which may affect the marketing of our products. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.
In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market.
We expect there will continue to be a number of federal and state proposals to implement governmental pricing controls. While we cannot predict whether such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability.
The Patient Protection and Affordable Care Act
In March 2010, President Obama signed into legislation the Patient Protection and Affordable Care Act, or the Affordable Care Act, which resulted in sweeping changes across the health care industry. The Affordable Care Act contained measures designed to promote quality and cost efficiency in health care delivery and to generate budgetary savings in the Medicare and Medicaid programs. Pharmaceuticals represent a significant portion of the cost of providing care, and have therefore been the subject of pricing negotiation, product selection and utilization review. The Affordable Care Act includes significant provisions that encourage state and federal law enforcement agencies to increase activities related to preventing, detecting and prosecuting those who commit fraud, waste and abuse in federal healthcare programs, including Medicare, Medicaid and Tricare. Some of the provisions of the Affordable Care Act have not yet been fully implemented, and certain provisions have been subject to judicial and Congressional challenges. The healthcare regulatory environment in the United States is still in flux, and judicial challenges and legislative initiatives to modify, limit, or repeal the Affordable Care Act continue and may increase in light of the change in administrations following the 2016 United States Presidential election. The manner in which the Affordable Care Act continues to evolve could materially affect the extent to which, and the amount at which, pharmaceuticals are reimbursed by government programs such as Medicare, Medicaid and Tricare. We cannot predict all impacts the Affordable Care Act, or any changes or additional health reform legislation, may have on our products, but they may result in our products being chosen less frequently or the pricing being substantially lowered.

Fraud and abuse laws in the United States
A variety of U.S. federal and state laws apply to the sale, marketing and promotion of drugs that are paid for, directly or indirectly, by U.S. federal or state healthcare programs such as Medicare and Medicaid. The restrictions imposed by these laws are in addition to those imposed by the FDA, the U.S. Federal Trade Commission and corresponding state agencies. Some of these laws significantly restrict or prohibit certain types of sales, marketing and promotional activities by drug manufacturers. Violation of these laws may result in significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties and exclusion or debarment from U.S. federal and state healthcare and other programs. Many private health insurance companies also prohibit payment to entities that have been sanctioned, excluded or debarred by U.S. federal agencies.
Anti-kickback statutes in the United States
The U.S. federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending of a good or service, for which payment may be made in whole or in part under a U.S. federal healthcare program such as the Medicare and Medicaid programs. The definition of  “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, the furnishing of supplies or equipment, payments of cash and waivers of payments. Several courts have interpreted the statute’s intent requirement to mean that, if any one purpose of an arrangement involving remuneration is to induce referrals or otherwise generate business involving goods or services reimbursed in whole or in part under U.S. federal healthcare programs, the statute has been violated. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other U.S. federal healthcare programs. In addition, some kickback allegations have been claimed to violate the U.S. False Claims Act (as discussed below). The reach of the federal Anti-Kickback Statute was broadened by the Affordable Care Act, which, among other things, amends the intent requirement of the federal Anti-Kickback Statute. Pursuant to the statutory amendment, a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. The Affordable Care Act further provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the U.S. False Claims Act or the Civil Monetary Penalties statute, which imposes penalties against any person who is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.
The U.S. federal Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the statute is broad and may technically prohibit many innocuous or beneficial arrangements, the Office of Inspector General of the Department of Health and Human Services, or OIG, has issued a series of regulations, known as the “safe harbors.” These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy an applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG or the U.S. Department of Justice.
Many states have adopted laws similar to the U.S. federal Anti-Kickback Statute. Some of these state prohibitions are broader than the U.S. federal statute, and apply to the referral of patients and recommendations for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs. Government officials have focused certain enforcement efforts on marketing of healthcare items and services, among other activities, and have brought cases against individuals or entities with sales personnel who allegedly offered unlawful inducements to potential or existing physician customers in an attempt to procure their business.
U.S. False Claims Act
The U.S. False Claims Act prohibits any person from knowingly presenting, or causing to be presented, a false claim for payment to the U.S. federal government or knowingly making, or causing to be made, a false statement in order to have a false claim paid. The U.S. federal government’s interpretation of the scope of the law has in recent years grown increasingly broad. Most states also have statutes or regulations similar to the U.S. False Claims Act, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Sanctions under these U.S. federal and state laws may include civil monetary penalties, exclusion of a manufacturer’s products from reimbursement under government programs, criminal fines and imprisonment. Several drug manufacturers have been prosecuted under the false claims laws for allegedly providing free drugs to physician customers with the expectation that the physician customers would bill U.S. federal programs for the product. In addition, several recent cases against drug manufacturers have alleged that the manufacturers improperly promoted their products for “off-label” use, outside of the scope of the FDA-approved labeling.
U.S. Health Insurance Portability and Accountability Act of 1996
HIPAA created a new U.S. federal healthcare fraud statute that prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government-sponsored programs. Among other things, HIPAA also imposes criminal penalties for knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services, along with theft or embezzlement in connection with a healthcare benefits program and willful obstruction of a criminal investigation involving a U.S. federal healthcare offense.
In addition, we may be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by HITECH, and its implementing regulations, imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates” — independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.
If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business.
Compliance with Environmental Laws
Our compliance with applicable environmental requirements during the years ended December 31, 2016 and 2015 and subsequently has not had a material effect upon our capital expenditures, earnings or competitive position.
Employees
As of June 20, 2017, we had 20 total employees: 18 full-time employees, 14 of whom were engaged in full-time research and development activities and 4 of whom were engaged in general administration, and 2 part-time employees. None of our employees is represented by any collective bargaining unit. We believe that we maintain good relations with our employees.

MANAGEMENT
Officers and Directors
The following table sets forth the name, age and position of each of our directors and executive officers as of June 20, 2017.
Name	Age	Position	Served as an Officer or Director Since
Robert W. Overell, Ph.D.	62	Director, President and Chief Executive Officer	March 2006
Steven Gillis, Ph.D.(1)(2)	64	Director, Chairman of the Board	February 2008
Brian G. Atwood(1)	64	Director	February 2008
John A. Schmidt, Jr., M.D.(2)(3)	66	Director	December 2010
Paul H. Johnson, Ph.D.	73	Director	November 2007
Michelle Griffin(1)(3)	51	Director	February 2016
Peggy V. Phillips(2)(3)	63	Director	August 2016
Michael Houston, Ph.D.	54	Chief Scientific Officer	December 2015
Gordon Brandt, M.D.	57	Chief Medical Officer	August 2016
Shing-Yin (Helen) Tsui	46	Senior Vice President, Finance, Secretary	December 2015

(1)
Audit Committee

(2)
Compensation Committee

(3)
Nominating and Corporate Governance Committee

Each member of our board of directors is elected for a one-year term and is elected at each annual meeting of stockholders. Our executive officers are elected by, and serve at the discretion of, our board of directors. The business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors is as follows:
Robert W. Overell, Ph.D. has served as our president and member of our board of directors since 2006 and our chief executive officer since 2009. Prior to our first institutional financing in 2008, Dr. Overell was president of Foundation BioVentures LLC, which provided company formation and consulting services to startup companies, including us. Prior to that, Dr. Overell was a consultant, venture partner, then general partner with Frazier Healthcare Ventures from 1996 to 2005, where he participated in raising over $600 million of venture capital and invested over $60 million in early-stage biotechnology companies. Dr. Overell has served on numerous corporate boards, including Array Biopharma Inc. (NASDAQ:ARRY) from 1998 to 2002, XenoPort, Inc. (NASDAQ:XNPT), which he co-founded in 1999, from 1999 to 2005, and Chimerix, Inc. (NASDAQ: CMRX) from 2004 to 2005. Dr. Overell helped found Immunex Corporation’s gene therapy spinout, Targeted Genetics Corp., where he led product development and gene delivery programs from 1992 to 1996. Dr. Overell joined Immunex Corporation in 1984, where he led programs in cell and molecular biology. He also led development of the first human immunodeficiency virus gene therapy trial in the world, which was approved by the Recombinant DNA Advisory Committee of the National Institutes of Health and the FDA in 1991. Dr. Overell obtained a B.Sc. in biological sciences from the University of Newcastle-upon-Tyne and a Ph.D. in biochemistry from the Institute of Cancer Research, University of London, United Kingdom. Dr. Overell’s experience in gene therapy and cell and molecular biology, as well as his service as our chief executive officer and his previous experience as an executive in biotechnology companies and venture experience spanning various investment stages and managing relevant risks, provides our board of directors with unique and valuable business and leadership experience. Our board of directors also benefits from his extensive knowledge of the biotechnology industry and from his deep understanding of our technology, opportunities and workforce.
Steven Gillis, Ph.D. has served as a chairman of our board of directors since 2008. Since 2005, Dr. Gillis has been a managing director at ARCH Venture Partners, a venture capital firm. From 1994 to 2005, Dr. Gillis served as chief executive officer and chairman of the board of directors of Corixa

Corporation, which he co-founded in October 1994. Previously, Dr. Gillis served as a director, head of research and development, chief scientific officer and acting chief executive officer of Immunex Corporation, which he co-founded, from 1981 until his departure in 1994. As a former director and chairman of Trubion Pharmaceuticals, Inc., Dr. Gillis led its acquisition by Emergent BioSolutions in the fall of 2010. Dr. Gillis currently serves as a director of Shire plc (NASDAQ: SHPG), Accelerator Corporation, Oncofactor Corp., VBI Vaccines Inc. (NASDAQ: VBIV), Pulmatrix, Inc. (NASDAQ: PULM) and serves as director and chairman of VentiRX Pharmaceuticals, Inc., Theraclone Sciences, Inc. and Lycera Corp. Dr. Gillis previously served as a director at bluebird bio, Inc. from 2011 to 2015. Dr. Gillis received his B.A. in biology and English from Williams College and his Ph.D. in biological science from Dartmouth College. We believe that Dr. Gillis’s knowledge in immunology and experience in the venture capital industry, particularly with biotechnology and pharmaceutical companies, qualifies him to serve as a member of our board of directors.
Brian G. Atwood has served as a member of our board of directors since 2008. Mr. Atwood is currently chief executive officer of Cell Design Labs which he co-founded in 2015. Since 1999, Mr. Atwood has served as managing director of Versant Ventures, a healthcare-focused venture capital firm he co-founded. Prior to co-founding Versant Ventures, Mr. Atwood spent four years at Brentwood Associates, a venture capital firm, where, as a general partner, he led investments in biotechnology, pharmaceuticals and bioinformatics. Mr. Atwood founded Glycomed, Inc. and served as its president and chief executive officer from 1993 to 1995. Mr. Atwood currently serves on the board of directors of Clovis Oncology, Inc. (NASDAQ: CLVS), Atreca, Inc., Five Prime Therapeutics, Inc. (NASDAQ: FPRX), Immune Design Corp. (NASDAQ: IMDZ), OpGen, Inc., Spark Diagnostics, Inc., and Veracyte, Inc. (NASDAQ: VCYT). Mr. Atwood was previously a member of the board of directors of Helicos Biosciences (NASDAQ: HLCS), and Pharmion Corporation, and Trius Therapeutics, Inc. (NASDAQ: TSRX) acquired in 2013, and Cadence Pharmaceuticals, Inc. (NASDAQ: CADX) acquired in 2014. Mr. Atwood received his B.S. in biological sciences from the University of California, Irvine, his M.S. in ecology from the University of California, Davis, and his M.B.A. from Harvard Business School. We believe that Mr. Atwood’s experience in the venture capital industry and serving as an executive or director of other publicly-traded and privately-held life sciences companies qualifies him to serve as a member of our board of directors.
John A. Schmidt, Jr., M.D. has served as a member of our board of directors since 2010. From 2008 to 2009, Dr. Schmidt served as the chief scientific officer of Alnylam Pharmaceuticals, Inc., and prior to that, from 2004 to 2008, he was vice president and sole U.S. member of the Sanofi-Aventis U.S. LLC’s Global Discovery Leadership Team where he was responsible for the biotherapeutics, external innovation, and China discovery initiatives. From 2000 to 2004, Dr. Schmidt served as vice president and head of the respiratory and rheumatoid arthritis disease group of legacy Aventis, during which time he advanced more than 15 new chemical entities into preclinical and clinical development. From 1990 to 2000, Dr. Schmidt served as senior director of immunology and rheumatology at Merck Research Laboratories. Dr. Schmidt received a B.S. in biology from St. Joseph’s University in Philadelphia and an M.D. from the University of Pennsylvania. We believe that Dr. Schmidt’s extensive experience in biopharmaceutical companies conducting drug development qualifies him to serve as a member of our board of directors.
Paul H. Johnson, Ph.D. has served as a member of our board of directors since 2007. From 2007 to 2015, Dr. Johnson served as our chief scientific officer. From 2003 to 2007, Dr. Johnson was senior vice president, research and development, and chief scientific officer of Nastech Pharmaceutical Company, Inc. From 2000 to 2003, Dr. Johnson served as vice president, research and development, and chief scientific officer of EpiGenx Pharmaceuticals, Inc. Since 2014, Dr. Johnson has been executive vice president and chief scientific officer of Next Frontier Biosciences. Dr. Johnson received a B.S. in molecular biology from the State University of New York, Buffalo and a Ph.D. in biochemistry from Roswell Park Cancer Institute (SUNY). We believe that Dr. Johnson’s extensive experience advising biopharmaceutical companies overseeing drug research and development and his prior service as our chief scientific officer qualifies him to serve as a member of our board of directors.
Michelle Griffin has served as a member of our board of directors since February 2016. Ms. Griffin currently provides consulting services to biotechnology companies and boards of directors through her firm, Pacific Biotechnology Consulting Group. Ms. Griffin served as a member of the board of directors for Polynoma LLC from 2012 to 2014. Ms. Griffin served as executive vice president, operations, and as chief financial officer at OncoGenex Pharmaceuticals Inc. from January 2011 to March 2013. Prior to that, Ms. Griffin served as a member of the board of directors of OncoGenex Pharmaceuticals Inc. from May 2004 to January 2011. Ms. Griffin served as acting chief executive, senior vice president and chief operating officer at Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from November 2009 until its acquisition in October 2010 by Emergent BioSolutions, Inc., and as its senior vice president and chief financial officer from February 2006 to November 2009. From August 2005 to January 2006, Ms. Griffin served as senior vice president and chief financial officer of Dendreon Corporation, a biotechnology company. From March 1995 to July 2005, she was employed by Corixa Corporation, a biotechnology company, and served as its chief financial officer from 1997 until 2005 when Corixa Corporation was acquired by GlaxoSmithKline plc. Prior to that, Ms. Griffin held several finance and strategic planning positions at The Boeing Company. She received a post-graduate certificate in accounting and an M.B.A. from Seattle University and a B.S. in statistics and marketing from George Mason University and has passed the certified public accountant exam. We believe that Ms. Griffin’s extensive experience serving on the boards of directors and as chief financial officer of numerous biopharmaceutical companies qualifies her to serve as a member of our board of directors.
Peggy V. Phillips has served as a member of our board of directors since August 2016. Ms. Phillips has been a member of the board of directors of Dynavax Technologies Corp. since 2006 and served on the board of directors of Tekmira Pharmaceuticals from February 2014 to March 2015. Ms. Phillips served on the board of directors of Portola Pharmaceuticals, a biopharmaceutical company, from 2006 to 2013. From 2003 until 2011, Ms. Phillips served on the board of the Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as the chief operating officer until the company was acquired by Amgen in 2002. During her career at Immunex Corporation, Ms. Phillips held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As senior vice president for pharmaceutical development and general manager for Enbrel® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex Corporation, Ms. Phillips worked at Miles Laboratories. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho. Ms. Phillips’s background and experience with larger, complex organizations provides significant operational and strategic insights in assessing our strategy. We believe that Ms. Phillips’ extensive experience in development and commercialization of biotechnology products qualifies her to serve as a member of our board of directors.
Michael Houston, Ph.D. was appointed as the chief scientific officer in December 2015. Dr. Houston joined us as vice president, therapeutics development, in January 2014. From 2012 to 2013, Dr. Houston provided consulting services at Solid-Phase Consulting, focused on peptide and oligonucleotide-based research and development activities as well as due diligence services for venture capital firms. From 2009 to 2012, Dr. Houston served as vice president of chemistry and formulations for Marina Biotech, Inc. (OTCQB: MRNA), where he led a team developing novel amino acid-based lipids and peptides developing nanoparticle-based formulations to deliver siRNAs and miRNAs. Prior to that, Dr. Houston served as vice president of preclinical chemistry and chemistry, manufacturing and control for Anchor Therapeutics, Inc. (previously Ascent Therapeutics, Inc.) developing chemistry, analytical methods and formulations for the pepducin peptide technology. From 2008 to 2009, Dr. Houston served as vice president, chemistry & formulations at MDRNA, Inc., overseeing drug product processes and managing preclinical development. From 2004 to 2008, Dr. Houston served at Nastech Pharmaceutical Company Inc. in various leadership positions including senior director of chemistry and formulations. Prior to that, Dr. Houston has also served at Cytovax Biotechnologies, Inc. as director of chemistry and senior scientist, focusing on the development of peptide-protein conjugate vaccines. Dr. Houston received a B.Sc. in chemistry and a Ph.D. in bio-organic chemistry from the University of Waterloo, Ontario, Canada, and completed his post-doctoral fellowships in protein engineering at the Protein Engineering Network of Centres of Excellence at the University of Alberta.
Gordon Brandt, M.D. has served as our chief medical officer since August 2016. Prior to his appointment as our chief medical officer, Dr. Brandt served as our chief clinical advisor from 2012. Prior to this, he served as president and executive vice president of clinical research and medical affairs for Nastech Pharmaceutical Company Inc. (which became MDRNA Inc.), where he worked to develop nucleic acid therapeutics. Previously, Dr. Brandt worked at Sonus Pharmaceuticals, Inc., a developer of oncology drugs, where he held the positions of vice president, clinical and regulatory affairs, and director of medical affairs. Dr. Brandt graduated from Yale University with a B.S. degree in engineering science, received an M.D. from the University of California, San Francisco, and completed his residency training in internal medicine at Kaiser Hospital in San Francisco. He has worked in the medical device, biologic, and drug fields for more than 30 years, and has successfully led both U.S. and EU drug approval programs.
Shing-Yin (Helen) Tsui has served as our senior vice president of finance since July 2016, and as secretary and principal accounting officer since February 2016. Ms. Tsui joined us as our vice president, finance in December 2015. Prior to joining us, Ms. Tsui served in various accounting positions at Dendreon Corporation, a biotechnology company, including serving as vice president, corporate controller from 2014 to 2015, as senior director, corporate controller from 2013 to 2014, as senior director, accounting operations and enterprise applications from 2011 to 2013 and as corporate controller from 1999 to 2011. At Dendreon Corporation, Ms. Tsui managed the accounting department, including preparing publicly-filed documents in connection with the initial public offering and secondary public offerings by Dendreon Corporation and implementation of Sarbanes-Oxley Act compliance program. Ms. Tsui has over 20 years of financial management experience in Securities and Exchange Commission reporting, conducting mergers and acquisitions due diligence and accounting operations. Ms. Tsui holds a B.A. in business administration from the University of Washington and has passed the certified public accountant exam.
Director Independence
Our board of directors has determined that Drs. Gillis and Schmidt, Mr. Atwood, Ms. Griffin and Ms. Phillips, or five of our seven directors are “independent” as that term is defined under the rules of The NASDAQ Stock Market.
Our board of directors also determined that (i) Ms. Griffin, Dr. Gillis and Mr. Atwood, who compose our audit committee, (ii) Dr. Gillis, Dr. Schmidt and Ms. Phillips, who compose our compensation committee, and (iii) Ms. Griffin, Ms. Phillips and Dr. Schmidt, who compose our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market.
Committees of the Board of Directors
The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business in their discretion. The composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members serve on committees until their respective successors are duly elected and qualified or until their resignation or until otherwise determined by our board of directors.
Audit Committee
The members of our audit committee are Ms. Griffin, Dr. Gillis and Mr. Atwood. Dr. Gillis and Mr. Atwood are affiliated with ARCH Venture Fund VII, L.P. and Versant Venture Funds, respectively, both of which we expect to beneficially own more than 10% of our common stock. Therefore, we may not be able to rely upon the safe harbor position of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which provides that a person will not be deemed to be an affiliate of a company if he or she is not the beneficial owner, directly or indirectly, of more than 10% of a class of voting equity securities of that company. Notwithstanding these holdings, our board of directors has made an affirmative determination that each of Dr. Gillis and Mr. Atwood is an independent director under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The chair of our audit committee is Ms. Griffin. Our board of directors has determined that Ms. Griffin is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations. Our board of directors also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The functions of the audit committee include, among other matters:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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reviewing our policies on risk assessment and risk management;

•
reviewing related party transactions;

•
overseeing our corporate governance guidelines and reporting;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee
The members of our compensation committee are Dr. Gillis, Dr. Schmidt and Ms. Phillips. Our board of directors has determined that each of Dr. Gillis, Dr. Schmidt and Ms. Phillips is independent under the NASDAQ listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The chair of our compensation committee is Dr. Gillis.
The functions of the compensation committee include, among other matters:
•
reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•
reviewing and recommending that our board of directors approve the compensation of our directors;

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reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

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administering our stock and equity incentive plans;

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selecting independent compensation consultants and assessing conflict of interest compensation advisers;

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reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and

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reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Ms. Griffin, Ms. Phillips and Dr. Schmidt. Our board of directors has determined that each of Ms. Griffin, Ms. Phillips and Dr. Schmidt is independent under the NASDAQ listing standards and applicable Securities and Exchange Commission rules and regulations. The chair of our nominating and corporate governance committee is Dr. Schmidt.
The functions of the nominating and governance committee include, among other matters:
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identifying and recommending candidates for membership on our board of directors;

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evaluating nominees recommended by stockholders for membership on our board of directors;

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reviewing and recommending the composition of our committees;

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overseeing our code of ethics and business conduct; and

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making recommendations to our board of directors concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.
Compensation Committee Interlocks and Insider Participation
None of our executive officers has served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors.
Certain Relationships
There are no family relationships among our directors and executive officers. To our knowledge, there have been no material legal proceedings as described in Item 401(f) of Regulation S-K that are material to an evaluation of the ability or integrity of any of our directors or executive officers (in the last ten years) or our control persons (in the last year).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
General
Other than compensation agreements and other arrangements which are described as required under “Director Compensation” and “Executive Compensation” appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated herein by reference, and the transactions described below, since January 1, 2014, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of  $120,000 or the average of our total assets at year end for the last two completed fiscal years and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest. Our audit committee is responsible for approving all future transactions between us and our officers, directors and principal stockholders and their affiliates.
Certain Relationships
Two of our current directors are and a former director was employed by venture capital investors each of which beneficially own more than 5% of our outstanding common stock through a series of private placements, rounds of venture capital financing and our initial public offering. Dr. Gillis is a managing director at ARCH Venture Partners and owns an interest in ARCH Venture Partners VII, L.P., or ARCH Partners VII, which is the sole general partner of ARCH Venture Fund VII, L.P. As of June 20, 2017, ARCH Venture Fund VII, L.P. beneficially owned approximately 24.42% of our outstanding common stock. Mr. Atwood is a managing director of Versant Ventures and is a managing member of and owns an interest in Versant Ventures III, LLC, which is the general partner of each of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., or collectively, Versant Venture Funds. As of June 20, 2017, Versant Venture Funds beneficially owned approximately 16.62% of our outstanding common stock. Dr. Ulevitch, our former director, is a venture partner at 5AM Venture Management, LLC and a member of and owns an interest in 5AM Partners II LLC, the general partner of each of 5AM Ventures II, LP and 5AM Co-Investors II, LP, or collectively, 5AM Ventures. Based on Schedule 13D filed with the Securities and Exchange Commission on June 8, 2017, 5AM Ventures beneficially owned approximately 8.01% of our outstanding common stock.
Convertible Note Financings
In April, June, August and October 2015, in four separate closings, we issued and sold to investors, including beneficial owners of more than 5% of our capital stock, convertible promissory notes in the aggregate principal amount of  $3.7 million, together with seven-year warrants to purchase shares of the same class and series of capital stock into which the convertible notes were convertible. The convertible notes carried interest at a rate of 8% per annum. On December 11, 2015, the noteholders agreed that for purposes of calculating the number of conversion shares, the notes ceased accruing interest as of December 31, 2015. The accrued interest payable on convertible notes payable totaled $3.2 million as of December 31, 2015. Immediately prior to the consummation of our initial public offering, all outstanding convertible notes, including convertible notes issued prior to 2015, and unpaid accrued interest thereon were converted into 2,788,880 shares of our common stock, and the seven-year warrants were exercised on a cashless basis for 303,096 shares of our common stock.
The investors in these notes and warrants included the following holders of more than 5% of our capital stock. The following table presents the aggregate principal amount of notes issued to these related parties and the related warrant coverage amount, and the number of shares issued upon conversion of the notes and the exercise of the warrants.
Participant	Aggregate Principal Amount of Notes	Warrant Coverage Amount	Number of Shares Issued
ARCH Venture Fund VII, L.P.	$2,225,000.00	$333,760.00	327,023
Versant Venture Capital III, L.P.	$1,118,396.25	$167,759.43	164,413
Versant Side Fund III, L.P.	$6,603.75	$990.57	971

Under the note and warrant purchase agreement entered into in connection with our October 2015 issuance of notes and warrants, we agreed, upon the approval of the investors holding more than 50% of the aggregate outstanding principal amount of the notes issued pursuant to such agreement, to issue and sell to certain investors additional notes having an aggregate principal amount of  $600,000, together with seven-year warrants, in each case having the same terms as described above. The investors in these additional notes and warrants include ARCH Venture Fund VII, L.P, to which an aggregate principal amount of  $550,000 of notes is issuable, together with warrant coverage amount of  $82,500.
Investor Agreements
We are party to a second amended and restated investors’ rights agreement, an amended and restated right of first refusal and co-sale agreement, and a second amended and restated stockholder voting agreement, with certain of our investors, including Dr. Johnson, Dr. Gillis, Foundation BioVentures LLC, which is an affiliate of Dr. Overell, and all of the holders of more than 5% of our capital stock other than Alexandria Equities, LLC. The rights under the amended and restated right of first refusal and co-sale agreement and the second amended and restated stockholder voting agreement were terminated upon the closing of our initial public offering in May 2016.
The second amended and restated investors’ rights agreement, among other things, provides that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. See the section titled “Description of Capital Stock — Registration Rights” for additional information regarding these registration rights.
Subordination Agreement
On December 21, 2015, we entered into a loan and security agreement with certain investors, which was subsequently amended on April 6, 2016, pursuant to which these investors made term loans to us in the aggregate principal amount of  $4.0 million. As contemplated by the loan and security agreement, on December 21, 2015, we entered into a subordination agreement with Titan Multi-Strategy Fund I, LTD., as representative for the lenders under the loan and security agreement, 5AM Ventures, ARCH Venture Fund VII, L.P., and Versant Venture Funds, whereby we, 5AM Ventures, ARCH Venture Fund VII, L.P. and Versant Venture Funds agreed that the payment of any indebtedness, liabilities or obligations, owed by us to 5AM Ventures, ARCH Venture Fund VII, L.P. or Versant Venture Funds, is expressly subordinated to our obligations to the lenders under the loan and security agreement until all such obligations are indefeasibly paid in full or satisfied pursuant to their terms. On May 2, 2016, we and the parties to the subordination agreement entered into an amended and restated subordination agreement to add an additional senior lender in connection with our issuance of the promissory note in the amount of  $440,000.
The entire outstanding principal balance of  $4.0 million of the term loans together with all accrued and unpaid interest of  $86,000 were converted into 1,021,525 shares of our common stock upon the closing of our initial public offering, at a conversion price equal to 80% of the initial public offering price, and the promissory note in the amount of  $440,000 was repaid after the closing of our initial public offering.
Initial Public Offering
On May 23, 2016, we closed our initial public offering and sold 3,700,000 shares of common stock at a price of  $5.00 per share to the public. ARCH Venture Fund VII, L.P. purchased 1,000,000 shares of common stock, Versant Venture Funds purchased 600,000 shares of common stock, 5AM Ventures purchased an aggregate of 100,000 shares of common stock, and Alexandria Equities, LLC acquired 180,000 shares of common stock in our initial public offering. Each of ARCH Venture Fund VII, L.P., Versant Venture Funds, 5AM Ventures and Alexandria Equities, LLC was a holder of more than 5% of our capital stock when our initial public offering occurred.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a formal written policy that our executive officers, directors, nominee for director, beneficial owner of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us, in which the amount involved exceeds $120,000, without the prior review and approval of our audit committee, which consists of Ms. Griffin, Dr. Gillis and Mr. Atwood. In approving or rejecting any such proposal, our audit committee will consider all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction.
All of the transactions described above were entered into prior to the adoption of this policy and establishment of our audit committee. We did not have a formal written policy or procedure for the review and approval or ratification of the transactions described above with related persons; however, our practice has been to have all related-party transactions reviewed and approved by a majority of the disinterested members of our board of directors, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our board of directors. Our board of directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

DESCRIPTION OF OUR CAPITAL STOCK
General
Our authorized capital stock consists of 55,000,000 shares, all with a par value of  $0.0001 per share, of which 50,000,000 shares are common stock; and 5,000,000 shares are “blank check” preferred stock. On June 20, 2017, there were 11,690,329 shares of common stock and no share of preferred stock issued and outstanding. We will have           shares of preferred stock designated as Series A Convertible Preferred Stock. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.
Common Stock
Dividend Rights
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. See “Dividend Policy.”
Voting Rights
Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our fourth amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.
Liquidation
In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Listing
Our common stock is listed on The NASDAQ Capital Market under the symbol “PZRX”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. Its address is 2469 Fort Union Blvd #214, Cottonwood Heights, Utah 84121, and its telephone number is (801) 274-1088.

Preferred Stock
Pursuant to our fourth amended and restated certificate of incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock. Our fourth amended and restated certificate of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares in one or more classes or series, to establish from time to time the number of shares to be included in each class or series and to fix the rights, preferences and privileges of the shares of each wholly unissued class or series and any of its qualifications, limitations or restrictions. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may decrease the market price of our common stock.
Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions. Once designated by our board of directors, each series of preferred stock may have specific financial and other terms.
Series A Convertible Preferred Stock Being Issued in this Offering
The following summary of certain terms and provisions of the Preferred Stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of the Preferred Stock, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the certificate of designation of the Preferred Stock for a complete description of the terms and conditions of the Preferred Stock.
Conversion.   Preferred Stock is convertible into      shares of our common stock at any time at the option of the holder (subject to the beneficial ownership limitations as provided in the related certificate of designation of preferences), subject to adjustment as provided in the certificate of designation, at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.
Rank; Liquidation.   In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.
Dividend Rights.   Shares of Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by our board of directors. However, holders of our Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis, and without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors. We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provision.
Voting Rights.   The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

Failure to Deliver Conversion Shares.   If we fail to timely deliver shares of common stock upon conversion of the Preferred Stock (the “Conversion Shares”), within the time period specified in the Certificate of Designation (within three trading days after delivery of the notice of conversion, or any shorter standard settlement period in effect with respect to trading market on the date notice is delivered), and if the holder has not exercised its Buy-In rights as described below with respect to such shares, then we are obligated to pay to the holder, as liquidated damages, an amount equal to $50 per business day (increasing to $100 per business day after the third business day and $200 per business day after the tenth business day) for each $5,000 of the stated value of the Preferred Stock being converted which are not timely delivered. If we make such liquidated damages payments, we are not also obligated to make Buy-In payments with respect to the same Conversion Shares.
Compensation for Buy-In on Failure to Timely Deliver Shares.   If we fail to timely deliver the Conversion Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the Conversion Shares which the holder anticipated receiving upon such conversion or exercise (a “Buy-In”), then we are obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased, minus any amounts paid to the holder by us as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the aggregate number of shares of common stock the holder was entitled to receive from the conversion at issue times (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the holder, either reinstate the portion of the Preferred Stock equal to the number of shares of Preferred Stock submitted for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with its conversion and delivery obligations.
Fundamental Transaction.   If, at any time while the Preferred Stock is outstanding, (i) we, in one or more related transactions effects any merger or consolidation of us with or into another person, (ii) we effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) we complete any tender offer or exchange offer (whether by us or another person) pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then upon any subsequent conversion of the Preferred Stock, the holder will receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction (without regard to the beneficial ownership limitation) (the “Alternate Consideration”). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the Alternate Consideration it receives upon conversion of the Preferred Stock following such Fundamental Transaction.
Exchange Listing.   We do not plan on making an application to list the Preferred Stock on The NASADQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Our common stock issuable upon conversion of the Preferred Stock is listed on The NASDAQ Capital Market under the symbol “PZRX.”
Form.   Shares of Preferred Stock will be issued in certificated form.
Transfer Agent and Registrar.   The transfer agent and registrar for our Preferred Stock is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.

Warrants Being Issued in this Offering
The following is a brief summary of the material terms of the warrants offered pursuant to this prospectus and is subject in all respects to the provisions contained in the warrants, the form of which is filed as an exhibit to this prospectus. You should review a copy of the form of warrant for the complete description of the terms and conditions of the warrants being issued in this offering.
Exercisability.   The warrants are exercisable at any time after the date of issuance, and at any time up to 11:59 p.m., New York time, on the date that is                    after the date on which such warrants were issued, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.
Fractional Shares.   No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Exercise Limitation.   A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.
Cashless Exercise.   At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may, at its option, exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.
Exercise Price; Anti-Dilution.   The assumed initial exercise price per share of common stock purchasable upon exercise of the warrants is $       per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.
Transferability.   Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market may not ever develop.
Exchange Listing.   We do not plan on making an application to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Our common stock underlying the warrants is listed on The NASDAQ Capital Market.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction each holder may, at its option, at any time concurrently with, or within 30 days after, the consummation of such fundamental transaction, cause us to purchase the unexercised portion of the warrants at an amount of cash equal to the Black-Scholes value of such warrants on the date of the consummation of such fundamental transaction; provided, however, such holder may not require us or our successor entity to purchase the warrant for the Black-Scholes value solely in connection with a fundamental transaction that is (i) not approved by our board of directors and (ii) not within our control.
Rights as a Stockholder.   Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

We, with the consent of the warrant holders holding all of the then outstanding warrants, may increase the exercise price, shorten the expiration date and amend all other warrant terms. We may lower the exercise price or extend the expiration date without the consent of investors.
Options
As of March 31, 2017, we had options to purchase 684,439 shares of our common stock outstanding pursuant to the 2006 Plan with exercise prices ranging from $0.0020 to $2.6640 per share, with an approximate weighted average exercise price of  $1.25 per share. As of March 31, 2017, we had options to purchase 1,279,034 shares of our common stock outstanding pursuant to the 2016 Plan with exercise prices ranging from $1.45 to $5.08 per share, with an approximate weighted average exercise price of  $3.86 per share.
Warrants
As of March 31, 2017, we had outstanding warrants to purchase 77,133 shares of common stock with a weighted average exercise price of  $5.54.
Registration Rights
We are party to a second amended and restated investors’ rights agreement, dated as of November 17, 2014, pursuant to which certain holders of our common stock, including Dr. Johnson, Dr. Gillis, Foundation BioVentures LLC, which is an affiliate of Dr. Overell, and all of the holders of more than 5% of our capital stock other than Alexandria Equities, LLC, are entitled to the registration rights set forth below with respect to registration of the resale of such shares of common stock under the Securities Act of 1933, as amended. The registration rights set forth in the second amended and restated investors’ rights agreement will expire on the earlier of  (i) such date, on or after the closing of our May 2016 initial public offering, on which all shares of registrable securities may immediately be sold under Rule 144 of the Securities Act of 1933, as amended, during any 90 day period, (ii) four years after the closing of our May 2016 initial public offering and (iii) upon termination of the agreement. We will pay the registration expenses (other than underwriting discounts, sales commissions, stock transfer taxes and fees and disbursements of counsel for any such holder of registrable securities other than one special counsel for the holders) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the underwriters may, subject to specified conditions, limit the number of shares such holders may include.
Demand Registration Rights
At any time beginning 180 days after May 17, 2016, upon the written request of the holders of the registrable securities who in the aggregate hold not less than 20% of the voting power of the outstanding registrable securities that we file a registration statement under the Securities Act of 1933, as amended, covering the registration of the registrable securities, we will be obligated to notify all holders of registrable securities of such request and to use our commercially reasonable efforts to register all registrable securities that holders may request to be registered. We are not required to effect more than two registration statements which are declared or ordered effective and pursuant to which securities have been sold and withdrawn registrations. If we determine that it would be materially detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any 12-month period, for a period of up to 60 days.
Piggyback Registration Rights
If we propose to register any of our securities under the Securities Act of 1933, as amended, holders of registration rights will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. The underwriters of any underwritten offering may, subject to specified conditions, limit the number of shares having registration rights to be included in the registration statement, but not below 25% of the total value of securities included in such registration statement, subject to certain exceptions.

S-3 Registration Rights
At any time beginning 180 days after May 17, 2016, we are obligated to use our commercially reasonable efforts to qualify for registration on Form S-3. After we become eligible to file a registration statement on Form S-3, holders of registrable securities will have the right to demand that we register the offer and sale of their shares on a registration statement on Form S-3, so long as the request covers securities the anticipated aggregate price to the public of at least $1 million, subject to specified exceptions, conditions and limitations. However, we will not be required to effect a registration on Form S-3 if we have effected one such registration within the 12-month period preceding the date of the request. Additionally, if we determine that it would be materially detrimental to us and our stockholders to effect such a registration, we have the right to defer such registration, not more than twice in any 12-month period, for a period of up to 60 days.
Other Warrants
In connection with the Hercules loan, we issued to Hercules, as the sole lender, a warrant to purchase up to 63,000 shares of common stock at an exercise price of  $5.00 per share. The warrant may be exercised either for cash or on a cashless “net exercise” basis. The warrant is immediately exercisable and expires on June 7, 2021.
Anti-Takeover Effects of Our Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our fourth amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Authorized but Unissued Capital Stock
We have authorized but unissued shares of preferred stock and common stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.
Limits on Stockholder Action by Majority Written Consent or Call a Special Meeting
Our fourth amended and restated certificate of incorporation provides that our stockholders will not be able to elect or remove directors by majority written consent. This limit on the stockholder action to elect or remove directors by majority written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to elect or remove directors without holding a meeting of stockholders called in accordance with the bylaws.
In addition, our amended and restated bylaws provides that special meetings of the stockholders may be called only by the affirmative vote of a majority of the whole board, chairperson of the board, the chief executive officer or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.
Limitation on Liability and Indemnification Matters
Our fourth amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which the director derived an improper personal benefit.

Our fourth amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our fourth amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Choice of Forum
Our fourth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action or proceeding asserting a breach of fiduciary duty owed by any director or officer to us or our stockholders, any action or proceeding asserting a claim against us arising pursuant to the Delaware General Corporation Law or our fourth amended and restated certificate of incorporation or amended and restated bylaws or any action or proceeding asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that these types of provisions to be inapplicable or unenforceable.

PLAN OF DISTRIBUTION
Pursuant to an engagement agreement, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.
Only certain institutional investors purchasing the securities offered hereby will execute a securities purchase agreement with us, providing such investors with certain representations, warranties and covenants from us, which representations, warranties and covenants will not be available to other investors who will not execute a securities purchase agreement in connection with the purchase of the securities offered pursuant to this prospectus. Therefore, those investors shall rely solely on this prospectus in connection with the purchase of securities in the offering.
We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about            , 2017.
We have agreed to pay the placement agent a total cash fee equal to 8.0% of the gross proceeds of this offering. In addition, we have agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of  $35,000 and reimbursement for the placement agent’s legal fees and expenses in the amount of up to $100,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $          .
We have agreed to issue to the placement agent warrants to purchase a number of shares of common stock equal to 8.0% of the offering gross proceeds raised in this offering divided by the offering price per share of common stock and associated warrant, at an exercise price of  $     per share (which represents 125% of the offering price per share of common stock and associated warrant). The placement agent warrants will have substantially the same terms as the warrants being sold in this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.
We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act of 1933, as amended, and Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934, as amended. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Securities Exchange Act of 1934, as amended, until it has completed its participation in the distribution.

Lock-Up
Pursuant to the terms of the securities purchase agreement, our officers and directors have agreed, subject to certain exceptions, from the date of this prospectus until 90 days after the closing of this offering, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any common stock or common stock equivalents, or establish or otherwise enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the shares owned by the officers and directors.
Determination of offering price
The terms of this offering were determined by us and the Placement Agent based on market conditions at the time of pricing. Factors considered in determining the terms of this offering include the history and prospects of the company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Listing
Our common stock is listed on The NASDAQ Capital Market under the symbol “PZRX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.
Other Relationships
From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS
The validity of the shares offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agent by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.
EXPERTS
Peterson Sullivan LLP, our independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2015 and 2016, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2016, as set forth in their report dated March 27, 2017, which is incorporated by reference herein, which report expresses an unqualified opinion. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference room facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549. Copies of these materials can be obtained from the Public Reference Room of the Securities and Exchange Commission at prescribed rates, or accessed at the Securities and Exchange Commission’s website at www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.
We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Our periodic reports and other information filed with or furnished to the Securities and Exchange Commission are available, free of charge, through our website at www.phaserx.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Securities and Exchange Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission, or you can review these documents on the Securities and Exchange Commission’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below, which we have already filed with the Securities and Exchange Commission, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, except as to any portion of any future report or document that is not deemed filed under such provisions, prior to the termination of the offering:
•
Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 27, 2017;

•
Our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the Securities and Exchange Commission on May 12, 2017;

•
Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2017; and

•
Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 6, 2017, and May 26, 2017 (in each case, except for information contained therein which is furnished rather than filed).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
PhaseRx, Inc.
410 West Harrison Street
Suite 300
Seattle, WA 98119
Attention: Helen Tsui, Senior Vice President of Finance and Secretary
Telephone: (206) 805-6300
Email: info@phaserx.com
You may also access the documents incorporated by reference in this prospectus through our website at www.phaserx.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to           of
Common Stock,
Warrants to Purchase Common Stock
(      Shares of Common Stock Underlying the Warrants)
and
Series A Convertible Preferred Stock
(       Shares of Common Stock Underlying the Series A Convertible Preferred Stock)

PROSPECTUS

H.C. Wainwright & Co.
               , 2017

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses, other than placement agent fees and expenses, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NASDAQ listing fee.
Securities and Exchange Commission Registration Fee		$1,738.50
FINRA Filing Fee	$	*
NASDAQ listing fee	$	*
Accountants’ fees and expenses	$	*
Legal fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Miscellaneous	$	*
Total	$	*

*
To be provided by amendment.

ITEM 14.   Indemnification of Directors and Officers
Our fourth amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. Our fourth amended and restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our fourth amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.
We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
See also the undertakings set out in response to Item 17 herein.
ITEM 15.   Recent Sales of Unregistered Securities
The share and per share amounts set forth below reflect the 1-for-10.656096 reverse stock split of our outstanding shares of common stock on May 17, 2016.

In the three years preceding the filing of this registration statement, we have issued and sold the following securities that were not registered under the Securities Act of 1933, as amended:
In February 2015, five accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) exercised warrants to purchase a total of 93,844 shares of common stock at an exercise price of $0.11 per share. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.
On April 29, 2015, we issued to four accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) convertible promissory notes having an aggregate principal amount of  $825,000, plus seven-year warrants having an aggregate warrant coverage amount (as defined in such warrants) of $123,750 to purchase shares of our capital stock, for aggregate cash proceeds of  $825,008.25. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.
On June 17, 2015 and August 4, 2015, in two separate closings, we issued to four accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) convertible promissory notes having an aggregate principal amount of  $1.65 million, plus seven-year warrants having an aggregate warrant coverage amount (as defined in such warrants) of  $247,500 to purchase shares of our capital stock, for aggregate cash proceeds of  $1,650,016.50. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.
On October 1, 2015, we issued to two accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) convertible promissory notes having an aggregate principal amount of  $1.2 million, plus seven-year warrants having an aggregate warrant coverage amount (as defined in such warrants) of  $180,000 to purchase shares of our capital stock, for aggregate cash proceeds of  $1,200,012.00. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.
On October 30, 2015, Maher Qabar exercised options to purchase 1,780 shares of common stock at an exercise price of  $0.11 per share. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.
On December 11, 2015, we issued a promissory note to Titan Multi-Strategy Fund I, LTD. in exchange for $500,000. On December 21, 2015, we entered into a loan and security agreement with 17 investors, which was subsequently amended on April 6, 2016, pursuant to which Titan Multi-Strategy Fund I, LTD. converted its note and certain investors made new term loans to us in the aggregate principal amount of $4.0 million. The term loans closed on December 21, 2015, and we received from the escrow agent net proceeds of approximately $3.2 million, after deducting certain fees and expenses. The entire outstanding principal amount of the term loans together with all accrued and unpaid interest thereon converted into shares of our common stock upon the closing of our May 2016 initial public offering. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.
On March 8, 2016, Geoffrey Davis, a consultant, exercised options to purchase 1,968 shares of common stock at an exercise price of  $0.0405 per share. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.
On June 7, 2016, we issued to Hercules Technology III, L.P. a warrant to purchase up to 63,000 shares of common stock at an exercise price of  $5.00 per share. In the event that any additional term loans are made to us during the draw period under the June 2016 loan agreement, the warrant will be exercisable for up to an additional number of shares of common stock equal to (i) $105,000 divided by (ii) the volume-weighted average daily price for a share of common stock for the 30 consecutive trading days ending on the trading day immediately preceding the date on which the warrant becomes exercisable for such additional shares. The warrant may be exercised either for cash or on a cashless “net exercise” basis. The warrant is immediately exercisable and expires on June 7, 2021. The issuances of the term loan and the warrant were exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.
ITEM 16.   Exhibits and Financial Statement Schedules
A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.
ITEM 17.   Undertakings
a.
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

e.
The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 21, 2017.
PhaseRx, Inc.
By: /s/ Robert W. Overell Name: Robert W. Overell, Ph.D. Title: Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Robert W. Overell, Ph.D., with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert W. Overell Robert W. Overell, Ph.D.	Chief Executive Officer, President and Director (principal executive officer and principal financial officer)	June 21, 2017
/s/ Shing-Yin Tsui Shing-Yin (Helen) Tsui	Senior Vice President of Finance and Secretary (principal accounting officer)	June 21, 2017
/s/ Steven Gillis Steven Gillis, Ph.D.	Director, Chairman of the Board	June 21, 2017
/s/ Peggy V. Phillips Peggy V. Phillips	Director	June 21, 2017
/s/ Brian G. Atwood Brian G. Atwood	Director	June 21, 2017
/s/ John A. Schmidt, Jr. John A. Schmidt, Jr., M.D.	Director	June 21, 2017
/s/ Paul H. Johnson Paul H. Johnson, Ph.D.	Director	June 21, 2017
/s/ Michelle Griffin Michelle Griffin	Director	June 21, 2017

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
3.1	Fourth amended and Restated Certificate of Incorporation, as presently in effect (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016)
3.3*	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 2, 2016)
4.2	PhaseRx, Inc. Second Amended and Restated Investors’ Rights Agreement, dated November 17, 2014, by and among PhaseRx, Inc. by and among PhaseRx, Inc., Series A Investors listed on Exhibit A thereto, Series A-1 Investor listed on Exhibit A-1 thereto and the Founders listed on Exhibit B thereto (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
4.3*	Form of Warrant
4.4*	Form of Placement Agent’s Warrant
5.1*	Opinion of Haynes and Boone, LLP
10.1†	Second Amended and Restated Exclusive Patent License Agreement, dated February 9, 2016, by and between PhaseRx, Inc. and the University of Washington (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.2†	Amended and Restated RAFT Non-Exclusive License Agreement, dated as of on January 22, 2016, by and between Commonwealth Scientific and Industrial Research Organisation and PhaseRx, Inc. (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.3	Lease Agreement, dated February 9, 2010, between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 Elliott, Seattle, Washington (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.4	First Amendment to Lease Agreement, dated October 1, 2014, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 Elliott, Seattle, Washington (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.5	Second Amendment to Lease, dated May 21, 2015, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 Elliott, Seattle, Washington (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.6	Third Amendment to Lease, dated September 8, 2015, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 Elliott, Seattle, Washington (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)

Exhibit No.	Description of Exhibit
10.7	Lease Agreement, dated February 9, 2010, between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.8	First Amendment to Lease, dated July 1, 2010, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.9	Second Amendment to Lease, dated April 4, 2011, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.10	Third Amendment to Lease, dated October 1, 2014, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.11	Fourth Amendment to Lease, dated May 21, 2015, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.12	Fifth Amendment to Lease, dated September 8, 2015, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.13∞	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.14∞	PhaseRx, Inc. 2006 Stock Plan, as amended and restated on June 13, 2014 (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.15∞	First Amendment to the PhaseRx, Inc. 2006 Stock Plan, dated as of February 8, 2016 (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.16∞	Form of Stock Option Agreement under the PhaseRx, Inc. 2006 Stock Plan (incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.17∞	PhaseRx, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2016)
10.18∞	Form of Nonqualified Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.19∞	Form of Incentive Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)

Exhibit No.	Description of Exhibit
10.20∞	Employment Offer Letter Agreement, dated August 17, 2009, between PhaseRx, Inc. and Robert W. Overell, Ph.D. (incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.21∞	Employment Offer Letter Agreement, dated December 17, 2013, between PhaseRx, Inc. and Michael Houston, Ph.D. (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.22∞	Amendment to Employment Offer Letter Agreement, dated August 15, 2014, between PhaseRx, Inc. and Michael Houston, Ph.D. (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.23∞	Employment Offer Letter Agreement, dated December 21, 2015, between PhaseRx, Inc. and Helen Tsui (incorporated by reference to Exhibit 10.23 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.24∞	Consulting Agreement, dated July 2, 2013, between PhaseRx, Inc. and Paul H. Johnson, Ph.D. (incorporated by reference to Exhibit 10.24 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.25∞	Amendment to Amended and Restated Consulting Agreement, dated January 2, 2014, between PhaseRx, Inc. and Paul H. Johnson, Ph.D. (incorporated by reference to Exhibit 10.25 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.26∞	Amendment No. 2 to Consulting Agreement, dated February 10, 2016, between PhaseRx, Inc. and Paul H. Johnson, Ph.D. (incorporated by reference to Exhibit 10.26 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.27∞	Consulting Agreement, dated November 1, 2010, between PhaseRx, Inc. and John A. Schmidt, Jr., M.D. LLC (incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.28∞	Amendment to Amended and Restated Consulting Agreement, dated June 1, 2011, between PhaseRx, Inc. and John A. Schmidt, Jr., M.D. LLC (incorporated by reference to Exhibit 10.28 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.29∞	Amendment No. 2 to Amended and Restated Consulting Agreement, dated April 1, 2012, between PhaseRx, Inc. and John A. Schmidt, Jr., M.D. LLC (incorporated by reference to Exhibit 10.29 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.30∞	Amendment No. 3 to Consulting Agreement, dated February 10, 2016, between PhaseRx, Inc. and John A. Schmidt, Jr., M.D. LLC (incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.31∞	Amendment to Amended and Restated Offer Letter Agreement, dated as of March 13, 2016, between PhaseRx, Inc. and Robert W. Overell, Ph.D. (incorporated by reference to Exhibit 10.33 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.32	Fourth Amendment to Lease, dated February 23, 2016, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 Elliott, Seattle, Washington (incorporated by reference to Exhibit 10.34 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)

Exhibit No.	Description of Exhibit
10.33	Sixth Amendment to Lease, dated February 23, 2016, by and between ARE-SEATTLE NO. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.35 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 18, 2016)
10.34	Loan and Security Agreement, dated June 7, 2016, by and among PhaseRx, Inc. and each of its qualified subsidiaries, the several banks and other financial institutions or entities from time to time parties thereto, and Hercules Capital, Inc. in its capacity as administrative agent for itself and the lenders (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016)
10.35	Warrant Agreement, dated June 7, 2016 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016)
10.36∞	Form of Amendment to Incentive Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan, for grants made prior to June 30, 2016 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.37∞	Form of Amendment to Director Nonqualified Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan, for grants made prior to June 30, 2016 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.38∞	Form of Amendment to Employee Nonqualified Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan, for grants made prior to June 30, 2016 (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.39∞	Form of Incentive Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan, effective as of June 30, 2016 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.40∞	Form of Employee Nonqualified Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan effective as of June 30, 2016 (incorporated by reference to Exhibit 10.8 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.41∞	Form of Director Nonqualified Stock Option Agreement under the PhaseRx, Inc. 2016 Long-Term Incentive Plan effective as of June 30, 2016 (incorporated by reference to Exhibit 10.9 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.42∞	Amendment No. 3 to Consulting Agreement dated June 30, 2016, between PhaseRx, Inc. and Paul H. Johnson, Ph. D. (incorporated by reference to Exhibit 10.10 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2016)
10.43	Seventh amendment to Lease, dated September 27, 2016, by and between ARE-SEATTLE No. 10, LLC and PhaseRx, Inc., for 410 W. Harrison, Seattle, Washington (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2016)
10.44	Fifth amendment to Lease, dated September 27, 2016, by and between ARE-SEATTLE No. 10 LLC and PhaseRx, Inc., for 410 Elliott, Seattle, Washington (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2016)

Exhibit No.	Description of Exhibit
10.45∞	First Amendment to the PhaseRx, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2017)
10.46*	Engagement Letter, dated June 14, 2017, by and between PhaseRx, Inc. and H.C. Wainwright & Co., LLC
10.47*	Form of Securities Purchase Agreement
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 27, 2017)
23.1	Consent of Peterson Sullivan LLP, an Independent Registered Public Accounting Firm.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

*
To be filed by amendment

∞
Denotes management compensation plan or contract.

†
Confidential treatment has been requested for certain provisions omitted from this Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended. The omitted information has been filed separately with the Securities and Exchange Commission.